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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-31980

PROSPECTUS SUPPLEMENT
(To Prospectus Dated August 8, 2000)

US$600,000,000

The Bear Stearns Companies Inc.

7.80% Global Notes due 2007

Offered through DAiSSSM, a proprietary system of Bear, Stearns & Co. Inc.

Set forth below is a summary of the terms of the Notes offered by this prospectus supplement and the accompanying prospectus. For more detail, see "Description of the Notes."

•	Global Offering We are offering the Notes in the United States and in parts of Europe and Asia where it is legal to offer the Notes.
•	Allocation of Notes
The Underwriters intend to sell the amount of Notes to the bidders who participate in the DAiSSSM (Dutch Auction internet Syndication SystemSM) auction in accordance with the DAiSSSM auction allocation rules. See Appendix A for the DAiSSSM auction rules.
•	Interest and Pricing
The interest rate for the Notes was established through the DAiSSSM auction bidding procedure. The interest rate for the Notes was rounded down to the nearest .05 of 1%. The purchase price for the Notes was set at a discount to par so as to adjust for such rounding. Interest will be paid every six months on February 15 and August 15.
•	Maturity The Notes will mature on August 15, 2007.
•	Ranking The Notes will be our unsecured senior debt and will rank equally with all of our other unsecured and unsubordinated debt.
•	Redemption The Notes are only redeemable prior to maturity if certain events involving US taxation occur.
•	No Sinking Fund The Notes will not be subject to any sinking fund.
•	Book-Entry Notes The Notes will be represented by one or more global securities registered in the name of Cede & Co., as nominee of The Depository Trust Company.
•	Listing
We will make application to the Financial Services Authority in its capacity as competent authority under the Financial Services Act 1986 for the Notes to be admitted to the official list of the UK Listing Authority and to the London Stock Exchange Limited for such Notes to be admitted to trading on the London Stock Exchange's market for listed securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Note	Total
Initial public offering price	99.866%	$599,196,000
Underwriting discount	0.400%	$2,400,000
Proceeds, before expenses, to us	99.466%	$596,796,000

Bear, Stearns & Co. Inc. is the Global Coordinator for the offering of the Notes. Bear, Stearns International Limited is the International Coordinator for all Notes to be sold to purchasers in Europe. The Underwriters expect to deliver the Notes in book-entry form only through the facilities of The Depository Trust Company, Clearstream Banking, Société anonyme and Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system against payment on or about August 17, 2000.

After this offering is complete, the Underwriters may use this prospectus supplement and the accompanying prospectus in connection with market-making transactions at negotiated prices related to the prevailing market prices at the time of sale. The Underwriters may act as principal or agent in these transactions.

Bear, Stearns & Co. Inc.

Bear, Stearns International Limited

ABN AMRO	Banc of America Securities LLC
Banc One Capital Markets, Inc.	Barclays Capital
Dresdner Kleinwort Benson	ING Barings/BBL
Wachovia Securities, Inc.	UBS Warburg LLC

The date of this prospectus supplement is August 10, 2000

    Pricing and allocation of the Notes was established through DAiSSSM (Dutch Auction internet Syndication SystemSM). DAiSSSM is a rules-based, proprietary, single-priced, modified Dutch Auction syndication system, developed by Bear Stearns for the pricing and allocation of securities. DAiSSSM allows bidders to directly participate in the pricing of the Notes, through Internet access to an auction site, by submitting conditional offers to buy that are subject to acceptance by the Underwriters and us. These bids may directly affect the price at which the Notes are sold by the Underwriters to the bidders. The final offering price at which the Notes will be sold and the allocation of the Notes by the Underwriters among bidders was based on the results of the DAiSSSM auction. The DAiSSSM auction rules are contained in Appendix A. This prospectus supplement sets forth the final price of the Notes and other information regarding the underwriting arrangements following completion of the DAiSSSM auction.

    Information regarding the anticipated range of the public offering price of the Notes, minimum admissible bids, maximum clearing bid, maximum quantity restrictions and other specific rules governing the auction process was contained in the term sheet and the auction rules made available to participating bidders in the offering cul-de-sac on the DAiSSSM auction site. In order to participate in the DAiSSSM auction, each bidder must complete certain jurisdictional eligibility certifications and comply with specified auction registration and document review procedures. Upon approval of a particular bidder's registration, bidders were permitted access to various screens on the DAiSSSM auction site in order to participate in the DAiSSSM auction. Copies of each of the term sheet and the forms of DAiSSSM home page, official documents screen and cash bid, bid assist and bid monitor screens available to participating bidders at the start of the DAiSSSM auction are attached to this prospectus supplement as Appendices B, C, D, E, F and G respectively.

    Copies of the final bid monitor screen displaying the final clearing spread and a bidding status report summarizing the bidding during the DAiSSSM auction at 15-minute intervals are attached to this prospectus supplement as Appendices H and I, respectively.

    Offers and sales of the Notes are subject to restrictions in certain jurisdictions. In particular, there are restrictions on the distribution of this prospectus supplement and the accompanying prospectus and the offer or sale of the Notes in the United Kingdom, and details of these restrictions are set out in "Underwriting" in this prospectus supplement. The distribution of this prospectus supplement and the accompanying prospectus and the offer or sale of the Notes in certain other jurisdictions may be restricted by law. Persons who come into possession of this prospectus supplement and the accompanying prospectus or any Notes must inform themselves about and observe any applicable restrictions on the distribution of this prospectus supplement and the accompanying prospectus and the offer and sale of the Notes.

    We accept responsibility for the information contained in this prospectus supplement and the accompanying prospectus. To the best of our knowledge and belief (having taken all reasonable care to ensure that such is the case) the information contained in this prospectus supplement and the accompanying prospectus is in accordance with the facts and does not omit anything likely to affect the import of the information.

    You must read this prospectus supplement and the accompanying prospectus as one along with all the documents which are deemed to be incorporated in this prospectus supplement and the accompanying prospectus by reference (see "Where You Can Find More Information"). This prospectus supplement and the accompanying prospectus must be read and construed on the basis that the incorporated documents are so incorporated and form part of this document, except as specified in this document.

    We have not authorized any person to give any information or represent anything not contained in this prospectus supplement and the accompanying prospectus. You must not rely on any unauthorized information.

    In order to facilitate the offering of the Notes, Bear Stearns, in its capacity as Global Coordinator of the offering of the Notes, may over-allot or effect transactions which stabilize or maintain the market price of the Notes at a level which might not otherwise prevail in the open market. Specifically, Bear Stearns, on behalf of the Underwriters, may over-allot or otherwise create a short position in the Notes for the account of the Underwriters by selling more Notes than have been sold to them by us. Bear Stearns, on behalf of the Underwriters, may elect to cover any such short position by purchasing Notes in the open market. In addition, Bear Stearns, on behalf of the Underwriters, may stabilize or maintain the price of the Notes by bidding for or purchasing Notes in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker- dealers participating in the offering are reclaimed if Notes previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the Notes at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the Notes to the extent that it discourages resales of Notes. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such transactions, if commenced, may be discontinued at any time.

FORWARD-LOOKING STATEMENTS

    This prospectus supplement and the accompanying prospectus include and incorporate by reference "forward-looking statements" within the meaning of the securities laws. All statements regarding our expected financial position, business and financing plans are forward-looking statements. Forward-looking statements also include representations of our expectations or beliefs concerning future events that involve risks and uncertainties, including those associated with the effect of international, national and regional economic conditions and the performance of Bear Stearns' and BSSC's products within the prevailing economic environment. Although we believe that the expectations reflected in those forward-looking statements are reasonable, those expectations may prove to be incorrect. Cautionary statements describing important factors that could cause actual results to differ materially from our expectations are disclosed in this prospectus supplement along with the forward-looking statements included or incorporated by reference in this prospectus supplement and the accompanying prospectus. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by such cautionary statements. These forward-looking statements speak only as of the date of the document in which they are made. We disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based.

CERTAIN DEFINITIONS

    Unless otherwise stated in this prospectus supplement:

  •
  the "Company," "we," "us" and "our" refer to The Bear Stearns Companies Inc. and its subsidiaries;

  •
  "Bear Stearns" refers to Bear, Stearns & Co. Inc.;

  •
  "BSSC" refers to Bear, Stearns Securities Corp.;

  •
  "BSIL" refers to Bear, Stearns International Limited; and

  •
  "DAiSSSM" refers to Dutch Auction internet Syndication SystemSM;

  •
  "US dollars," "dollars," "US $" and "$" refer to the lawful currency of the United States of America.

    Other capitalized terms that are used but not defined in this prospectus supplement have the meanings given to them in the accompanying prospectus.

    Bear Stearns, BSSC and BSIL are subsidiaries of The Bear Stearns Companies Inc.

WHERE YOU CAN FIND MORE INFORMATION

    We file annual and quarterly reports, proxy statements and other information required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Securities and Exchange Commission (the "SEC"). You may read and copy any document we file at the SEC's public reference rooms located at 450 Fifth Street, N.W., Washington, D.C. 20549, at Seven World Trade Center, 13th Floor, New York, New York 10048, U.S.A. and at Northwest Atrium Center, 5000 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, U.S.A. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. Copies of these reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, U.S.A.

    The SEC allows us to "incorporate by reference" the information that we file with them, which means that we can disclose important information to you by referring you to the other information we have filed with the SEC. The information that we incorporate by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information.

    The following documents filed by us with the SEC pursuant to Section 13 of the Exchange Act (File No. 1-8989) and any future filings under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act made before the termination of the offering of the Notes are incorporated by reference:

  (i)
  the Annual Report on Form 10-K (including the portions of the Company's Annual Report to Stockholders and Proxy Statement incorporated by reference therein) for the fiscal year ended June 30, 1999;

  (ii)
  the Quarterly Reports on Form 10-Q for the quarters ended September 24, 1999, December 31, 1999, February 25, 2000 and May 26, 2000 and the Transition Report on Form 10-Q for the five-month period ended November 26, 1999 and the Quarterly Report on Form 10-Q/A for the quarter ended December 31, 1999; and

  (iii)
  the Current Reports on Form 8-K dated July 21, 1999, July 22, 1999, August 5, 1999, August 9, 1999, October 13, 1999, October 29, 1999, December 1, 1999, January 19, 2000, January 25, 2000, March 15, 2000, March 17, 2000, March 22, 2000, April 6, 2000, May 17, 2000, June 14, 2000 and July 14, 2000.

    We will provide to you without charge, a copy of any or all documents incorporated by reference into this prospectus supplement except the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). You may request copies by writing or telephoning us at the Corporate Communications Department, The Bear Stearns Companies Inc., 245 Park Avenue, New York, New York 10167, U.S.A.; telephone number (212) 272-2000. In addition, once the Notes are admitted to the Official List of the UK Listing Authority (as defined below), these documents will be available from BSIL in its capacity as listing agent for the Notes at its principal office at One Canada Square, London E14 5AD, England.

SUMMARY OF THE OFFERING

Issuer	The Bear Stearns Companies Inc.
Securities Offered	US $600,000,000 aggregate principal amount of 7.80% Global Notes due 2007. The interest rate for the Notes was established through DAiSSSM (Dutch Auction internet Syndication SystemSM).
Specified Currency	The Notes will be denominated in US dollars and all payments on the Notes will be made in US dollars.
Establishment of Offering Price Through DAiSSSM	Pricing and allocation of the Notes was established through DAiSSSM. DAiSSSM is a rules-based, proprietary, single-priced, modified Dutch Auction syndication system designed to facilitate the direct participation of the ultimate purchasers of the Notes from the Underwriters in the pricing and allocation of securities. DAiSSSM allows bidders to directly participate in the pricing of the Notes, through Internet access to an auction site, by submitting conditional offers to buy that are subject to acceptance by the Underwriters and us. These bids may directly affect the price at which the Notes are sold. The final offering price at which the Notes will be sold and the allocation of the Notes by the Underwriters among participating bidders was based on the results of the DAiSSSM auction.
The public offering price for the Notes was based on the rate reported at the close of the DAiSSSM auction for 6 1/8% U.S. Treasury Notes due August 15, 2007, as reported on page BSET 6 (Bear Stearns Electronic Trading) on Bloomberg L.P. The interest rate determined through the DAiSSSM auction bidding procedure was rounded down to the nearest .05% of 1%. The purchase price of the Notes was set at a discount to par so as to adjust for such rounding. Additional information regarding pricing of the Notes, including minimum admissible bids and maximum quantity restrictions, is contained in the term sheet. The term sheet was available to participating bidders in the offering cul-de-sac on the DAiSSSM auction site and is attached to this prospectus supplement as Appendix B.
If bids in an amount equal to the aggregate amount of Notes offered had not been received at the close of the regular auction period in the DAiSSSM auction, Bear Stearns had the option to consult with us and submit a bid at the maximum clearing spread in an amount to bring the total amount bid to the aggregate amount of the offering. See "Underwriting" below.

Participation in the DAiSSSM auction is subject to specific rules and procedures. These procedures, including how to bid, how to change a bid, how the offering will be allocated and other mechanical and legal aspects of participating in the DAiSSSM auction, are contained in the auction rules. The DAiSSSM auction rules were available to participating bidders in the offering cul-de-sac on the DAiSSSM auction site and are attached to this prospectus supplement as Appendix A. You should review the auction rules for a more detailed description of the offering procedures.
Date of Original Issuance (Settlement Date)	August 17, 2000.
Maturity Date	August 15, 2007.
Interest Payment Dates	February 15 and August 15 in each year, beginning February 15, 2001.
Ranking	The Notes will be unsecured and will rank equally with all our other unsecured and unsubordinated debt. Because we are a holding company, the Notes will be effectively subordinated to the claims of creditors of our subsidiaries with respect to their assets. At June 30, 2000:
• we had outstanding (on an unconsolidated basis) approximately $41.3 billion of debt and other obligations, including approximately $40.2 billion of senior debt, none of which is secured; and
• our subsidiaries had outstanding (after
       consolidation and eliminations) approximately
       $146.2 billion of debt and other obligations (including
       $77.9 billion related to securities sold under
       repurchase agreements, $40.5 billion related to
       payables to customers, $19.9 billion related to financial
       instruments sold, but not yet purchased,
       and $7.9 billion of other liabilities, including
$4.1 billion of debt).
Mandatory Redemption or Sinking Fund	None.
Optional Redemption	The Notes may only be redeemed prior to maturity if certain events involving US taxation occur. See "Redemption Upon Certain Tax Events" below.

Payment of Additional Amounts	Subject to the various exceptions and limitations set forth in this prospectus supplement, we will pay as additional interest or, as the case may be, principal on the Notes all such additional amounts that are necessary in order that the net payment by us or a paying agent of the principal of and interest on the Notes to a person that is not a US Holder (as defined under "Certain US Federal Income Tax Considerations"), after deduction for any present or future tax, assessment or governmental charge of the United States or a political subdivision or taxing authority of the United States or in the United States, imposed by withholding with respect to the payment, will not be less than the amount provided in the Notes to be then due and payable. See "Description of the Notes—Payment of Additional Amounts" below.
Redemption Upon Certain Tax Events	If (a) as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated under those laws) of the United States (or any political subdivision or taxing authority of the United States or in the United States), or any change in, or amendments to, the official position regarding the application or interpretation of these laws, regulations or rulings, which is announced or becomes effective on or after the date of this prospectus supplement, we become or will become obligated to pay additional amounts as described in this prospectus supplement under the heading "Description of the Notes—Payment of Additional Amounts" below or (b) any act is taken by a taxing authority of the United States on or after the date of this prospectus supplement, whether that act is taken with respect to us or any affiliate, that results in a substantial probability that we will or may be required to pay such additional amounts, then we may, at our option, redeem, in whole but not in part, the Notes on any interest payment date on not less than 30 nor more than 60 days' prior notice, at a redemption price equal to 100% of their principal amount, together with interest accrued on the Notes to the date fixed for redemption; provided that we determine, in our business judgment, that the obligation to pay such additional amounts cannot be avoided by the use of reasonable measures available to us, not including substitution of the obligor under the Notes. See "Description of the Notes—Redemption Upon Certain Tax Events" below.
Use of Proceeds	We will use the net proceeds before expenses from the sale of the Notes of approximately $596.8 million for general corporate purposes. These purposes may include additions to working capital, the repayment of short-term and long-term debt and making investments in or extending credit to our subsidiaries.

Book-Entry Form	The Notes will be issued only in book-entry form. This means that we will not issue certificates to you. Instead, the Notes will be issued in the form of one or more fully registered global securities, which will be deposited with a custodian. The Notes will be registered in the name of Cede & Co., as the nominee for The Depository Trust Company. You will not receive a definitive note representing your interest. This form will be referred to as "book-entry only." You may elect to hold your interests in the global securities through either The Depository Trust Company ("DTC") (in the United States) or Clearstream Banking, Société anonyme ("Clearstream Luxembourg") or Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system ("Euroclear") (in Europe). Interests will be held on behalf of the participants of Clearstream Luxembourg and Euroclear on the books of their respective depositaries. See "Description of Debt Securities—Global Securities" in the accompanying prospectus and "Description of the Notes—Book-Entry, Delivery and Form—Global Clearance and Settlement Procedures" below.
Events of Default	See "Description of Debt Securities—Events of Default" in the accompanying prospectus.
Limitation on Liens	See "Description of Debt Securities—Limitation on Liens" in the accompanying prospectus.
Listing	We will make application to the Financial Services Authority in its capacity as competent authority under the Financial Services Act 1986 (the "UK Listing Authority") for the Notes to be admitted to the official list of the UK Listing Authority (the "Official List") and to the London Stock Exchange Limited (the "London Stock Exchange") for such Notes to be admitted to trading on the London Stock Exchange's market for listed securities. We cannot guarantee that our application will be approved, and settlement of the Notes is not conditioned on obtaining the listing.
Governing Law	New York.
Selling Restrictions	There are selling restrictions for certain jurisdictions, including the United Kingdom. See "Underwriting" below.

RATIO OF EARNINGS TO FIXED CHARGES

    Our ratio of earnings to fixed charges was 1.3 for the six months ended May 26, 2000 and for the fiscal year ended June 30, 1999. The ratio was calculated by dividing the sum of the fixed charges into the sum of the earnings before taxes and fixed charges. Fixed charges for purposes of the ratio consist of interest expense and certain other immaterial expenses.

THE BEAR STEARNS COMPANIES INC.

    The Bear Stearns Companies Inc. is a holding company that, through its principal subsidiaries, Bear Stearns, BSSC and BSIL, is a leading investment banking, securities trading and brokerage firm serving corporations, governments and institutional and individual investors worldwide. Our business includes:

  •
  market-making and trading in US government, government agency, corporate debt and equity, mortgage-related, asset-backed and municipal securities;

  •
  trading in options, futures, foreign currencies, interest rate swaps and other derivative products;

  •
  securities and futures arbitrage;

  •
  securities, options and futures brokerage;

  •
  underwriting and distributing securities;

  •
  providing securities clearance services;

  •
  financing customer activities;

  •
  securities lending;

  •
  arranging for the private placement of securities;

  •
  assisting clients in mergers, acquisitions, restructurings and leveraged transactions;

  •
  providing other financial advisory services;

  •
  making principal investments in leveraged acquisitions;

  •
  acting as specialist on the floor of the New York Stock Exchange and the American Stock Exchange;

  •
  providing fiduciary and other services, such as real estate brokerage, investment management and investment advisory; and

  •
  financial market and securities research.

    We are incorporated in the State of Delaware. Our principal executive office is located at 245 Park Avenue, New York, New York 10167, USA, and our telephone number is (212) 272-2000. Our Internet address is http://www.bearstearns.com.

Directors of the Company

    The following table sets forth certain information (unless otherwise noted, as of September 8, 1999) concerning the directors of the Company.

Name	Age (as of May 26, 2000)	Principal Occupation and Directorships Held	Year First Elected to Serve as Director of the Company
James E. Cayne	66	President and Chief Executive Officer of the Company and Bear Stearns and member of the Executive Committee	1985
Carl D. Glickman	73	Private Investor; In the United States, Director, Lexington Capital Properties Trust and Office Max Inc.; In Israel, Director, Alliance Tire and Rubber Company (1992) Ltd. and The Jerusalem Economic Corporation Ltd.; Trustee, Cleveland State University	1985
Alan C. Greenberg	72	Chairman of the Board of the Company and Bear Stearns and Chairman of the Executive Committee	1985
Donald J. Harrington	54	President, St. John's University; Director, The Reserve Fund, Reserve Institutional Trust, Reserve Tax-Exempt Trust, Reserve New York Tax-Exempt Trust and Reserve Special Portfolios Trust	1993
William L. Mack	60	President and Senior Managing Partner, The Mack Organization; Founder and Managing Partner, The Apollo Real Estate Investment Funds; Chairman of the Board of Metropolis Realty Trust, Inc.; Director, Mack-Cali Realty Corporation, Koger Equity, Inc. and Vail Resorts, Inc.	1997
Frank T. Nickell	52	President and Chief Executive Officer of Kelso & Company; Director, Earle M. Jorgensen Company and Peebles Inc.	1993
Frederic V. Salerno	56	Senior Executive Vice President and CFO/Strategy and Business Development and Director of Bell Atlantic Corporation; Director, Avnet, Inc., KeySpan Energy Corp., The Hartford and Viacom, Inc.	1992
Alan D. Schwartz	50	Executive Vice President and Head of the Investment Banking Group of Bear Stearns; Director, Unique Casual Restaurants, Inc., Young & Rubicam, Inc.	1987	(1)
Warren J. Spector	42	Executive Vice President and Head of the Fixed Income Group of Bear Stearns	1990	(1)

Vincent Tese	57	Chairman and Director of Wireless Cable International Inc.; Director, Allied Waste Industries Inc., Angram, Inc., Bowne & Co., Inc., Cablevision International, Custodial Trust Co., Mack-Cali Realty Corp. and KeySpan Energy Corp.	1994
Fred Wilpon	63	Chairman of the Board of Directors of Sterling Equities, Inc.; Chairman of Executive Committee and Director of Pathogenesis Corporation; President and Chief Executive Officer of the New York Mets	1993

(1)
Did not serve as director during 1997 and 1998.

    Mr. Cayne has been Chief Executive Officer of the Company and Bear Stearns since July 1993. Mr. Cayne has been President of the Company for more than the past five years.

    Mr. Glickman has been a private investor for more than the past five years. Mr. Glickman is also currently Chairman of the Compensation Committee of the Board of Directors of the Company.

    Mr. Greenberg has been Chairman of the Board of the Company for more than the past five years.

    Father Harrington has been the President of St. John's University for more than the past five years.

    Mr. Mack has been President and Senior Managing Partner of The Mack Organization (a national owner, developer and investor in office and industrial buildings and other real estate) and a founder and Managing Partner of the Apollo Real Estate Investment Funds for more than the past five years. In 1997, Mr. Mack was appointed Chairman of the Executive Committee and Director of Mack-Cali Realty Corporation (a publicly traded real estate investment trust). Mr. Mack is Chairman of the Board of Metropolis Realty Trust, Inc. (the owner of high rise office buildings).

    Mr. Nickell has been President of Kelso & Company, a privately held merchant banking firm, for more than the past five years. Mr. Nickell was appointed Chief Executive Officer of Kelso & Company in 1998.

    Mr. Salerno is the Senior Executive Vice President and CFO/Strategy and Business Development of Bell Atlantic Corporation ("Bell Atlantic"). Prior to the merger of NYNEX Corp. ("NYNEX") and Bell Atlantic, Mr. Salerno was the Vice Chairman of the Board of NYNEX for more than the past five years. Mr. Salerno served as Chairman of the Board of the State University of New York from 1990 to 1996.

    Mr. Schwartz has been an Executive Vice President of Bear Stearns for more than the past five years. Prior to June 30, 1999, Mr. Schwartz was an Executive Vice President of the Company and a member of the Executive Committee for more than the past five years. Mr. Schwartz is responsible for all of the investment banking activities of Bear Stearns.

    Mr. Spector has been an Executive Vice President of Bear Stearns for more than the past five years. Prior to June 30, 1999, Mr. Spector was an Executive Vice President of the Company and a

member of the Executive Committee for more than the past five years. Mr. Spector is responsible for all of the fixed income activities of Bear Stearns.

    Mr. Tese has been Chairman of Wireless Cable International Inc. since April 1995. Mr. Tese was Chairman of Cross Country Wireless Inc. from October 1994 to July 1995 and was a corporate officer and a general partner of Cross Country Wireless Inc.'s predecessors, Cross Country Wireless Cable—I, L.P. and Cross Country Wireless Cable West, L.P., from 1990 until October 1994. Mr. Tese was the Director of Economic Development for the State of New York from June 1987 to December 1994. Mr. Tese is currently Chairman of the Audit Committee of the Board of Directors of the Company.

    Mr. Wilpon has been Chairman of the Board of Directors of Sterling Equities, Inc., a privately held entity, and certain affiliates thereof, which are primarily real estate development/owner management companies, for more than the past five years. Mr. Wilpon has also been President and Chief Executive Officer of the New York Mets baseball team for more than the past five years. Mr. Wilpon has been a Director of Pathogenesis Corporation, a publicly held bio-pharmaceutical company, for more than the past five years and currently serves as Chairman of its Executive Committee.

    There is no family relationship among any of the directors or executive officers.

    All directors hold office until our next Annual Meeting of Stockholders or until their successors have been duly elected and qualified. Officers serve at the discretion of the Board of Directors.

    The business address for each director is 245 Park Avenue, New York, New York 10167, USA.

USE OF PROCEEDS

    We will use the net proceeds before expenses from the sale of the Notes of approximately $596.8 million for general corporate purposes. These purposes may include additions to working capital, the repayment of short-term and long-term debt and making investments in or extending credit to our subsidiaries.

CAPITALIZATION

    The following table sets forth our consolidated capitalization as of May 26, 2000 and as adjusted to give effect to the offering of the Notes. It is important that you read the following information along with the consolidated financial statements and notes thereto incorporated by reference in this prospectus supplement and the accompanying prospectus. See "Where You Can Find More Information" and "General Information."

	May 26, 2000
	Actual	As Adjusted
	(unaudited, in thousands, except share data)
Short-Term Borrowings(1)(3):
Bank Borrowings	$1,980,588	$1,980,588
Commercial Paper	9,660,220	9,660,220
Medium-Term Notes	6,300,584	6,300,584

Total Short-Term Borrowings	$17,941,392	$17,941,392

Long-Term Borrowings(2)(3):
Floating Rate Notes due 2001 to 2005	$3,584,169	$3,584,169
Fixed Rate Senior Notes due 2000 to 2009; interest rates ranging from 5.75% to 9.375%	8,090,177	8,689,373
Medium-Term Notes	7,574,837	7,574,837

Total Long-Term Borrowings	19,249,183	19,848,379

Guaranteed Preferred Beneficial Interests in Company Subordinated Debt Securities(4)	500,000	500,000

Stockholders' Equity:
Preferred Stock, $1.00 par value, Series A, E, F and G, 10,000,000 shares authorized, 6,250,000 shares issued	800,000	800,000
Common Stock, $1.00 par value; 200,000,000 shares authorized; 184,805,848 shares issued	184,806	184,806
Paid-in Capital	2,519,402	2,519,402
Retained Earnings	2,275,183	2,275,183
Capital Accumulation Plan	1,140,407	1,140,407
Treasury Stock:
Adjustable Rate Cumulative Preferred Stock, Series A—2,520,750 shares	(103,421)	(103,421)
Common Stock—75,638,357 shares	(1,951,095)	(1,951,095)

Total Stockholders' Equity	4,865,282	4,865,282

Total Long-Term Borrowings, Guaranteed Preferred Beneficial Interests in Company Subordinated Debt Securities and Stockholders' Equity	$24,614,465	$25,213,661

(1)
Between May 26, 2000 and August 7, 2000, there were approximately $1.9 billion in net increases in short-term borrowings.
(2)
Between May 26, 2000 and August 7, 2000, the Company issued approximately $1.6 billion in long-term borrowings and retired approximately $1.8 billion of its long-term borrowings.
(3)
By virtue of the nature of our business and that of our subsidiaries, our borrowings, particularly our short-term borrowings, fluctuate from day to day in the ordinary course of business. Except as disclosed in Notes (1) and (2), since May 26, 2000, there has been no material change in our consolidated capitalization.
(4)
The Guaranteed Preferred Beneficial Interests in Company Subordinated Debt Securities reflects the preferred securities of Bear Stearns Capital Trust I and Bear Stearns Capital Trust II. Each of the trusts is a wholly-owned subsidiary of the Company and holds certain of our subordinated debentures as its sole asset.

SELECTED CONSOLIDATED FINANCIAL DATA

    The financial data in the following table for the six months ended May 26, 2000 and May 28, 1999 and the five month periods ended November 26, 1999 and November 27, 1998 has been derived from our unaudited consolidated financial statements for those periods. The financial data in the following table for the fiscal years ended June 30, 1999, 1998, 1997, 1996 and 1995 has been derived from our audited consolidated financial statements for those years. See "Where You Can Find More Information" and "General Information."

	Six Months Ended		Five Months Ended*
	May 26, 2000	May 28, 1999	November 26, 1999	November 27, 1998
	(unaudited) (in thousands, except share data)
Operating Results:
Revenues	$5,191,717	$4,209,503	$3,470,290	$2,975,181
Interest expense	2,364,345	1,569,843	1,531,787	1,650,885

Revenues, net of interest expense	2,827,372	2,639,660	1,938,503	1,324,296

Non-interest expenses
Employee compensation and benefits	1,423,183	1,303,747	973,990	732,884
Other	784,567	643,399	510,921	401,684

Total non-interest expenses	2,207,750	1,947,146	1,484,911	1,134,568

Income before provision for income taxes	619,622	692,514	453,592	189,728
Provision for income taxes	223,064	263,748	167,778	59,460

Net income	$396,558	$428,766	$285,814	$130,268

Net income applicable to common shares	$377,002	$409,210	$269,517	$113,654

Financial Position:
Total assets	$172,150,657		$162,037,962
Long-term borrowings	$19,249,183		$15,911,392
Stockholders' equity(1)	$5,365,282		$5,441,947
Common shares and common share equivalents outstanding(2)	160,568,727		165,956,810
Per Share Data:
Earnings per share(2)	$2.67	$2.83	$1.78	$0.73
Cash dividends declared per common share(2)	$0.25	$0.28	$0.29	$0.27
Book value per common share(2)	$28.74		$26.93
Other Data:
Return on average common equity	19.5%
Profit margin(3)	21.9%	26.2%	23.4%	14.3%
Employees	10,373	9,722	10,081	9,416

*
On January 18, 2000, our board of directors approved a change in our fiscal year-end to November 30 from June 30, effective with the year beginning November 27, 1999 and accordingly, the table includes certain supplemental financial information.
(1)
As of May 26, 2000 and November 26, 1999, stockholders' equity includes $500 million of Guaranteed Preferred Beneficial Interests in Company Subordinated Debt Securities, which reflects preferred securities of Bear Stearns Capital Trust I and Bear Stearns Capital Trust II.
(2)
Reflects all stock dividends declared through October 29, 1999.
(3)
Represents the ratio of income before provision for income taxes to revenues, net of interest expense.

	Fiscal Year Ended June 30,
	1999	1998	1997	1996	1995
	(in thousands, except share data)
Operating Results:
Revenues	$7,882,038	$7,979,936	$6,077,278	$4,963,863	$3,753,572
Interest expense	3,379,914	3,638,513	2,551,364	1,981,171	1,678,515

Revenues, net of interest expense	4,502,124	4,341,423	3,525,914	2,982,692	2,075,057
Non-interest expenses
Employee compensation and benefits	2,285,594	2,111,741	1,726,931	1,469,448	1,080,487
Other	1,152,422	1,166,190	785,293	678,318	606,488

Total non-interest expenses	3,438,016	3,277,931	2,512,224	2,147,766	1,686,975

Income before provision for income taxes	1,064,108	1,063,492	1,013,690	834,926	388,082
Provision for income taxes	391,060	403,063	400,360	344,288	147,471

Net income	$673,048	$660,429	$613,330	$490,638	$240,611

Net income applicable to common shares	$633,618	$629,417	$589,497	$466,145	$215,474

Financial Position:
Total assets	$153,894,340	$154,495,895	$121,433,535	$92,085,157	$74,597,160
Long-term borrowings	$14,647,092	$13,295,952	$8,120,328	$6,043,614	$4,059,944
Stockholders' equity(1)	$5,455,509	$4,641,533	$3,626,371	$2,895,414	$2,502,461
Common shares and common share equivalents outstanding(2)	167,265,996	167,173,826	167,096,515	166,780,371	166,991,227
Per Share Data:
Earnings per share(2)	$4.26	$4.17	$3.81	$2.96	$1.40
Cash dividends declared per common share(2)	$0.56	$0.54	$0.52	$0.50	$0.47
Book value per common share(2)	$25.60	$21.64	$17.74	$14.54	$12.10
Other Data:
Return on average common equity	18.8%	21.7%	27.9%	25.6%	13.5%
Profit margin(3)	23.6%	24.5%	28.7%	28.0%	18.7%
Employees	9,808	9,180	8,309	7,749	7,481

(1)
As of June 30, 1999, stockholders' equity includes $500 million of Guaranteed Preferred Beneficial Interests in Company Subordinated Debt Securities, which reflects preferred securities of Bear Stearns Capital Trust I and Bear Stearns Capital Trust II. As of June 30, 1998 and 1997, stockholders' equity includes $350 million of Preferred Stock issued by our subsidiaries, which consists of $150 million of Exchangeable Preferred Income Cumulative Shares ("EPICs") and $200 million of Guaranteed Preferred Beneficial Interests in Company Subordinated Debt Securities. As of June 30, 1996 and 1995, stockholders' equity includes $150 million of EPICs, which were issued by one of our subsidiaries.
(2)
Reflects all stock dividends declared through October 29, 1999.
(3)
Represents the ratio of income before provision for income taxes to revenues, net of interest expense.

DESCRIPTION OF THE NOTES

    The following discussion of the terms of the Notes and the Indenture supplements the general terms and provisions of the debt securities contained in the accompanying prospectus under the heading "Description of Debt Securities" and identifies any general terms and provisions described in the accompanying prospectus that will not apply to the Notes.

    You can find the definitions of certain capitalized terms used in this section under "Description of Debt Securities" in the accompanying prospectus. For purposes of this section only, references to "we," "us" and "our" include only The Bear Stearns Companies Inc. and not its subsidiaries. We will issue the Notes under the Indenture, dated as of May 31, 1991, as supplemented by the First Supplemental Indenture, dated January 29, 1998 (as supplemented, the "Indenture"), between us and The Chase Manhattan Bank (formerly known as Chemical Bank and successor by merger to Manufacturers Hanover Trust Company), as trustee (the "Trustee").

    The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. A copy of the Indenture has been filed as an exhibit to the Registration Statement and is available as set forth under "Where You Can Find More Information" and "General Information."

    The following description along with the description in the accompanying prospectus is a summary of the material provisions of the Indenture. It does not restate the Indenture in its entirety. We urge you to read the Indenture because it, and not these descriptions, defines your rights as a holder of the Notes (a "Holder").

Brief Description of the Notes

    The Notes will:

  •
  be a single series of our debt securities under the Indenture;

  •
  be our unsecured senior debt;

  •
  rank equally with all of our other unsecured and unsubordinated debt;

  •
  only be redeemable before their maturity if certain events involving US taxation occur as discussed under "—Redemption by the Company Upon Certain Tax Events";

  •
  be subject to defeasance in compliance with the Indenture, see "Description of Debt Securities—Defeasance" in the accompanying prospectus; and

  •
  be issued in denominations of $1,000 increased in multiples of $1,000.

    Because we are a holding company, the Notes will be effectively subordinated to the claims of creditors of our subsidiaries with respect to their assets. At June 30, 2000:

  •
  we had outstanding (on an unconsolidated basis) approximately $41.3 billion of debt and other obligations, including approximately $40.2 billion of senior debt, none of which is secured; and

  •
  our subsidiaries had outstanding (after consolidation and eliminations) approximately $146.2 billion of debt and other obligations (including $77.9 billion related to securities sold under repurchase agreements, $40.5 billion related to payables to customers, $19.9 billion related to financial instruments sold, but not yet purchased, and $7.9 billion of other liabilities, including $4.1 billion of debt).

Principal, Maturity and Interest

    Notes in the aggregate principal amount of $600,000,000 will be issued in this offering and will mature on August 15, 2007. We may, without your consent, issue additional notes having the same ranking and the same interest rate, maturity and other terms as the Notes. Any of these additional notes, together with the Notes, will constitute a single series of debt securities under the Indenture. However, no additional notes may be issued if an Event of Default has occurred and is continuing with respect to the Notes.

    Interest on the Notes will accrue at the rate of 7.80% per annum (as established through the DAiSSSM auction and rounded down to the nearest .05 of 1%) February 15 and August 15, beginning February 15, 2001 (which first payment includes interest from the date of issuance), to the persons who are registered Holders at the close of business on the February 1 and August 1 immediately before the applicable interest payment date. The purchase price of the Notes was set at a discount to par so as to adjust for the rounding of the interest rate established by the DAiSSSM auction bidding procedure. If an interest payment date is not a business day, the interest payment will be made on the next business day, and the Holder is not entitled to any additional interest for the delay.

    Interest on the Notes will accrue from the most recent date to which interest has been paid, or if no interest has been paid, from and including August 17, 2000. Interest will be computed on the basis of a 360-day year of twelve 30-day months. The Notes will not be entitled to the benefit of any mandatory sinking fund.

Principal Paying Agent, Paying Agents, Registrar and Transfer Agent

    The Chase Manhattan Bank, the Trustee under the Indenture, will initially act as the principal office or agency where Notes may be presented for payment (the "Principal Paying Agent"). We have also agreed that as long as the Notes are admitted to the Official List of the UK Listing Authority and its rules require, we will appoint and maintain a transfer agent and paying agent in London. We have appointed The Chase Manhattan Bank to serve as registrar (the "Registrar") under the Indenture. The terms "paying agent" and "transfer agent" include the Principal Paying Agent and the Registrar and any additional or successor agents appointed by us. The names of the initial Paying Agents and Transfer Agents and their initial specified offices are set out below.

Methods of Receiving Payments on the Notes

    The Principal Paying Agent will pay interest to DTC, or its nominee, by wire transfer of same day funds for credit to the accounts of DTC's participants and subsequent distribution to the beneficial owners of the Notes, or, if the Notes are issued in certificated form under the circumstances described below in "—Book-Entry, Delivery and Form—Definitive Notes," the Principal Paying Agent will pay the registered Holder of the Notes against presentation and surrender by such Holder of its Note to any paying agent, by US dollar check drawn on a bank in New York City and mailed on the business day immediately before the interest due date.

Payment of Additional Amounts

    Subject to the various exceptions and limitations set forth below, we will pay as additional interest or principal, as the case may be, on the Notes, all such additional amounts that are necessary in order that the net payment by us or a paying agent of the principal of and interest on the Notes to a person that is not a US Holder (as defined under "Certain US Federal Income Tax Considerations," below), after deduction for any present or future tax, assessment or governmental charge of the United States or a political subdivision or taxing authority thereof or therein, imposed by withholding with respect to the payment, will not be less than the amount provided in the Notes to be then due and payable. However, the obligation to pay additional amounts shall not apply:

      (1) to a tax, assessment or governmental charge that is imposed or withheld solely by reason of the Holder, or a fiduciary, settlor, beneficiary, member or shareholder of the Holder, if the Holder is an estate, trust, partnership or corporation for federal income tax purposes, or a person holding a power over such an estate, trust, partnership or corporation, or a person holding a power over such an estate or trust administered by a fiduciary holder, being considered as:

        (a) being or having been present or engaged in a trade or business in the United States or having or having had a permanent establishment in the United States;

        (b) having a current or former connection with the United States, including a connection as a citizen or resident thereof;

        (c) being or having been a foreign or domestic personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States or a corporation that has accumulated earnings to avoid United States federal income tax;

        (d) being or having been a private foundation or other tax-exempt organization;

        (e) being or having been a "10-percent shareholder" of the Company as defined in Section 871(h)(3) of the United States Internal Revenue Code or any successor provision; or

        (f) being a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

      (2) to any Holder that is not the sole beneficial owner of the Notes, or a portion thereof, or that is a fiduciary or partnership, but only to the extent that a beneficiary or settlor with respect to the fiduciary, a beneficial owner or member of the partnership would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment;

      (3) to a tax, assessment or governmental charge that is imposed or withheld solely by reason of the failure of the Holder or any other person to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of such Note, if compliance is required by statute or regulation of the United States or of any political subdivision or taxing authority thereof or therein, or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

      (4) to a tax, assessment or governmental charge that is imposed otherwise than by withholding by the Company or a paying agent from payments on or in respect of a Note;

      (5) to a tax, assessment or governmental charge that is imposed or withheld by reason of the presentation by or on behalf of the beneficial owner of any Note for payment on a date more than 15 days after the payment becomes due or is duly provided for, whichever occurs later;

      (6) to an estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax or a similar tax, assessment or governmental charge;

      (7) to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any Note, if such payment can be made without such withholding by any other paying agent; or

      (8) in the case of any combination of any of the above items;

nor shall additional amounts be paid with respect to any payment on a Note to a Holder who is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent such payment would be required by the laws of the United States (or any political subdivision thereof) to be included in the income, for tax purposes, of a beneficiary or settlor with respect to such fiduciary or a member of such partnership or a beneficial owner who would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner held its interest in the Note directly.

    The Notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation that is applicable to them. Except as specifically provided under this heading "—Payment of Additional Amounts" and under the heading "—Redemption Upon Certain Tax Events," we are not required to make any payments with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority thereof or therein.

Redemption Upon Certain Tax Events

    If,

      (a) as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States (or any political subdivision or taxing authority thereof or therein), or any change in, or amendment to, the official position regarding the application or interpretation of such laws, regulations or rulings, which is announced or becomes effective on or after the date of this prospectus supplement, we determine that we will be or will become obligated to pay additional amounts as described in this prospectus supplement under the heading "—Payment of Additional Amounts"; or

      (b) any act is taken by a taxing authority of the United States on or after the date of this prospectus supplement, whether such act is taken with respect to us or any affiliate, that results in a substantial probability that we will or may be required to pay such additional amounts;

then we may, at our option, redeem, as a whole, but not in part, the Notes on any interest payment date on not less than 30 nor more than 60 days' prior notice, at a redemption price equal to 100% of their principal amount, together with interest accrued thereon to the date fixed for redemption; provided that we determine, in our business judgement, that the obligation to pay such additional amounts cannot be avoided by the use of reasonable measures available to us, not including substitution of the obligor under the Notes. No redemption pursuant to clause (b) above may be made unless we have delivered to the Trustee a written opinion of independent legal counsel of recognized legal standing to the effect that an act taken by a taxing authority of the United States has resulted or will result in a substantial probability that it will or may be required to pay the additional amounts described herein under the heading "—Payment of Additional Amounts" and that we are therefore entitled to redeem the Notes pursuant to their terms.

Unclaimed Amounts

    The Indenture provides that any payments in respect of principal and any interest remaining that are unclaimed for two years after their due date will be paid to us, and the Holder of the Note will after that time look, as an unsecured creditor, only to us for payment of those amounts.

Notices

    All notices regarding the Notes will be valid if published (i) in a leading English language daily newspaper of general circulation in London, and (ii) in a leading English language daily newspaper of general circulation in New York. However, it is expected that that publication will be made in (i) the Financial Times or another daily newspaper in London approved by the Trustee or, if this is not possible, in one other English language daily newspaper approved by the Trustee with general circulation in Europe, and (ii) The Wall Street Journal (Eastern Edition) in New York. Any notice will be deemed to have been given on the date of the first publication in all the relevant newspapers.

    Until the time any definitive Notes are issued under the circumstances described below in "—Book-Entry, Delivery and Form—Definitive Notes," and as long as the Global Securities are held in their entirety on behalf of Euroclear and/or Clearstream Luxembourg and DTC, publication in the specified newspapers may be replaced with the delivery of the relevant notice to Euroclear and/or Clearstream Luxembourg and DTC for communication by them to the Holders of the Notes. Any notice shall be deemed to have been given to the Holders of the Notes on the seventh day after the day on which the notice was given to Euroclear and/or Clearstream Luxembourg or DTC.

Book-Entry, Delivery and Form

    The Notes will be issued only in book-entry form. This means that we will not issue certificates to you. Instead, the Notes will be issued in the form of one or more fully registered global notes (the "Global Securities"), which will be deposited with a custodian. The Notes will be registered in the name of Cede & Co., as the nominee for DTC. You will not receive a definitive note representing your interest. This form will be referred to as "book-entry only."

    You may elect to hold your interests in the Global Securities either through DTC (in the United States) or through Clearstream Luxembourg or Euroclear (in Europe). Interests will be held on behalf of Clearstream Luxembourg and Euroclear participants on the books of their respective depositaries.

  Denominations

    Beneficial interests in the Global Securities will be held in denominations of $1,000 increased in multiples of $1,000. Except as set forth below, the Global Securities may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee.

  DTC Services

    DTC has informed us that DTC is:

  •
  a limited purpose trust company organized under the New York Banking Law;

  •
  a "banking organization" within the meaning of the New York Banking Law;

  •
  a member of the Federal Reserve System;

  •
  a "clearing corporation" within the meaning of the New York Uniform Commercial Code; and

  •
  a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

    DTC holds securities that its participants ("DTC Participants") deposit with DTC. DTC Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC also facilitates the settlement among these DTC Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, which eliminates the need for the physical movement of securities certificates.

    DTC's book-entry system is also available for use by other organizations such as securities brokers and dealers, banks and trust companies that work through a DTC Participant, either directly or indirectly. The rules applicable to DTC and the DTC Participants are on file with the SEC.

    DTC is owned by a number of DTC Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc.

    A further description of DTC's procedures with respect to the Global Securities is set forth in the accompanying prospectus under "Description of Debt Securities—Global Securities."

  Clearstream Luxembourg and Euroclear Services

    Clearstream Luxembourg is incorporated under the laws of Luxembourg as a professional depositary. Clearstream Luxembourg holds securities for its participating organizations ("Clearstream Luxembourg Participants") and facilitates the clearance and settlement of securities transactions between Clearstream Luxembourg Participants through electronic book-entry charges in accounts of Clearstream Luxembourg Participants, which eliminates the need for physical movement of certificates. Clearstream Luxembourg provides to Clearstream Luxembourg Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.

    Conducting business in the domestic markets of several countries as a professional depositary, Clearstream Luxembourg is regulated by the Luxembourg Monetary Institute. Clearstream Luxembourg Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include some of the Underwriters. Indirect access to Clearstream Luxembourg is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream Luxembourg Participant either directly or indirectly.

    Distributions with respect to the Notes that are held beneficially through Clearstream Luxembourg will be credited to cash accounts of Clearstream Luxembourg Participants in accordance with its rules and procedures, and to the extent received by the US depositary for Clearstream Luxembourg.

    Euroclear was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries.

    Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include some of the Underwriters.

    Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

    The Euroclear Operator is the Belgian Branch of a New York banking corporation which is a member bank of the Federal Reserve System and is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission. The Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Euroclear Terms and Conditions") govern securities clearance accounts and cash accounts with the Euroclear Operator. The Euroclear Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.

    All securities in Euroclear are held on a fungible basis and no certificates are apportioned to specific securities clearance accounts. The Euroclear Operator acts under the Euroclear Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

    Distributions with respect to Notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Euroclear Terms and Conditions, to the extent received by the US depositary for Euroclear.

  Definitive Notes

    Definitive Notes may be issued upon:

      (i) Euroclear and/or Clearstream Luxembourg being closed for a continuous period of 14 days (other than by reason of public holidays); and/or

      (ii) in the limited circumstances set forth in "Description of the Debt Securities—Global Securities" in the accompanying prospectus.

    If definitive Notes are issued, payment of principal of and interest on the Notes will be made as set forth under "—Methods of Receiving Payments on the Notes" above. Definitive Notes can be transferred by presentation for registration to the Registrar or other transfer agent at any of their specified offices and must be duly endorsed by the holder or his attorney duly authorized in writing, or accompanied by a written instrument or instruments of transfer in form satisfactory to us or the Trustee duly executed by the holder or his attorney duly authorized in writing. We may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of definitive Notes.

    For the purposes of this description, "business day" means any day, other than a Saturday or Sunday, that is not a day on which banks are authorized or required by law or regulation to close in New York and, where definitive Notes have been issued, the relevant place of presentation.

  Global Clearance and Settlement Procedures

    Initial settlement for the Notes will be made in same day funds. Secondary market trading and transfers within DTC, Clearstream Luxembourg or Euroclear, as the case may be, will be made in accordance with the usual rules and operating procedures of those systems. Secondary market trading between DTC Participants will occur in the ordinary way in accordance with DTC rules and will be settled in same day funds using DTC's Same-Day Funds Settlement System. Secondary market trading between Clearstream Luxembourg Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream Luxembourg and Euroclear and will be settled using the procedures applicable to conventional eurobonds in registered form in same day funds.

    Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

    Trading between DTC Purchasers and Sellers.  Secondary market trading between DTC Participants will be settled using the procedures applicable to global bonds in same-day funds.

    Trading between Euroclear and/or Clearstream Luxembourg Participants.  Secondary market trading between Euroclear Participants and/or Clearstream Luxembourg Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

    Trading between DTC Seller and Euroclear or Clearstream Luxembourg Purchaser.  When Notes are to be transferred from the account of a DTC Participant to the account of a Euroclear or Clearstream Luxembourg Participant, the purchaser will send instructions to Euroclear or Clearstream Luxembourg through a Euroclear or Clearstream Luxembourg Participant, as the case may be, at least one business day before settlement. Euroclear or Clearstream Luxembourg will instruct its respective depositary to receive those Notes against payment. Payment for the Notes will then be made by the depositary to the DTC Participant's account against delivery of the Notes. After settlement has been completed, the Notes will be credited to the respective clearing systems, and by the clearing system, in accordance with its usual procedures, to the Euroclear or Clearstream Luxembourg Participant's account. The securities credit will appear the next day (European time) and the cash debit will be back-valued to the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date and the trade fails, the Euroclear or Clearstream Luxembourg cash debit will be valued as of the actual settlement date.

    Euroclear and Clearstream Luxembourg Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit. However, under this approach, DTC Participants may take on credit exposure to Euroclear and Clearstream Luxembourg until the interests in the Global Security are credited to their accounts one day later.

    As an alternative, if Euroclear or Clearstream Luxembourg has extended a line of credit to a Euroclear or Clearstream Luxembourg Participant, as the case may be, that Participant may elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear or Clearstream Luxembourg Participants purchasing Notes would incur overdraft charges for one day, assuming they cleared the overdraft when the Notes were credited to their accounts. However, interest on the Notes would accrue from the value date. Therefore, in many cases the investment income on Notes earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Participant's particular cost of funds.

    Since the settlement occurs during New York business hours, DTC Participants can employ their usual procedures for transferring global bonds to the respective depositaries of Euroclear or Clearstream Luxembourg for the benefit of Euroclear or Clearstream Luxembourg Participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC seller, a cross-market sale transaction will settle no differently than a trade between two DTC Participants.

    Trading between Euroclear or Clearstream Luxembourg Seller and DTC Purchaser.  Because the time zone difference operates in their favor, Euroclear and Clearstream Luxembourg Participants may employ their customary procedures for transactions in which Notes are to be transferred by the respective clearing system, through its respective depositary, to a DTC Participant. The seller will send instructions to Euroclear or Clearstream Luxembourg through a Euroclear or Clearstream Luxembourg Participant at least one business day before settlement. In these cases, Euroclear or Clearstream Luxembourg will instruct its respective depositary to credit the Notes to the DTC Participant's account against payment. The payment will then be reflected in the account of the Euroclear or Clearstream Luxembourg Participant on the following day, and receipt of the cash proceeds in the Euroclear or Clearstream Luxembourg Participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York).

    If the Euroclear or Clearstream Luxembourg Participant has a line of credit in its respective clearing system and elects to be in a debt position in anticipation of receipt of the sale proceeds in its account, the back-valuation may substantially reduce or offset any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (that is, the trade fails), receipt of the cash proceeds in the Euroclear or Clearstream Luxembourg Participant's account would instead be valued as of the actual settlement date.

    Finally, day traders that use Euroclear or Clearstream Luxembourg to purchase Notes from DTC Participants for delivery to Euroclear or Clearstream Luxembourg Participants should note that these trades automatically fail on the sale side unless some form of affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

      (i) borrowing through Euroclear or Clearstream Luxembourg for one day (until the purchase side of the day trade is reflected in their Euroclear or Clearstream Luxembourg accounts) in accordance with the clearing system's customary procedures;

      (ii) borrowing the Notes in the United States from a DTC Participant no later than one day before settlement, which would give the Notes sufficient time to be reflected in their Euroclear or Clearstream Luxembourg account in order to settle the sale side of the trade; or

      (iii) staggering the value date for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day before the value date for the sale to the Euroclear or Clearstream Luxembourg Participant.

    Although DTC, Clearstream Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Notes among participants of DTC, Clearstream Luxembourg and Euroclear, they are not obligated to perform or continue to perform these procedures. As a result, these procedures may be discontinued at any time.

    The information in this section concerning DTC, Clearstream Luxembourg, Euroclear and their book-entry systems has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy of this information. We are not responsible for DTC's, Clearstream Luxembourg's, Euroclear's or their participants' performance of their respective obligations, as they are described above or under the rules and procedures governing their respective operations.

DESCRIPTION OF THE COMPANY

General Development of the Business

    The Bear Stearns Companies Inc. was incorporated under the laws of the State of Delaware on August 21, 1985. We are a holding company that through our subsidiaries, principally Bear Stearns, BSSC and BSIL is a leading investment banking, securities trading and brokerage firm serving corporations, governments, institutional and individual investors worldwide. BSSC, a subsidiary of Bear Stearns, provides professional and correspondent clearing services, in addition to clearing and settling our proprietary and customer transactions. We succeeded on October 29, 1985, to the business of Bear, Stearns & Co., a New York limited partnership (the "Partnership"). As used in this section, "we," "us" or "our" refer (unless the context requires otherwise) to The Bear Stearns Companies Inc., its subsidiaries and the prior business activities of the Partnership.

Financial Information About Industry Segments

    We are primarily engaged in business as a securities broker and dealer operating in three principal segments: Capital Markets, Execution Services and Wealth Management. These segments are strategic business units analyzed separately due to the distinct nature of the products they provide and the clients they serve. Certain Capital Markets products are distributed by the Wealth Management and Execution Services distribution network with related revenue of such intersegment services allocated to the respective segments through transfer pricing policies.

    The Capital Markets segment is comprised of the Equities, Fixed Income and Investment Banking areas with over 2,600 directly attributable employees. Equities combines the efforts of sales, trading and research professionals to offer in-depth expertise in areas such as block trading, convertible bonds, over-the-counter ("OTC") equities, equity derivatives and risk arbitrage. Fixed Income includes the efforts of sales, trading and research for institutional clients in a variety of products such as mortgage-backed and asset-backed securities, corporate and government bonds, municipal and high yield securities, foreign exchange and derivatives. Investment Banking provides a variety of services to our clients, including capital raising, strategic advisory, mergers and acquisitions and merchant banking capabilities. Capital raising encompasses our underwriting of equity, investment grade debt and high yield debt securities.

    The Execution Services segment is comprised of clearance and predominately commission-related areas, including institutional equity sales, institutional futures sales and specialists activities. At June 30, 1999, approximately 2,700 dedicated employees serve these business areas.

    Institutional equity sales involves the execution of transactions in US equity securities for domestic and foreign institutional customers and providing these customers with liquidity, trading expertise, trade execution, research and investment advice. We provide transaction services for institutional customers who trade in futures and futures-related instruments. We are also involved in specialist activities on both the New York Stock Exchange ("NYSE") and the American Stock Exchange ("AMEX").

    As of May 26, 2000 the Company provided clearing, margin lending and securities borrowing to facilitate customer short sales to over 2,900 clearing clients worldwide. Such clients include approximately 2,500 prime brokerage clients including hedge fund managers, money managers, short sellers, arbitrageurs and other professional investors and approximately 400 fully disclosed introducing brokers, who engage in either the retail or institutional brokerage business. We processed trades in over 70 countries and accounted for approximately 10% of the average daily NYSE volume in fiscal 1999. The Company processed an average of in excess of 265,000 trades per day during the quarter ended May 26, 2000.

    Wealth Management provides fee-based products and services through the Private Client Services ("PCS") and Asset Management areas to both individual and institutional investors.

    PCS provides high-net-worth individuals with an institutional level of service, including access to our resources and professionals. PCS maintains a select team of approximately 500 account executives in seven regional offices. These account executives averaged approximately $1.0 million in production in fiscal 1999. PCS had approximately $40.5 billion in client assets at May 26, 2000.

    The Asset Management area, through Bear Stearns Asset Management Inc., had $14.6 billion in assets under management at May 26, 2000 which reflected a 23% increase over the prior year. The largest component of the increase was attributable to mutual funds and alternative investments. Asset Management serves the diverse investment needs of corporations, municipal governments, multi-employer plans, foundations, endowments, family groups and high-net-worth individuals. Innovation in products and services enables Asset Management to serve clients in an increasingly competitive financial marketplace.

    Financial information regarding our industry segments and foreign operations for the three successive fiscal years ended June 30, 1999 is set forth under the Notes to the Consolidated Financial Statements in Footnote 13, entitled "Segment and Geographic Area Data," in our Annual Report on Form 10-K for the fiscal year ended June 30, 1999. See "Where You Can Find More Information" and "General Information."

Narrative Description of Business

    We are a holding company which through our principal subsidiaries, Bear Stearns, BSSC and BSIL, is a leading investment banking, securities trading and brokerage firm serving corporations, governments, institutional and individual investors worldwide. Our business includes:

  •
  market-making and trading in US government, government agency, corporate debt and equity, mortgage-related, asset-backed and municipal securities; trading in options, futures, foreign currencies, interest rate swaps and other derivative products;
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  securities, options and futures brokerage;
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  providing securities clearance services;
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  managing equity and fixed income assets for institutional and individual clients; financing customer activities; securities lending; securities and futures arbitrage;
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  acting as specialist on the floor of the NYSE and the AMEX;
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  underwriting and distributing securities;
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  arranging for the private placement of securities;
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  assisting in mergers, acquisitions, restructurings and leveraged transactions; making principal investments in leveraged acquisitions;
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  engaging in commercial real estate activities; and
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  investment management and advisory; fiduciary, custody, agency and securities research services.

    Our business is conducted:

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  from our principal offices in New York City;
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  from domestic offices in Atlanta, Boston, Chicago, Dallas, Los Angeles, San Francisco and San Juan;
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  from representative offices in Beijing, Sao Paulo, Seoul and Shanghai; through international offices in Buenos Aires, Dublin, Hong Kong, London, Lugano, Singapore and Tokyo; and
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  through joint ventures with other firms in Belgium, Greece and Madrid.

Our international offices provide services and engage in investment activities involving foreign clients and international transactions. Additionally, certain of these foreign offices provide services to US clients. We provide trust company services through our subsidiary, Custodial Trust Company ("CTC"), located in Princeton, New Jersey.

    Bear Stearns and BSSC are broker-dealers registered with the SEC. Additionally, Bear Stearns is registered as an investment adviser with the SEC. Bear Stearns and BSSC are also members of the NYSE, all other principal US securities and futures exchanges, the National Association of Securities Dealers ("NASD"), the Commodity Futures Trading Commission ("CFTC") and the National Futures Association ("NFA"). Bear Stearns is a "primary dealer" in US government securities as designated by the Federal Reserve Bank of New York.

    BSIL is a full service broker-dealer based in London and is a member of Eurex (formerly the Deutsche Terminborse), the International Petroleum Exchange ("IPE"), the London Commodity Exchange ("LCE"), the London International Financial Futures and Options Exchange ("LIFFE"), The London Securities & Derivatives Exchange ("OMLX"), Marche à Terme International de France, SA ("MATIF") and the London Clearing House ("LCH"). BSIL is supervised by and regulated in accordance with the rules of the Securities and Futures Authority ("SFA").

    As of May 26, 2000, we had 10,373 employees.

  Institutional Equities

    General.  We provide customers with liquidity, trading expertise, equity research and extensive expertise in products such as domestic and international equities and convertible securities.

    Option and Index Products.  We provide an array of equity and index option-related execution services to institutional and individual clients. We utilize sophisticated research and computer modeling to formulate for clients specific recommendations relating to options and index trading.

    Arbitrage.  We engage for our own account in both "classic" and "risk" securities-arbitrage. Our risk arbitrage activities generally involve the purchase of securities at a discount from a value that is expected to be realized if a proposed or anticipated merger, recapitalization, tender or exchange offer is consummated. In classic arbitrage, we seek to profit from temporary discrepancies (i) between the price of a security in two or more markets, (ii) between the price of a convertible security and its underlying security, (iii) between securities that are, or will be, exchangeable at a later date, and (iv) between the prices of securities with contracts settling on differing dates.

    Strategic Structuring and Transactions (SST).  We target mispriced assets using sophisticated models and proprietary quantitative methods. We maintain substantial proprietary trading and investment positions in domestic and foreign markets traversing a wide spectrum of equity and futures products including listed and OTC options and swaps.

    OTC Equity Securities.  We make markets on a principal basis in common and preferred stocks, warrants, and other securities traded on the NASD's Automated Quotation System and otherwise in the OTC market. Principal transactions with customers are effected at a net price equal to the prevailing inter-dealer price, plus or minus a mark-up or mark-down.

    Equity Research.  The Equity Research Department provides in-depth research including economic forecasts, industry and company analyses, overall strategic guidance and recommendations. The department provides comprehensive industry and company coverage on approximately 1,200 stocks in over 100 industries, or 57% of the stocks in the S&P 500. Approximately ninety-three equity analysts provide coverage and recommendations on domestic stocks as well as European, Latin American and Asian stocks, complemented by the output of our economists and strategists. Some of our larger global research teams are concentrated in the health care, media, technology and telecommunications sectors.

  Fixed Income

    General.  We make inter-dealer markets and trade on a principal basis in a wide range of instruments including:

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  corporate debt and equity securities;

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  US and foreign government securities;

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  government agency securities, mortgages and mortgage-backed securities;

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  other asset-backed securities;

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  municipal and other tax-exempt securities; and

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  interest rate swaps and other derivative products.

Bear Stearns is one of the largest dealers in the US in fixed income securities, including US government and agency securities, mortgage-backed securities, and corporate and municipal securities. Inventories of fixed income securities are generally carried to facilitate sales to customers and other dealers.

    US Government and Agency Obligations.  We are recognized by the Federal Reserve Bank of New York as a primary dealer in US government obligations. We participate in the auction of, and maintain proprietary positions in, US Treasury bills, notes, bonds, and stripped-coupon securities. We also participate as a selling group member and/or underwriter in the distribution of various US government-agency and sponsored-corporation securities and maintain proprietary positions in such securities. In connection with these activities, we enter into transactions in options, futures and forward contracts to hedge our proprietary positions. As a primary dealer, Bear Stearns furnishes weekly reports of its inventory positions and market transactions in US government securities to the Federal Reserve Bank of New York. Bear Stearns also buys and sells government securities directly with the Federal Reserve Bank of New York as part of the Bank's open-market activities. In addition, we engage in matched book activities, which involve acting as an intermediary between borrowers and lenders of short-term funds, mainly via repurchase agreements, reverse repurchase agreements and securities borrowed. The objective of this matched book activity is to earn a positive spread between interest rates.

    Corporate Fixed Income Securities.  We act as a dealer in sovereign and corporate fixed income securities and preferred stocks in New York, London and Tokyo. We buy and sell these securities for our own account in principal transactions with institutional and individual customers, as well as other dealers. We conduct trading in the full spectrum of dollar and non-dollar debt securities. We offer hedging and arbitrage services to domestic and foreign institutional and individual customers utilizing financial futures and other instruments. Moreover, we offer quantitative, strategic, and research services relating to fixed income securities to our domestic and international clients. We participate in the trading of high yield, non-investment grade securities and the securities and bank loans of companies, sovereigns and sovereign agencies.

    Mortgage-Related Securities and Products.  We trade and make markets in the following mortgage-related securities and products:

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  Government National Mortgage Association ("GNMA") securities;

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  Federal Home Loan Mortgage Corporation ("FHLMC") participation certificates;

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  Federal National Mortgage Association ("FNMA") mortgage-backed securities;

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  Small Business Administration loans;

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  loans guaranteed by the Farmers Home Loan Administration;

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  Federal Housing Authority insured multi-family loans;

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  real estate mortgage investment conduit ("REMIC") and non-REMIC collateralized mortgage obligations, including residual interests; and

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  other derivative mortgage-backed securities and products.

We also trade real estate mortgage loans originated by unaffiliated mortgage lenders, both on a securitized and non-securitized basis. We act as underwriter and placement agent in transactions involving rated and unrated mortgage-related securities issued by affiliated and unaffiliated parties. We enter into significant commitments—such as forward contracts—on GNMA, FNMA, and FHLMC securities, and on other rated and unrated mortgage-related securities. Certain rated and unrated mortgage-related securities are considered to be liquid, while other such securities, and non-securitized mortgage loans, are considered to be less readily marketable.

    We trade GNMA, FNMA and FHLMC "to be announced" securities (i.e., securities having a stated coupon and the original term to maturity, although the issuer and/or the specific pool of mortgage loans is not known at the time of the transaction). We buy and sell such securities for our own account in transactions with institutional and individual customers, as well as with other dealers.

    Through various special purpose subsidiaries, we purchase, sell, and service entire loan portfolios of varying quality. These portfolios are generally purchased from financial institutions and other secondary mortgage-market sellers. Prior to bidding on a portfolio of loans, an analysis of the portfolio is performed by experienced mortgage-loan underwriters. Upon acquisition of a loan portfolio, the loans are classified as either investment grade or non-investment grade. Loan collection is emphasized for the non-investment grade segment of the loan portfolio. A collection department employs a staff of workout specialists and loan counselors who assist delinquent borrowers. If collection efforts are unsuccessful, the foreclosure unit will commence and monitor the foreclosure process until either the borrower makes the loan current, or the property securing the loan is foreclosed or otherwise acquired. The portfolio may include real estate that has been foreclosed or was in the process of foreclosure at the time of its acquisition. The foreclosure unit maintains and markets properties through regional real estate brokers. Investment grade mortgage loans are sold to other institutional investors in either securitized or non-securitized form. In addition, special purpose vehicles issue REMIC and non-REMIC collateralized mortgage obligations directly or through trusts that are established for this purpose.

    We also operate a commercial mortgage conduit that originates and accumulates commercial mortgage loans for the purpose of securitizing our portfolio. After receipt of loan applications, extensive credit underwriting reviews are conducted. After completing pricing analysis and successful negotiations, the loan will "close" and be included in an ensuing securitization. We do not retain any exposure to real estate risk subsequent to securitizing and selling the deal, but do have exposure to the performance of the underlying real estate after the closing of the loan and prior to securitization.

    Asset-Backed Securities.  We act as underwriter and placement agent with respect to investment grade and non-investment grade, asset-backed securities issued by unaffiliated third parties. These asset-backed securities include:

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  securities backed by consumer automobile receivables originated by the captive finance subsidiaries of automobile manufacturers, commercial banks and finance companies;

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  credit card receivables; and

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  home-equity lines of credit or second mortgages.

We also trade and make markets in these asset-backed securities. While there are ready markets for the investment grade asset-backed securities described above, non-investment grade securities and related varieties thereof may lack liquidity.

    Municipal Securities and Related Products.  We are a dealer in tax-exempt and taxable municipal securities and instruments including:

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  general obligation and revenue bonds;

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  notes;

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  leases; and

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  variable-rate obligations issued by states, counties, cities, and local governmental authorities.

We are active as a managing underwriter of negotiated and competitive new security issuances and on a select basis, provide financial advisory services. We make markets in a broad spectrum of long-term and short-term municipal securities, mainly to facilitate transactions with institutional and individual customers, as well as other dealers. As agent for issuers, we earn fees by remarketing short-term debt instruments to investors in the variable rate, demand bond market. We periodically use both municipal and treasury bond futures to hedge our cash-market bond inventory. In addition, we maintain a municipal arbitrage portfolio for our own account consisting of municipal futures and cash bond positions. Our underwriting, trading and sales activities are supported by a municipal research group.

    Derivatives.  We offer to customers, and trades for our own account, a variety of exchange-traded and OTC derivative products, including fixed income, credit, and equity derivatives. These products are transacted, as principal, with customers for hedging, risk management, asset/liability management, investment, financing and other purposes. These transactions are in the form of swaps, options, swaptions, asset swaps, and structured notes, as well as more complex, structured trades which are customized to meet customers' specific needs. We also enter into derivative transactions for various purposes and to manage risks to which we are exposed in our businesses and funding activities. We manage our market and counterparty derivatives risks in a manner consistent with our overall risk-management policies.

    Foreign Exchange.  We trade foreign exchange products with clients as principal; for our own account; and to hedge our securities positions or other assets and liabilities. Foreign exchange products include major and minor currencies on a spot and forward basis, listed and OTC foreign currency options, and foreign exchange futures contracts. Foreign exchange trading desks are maintained in New York and London and clients can trade or leave orders 24 hours per day. We serve a select list of funds, major corporations, and mid-size commercial banks. Currency option strategies are made available to customers to help them meet their specific risk management objectives.

    Fixed Income Research.  We are a leader in the distribution, trading and underwriting of corporate, government, high yield, emerging markets, municipal debt, and mortgage-backed and asset-backed securities. The Fixed Income Research Department is comprised of economists, industry analysts and strategists covering the full range of research disciplines: quantitative, economic, strategic, credit portfolio, relative value and market-specific analysis. The Fixed Income Research Department provides ongoing support for our sales and trading efforts, producing reports, studies, and technical market analyses. Fixed Income Research is comprised of the following three units:

  (1)
  Financial Analytics and Structured Transactions Group ("F.A.S.T."), a unique firm-wide resource, has developed innovative fixed income strategies through the application of its advanced and fully integrated technology. Through F.A.S.T., we afford our clients financial engineering and securitization capabilities, investment research, fixed income portfolio management and analytical systems and trading technology for mortgage-related and fixed income securities. F.A.S.T. offers the means to create and implement financial strategies designed to maximize portfolio returns.

  (2)
  High grade research consists of approximately 18 analysts and researchers, and provides coverage for over 30 industries and 700 companies.

  (3)
  High yield research consists of 28 analysts and researchers for domestic issues and 15 analysts and researchers for international issues, providing coverage for over 600 corporate and sovereign issuers whose fixed income securities are non-investment grade.

  Emerging Markets

    We provide financial services in various emerging markets worldwide including: securities brokerage, equity and fixed income trading and sales, and securities research; besides offering a full range of investment banking, capital formation and advisory services. As part of these activities, we manage and participate in public offerings and arrange the private placement of debt and equity securities with institutional investors. The markets currently covered by us include Latin America, Asia, and Europe.

  Equity Sales

    We are one of the leading firms in the US in providing brokerage services to institutional investors. Institutional equity sales involves the execution of transactions in US equity securities for domestic and foreign institutional customers and providing these customers with liquidity, trading expertise, trade execution, research and investment advice. We provide transaction services for institutional customers who trade in futures and futures-related instruments. We are also involved in specialist activities on both the NYSE and the AMEX.

  Clearance Activities

    We provide a full range of clearing services to clients. Organizations that are engaged in the retail or institutional brokerage business and are members of the NYSE and/or NASD comprise one category of client called "fully-disclosed correspondents." In addition, we have extensive involvement in the clearing of securities transactions for "professional clearing clients" such as: hedge funds, market-makers, specialists, arbitrageurs, money managers, and other professional investors trading at multiple securities firms.

    Besides commissions and service charges realized from clearing activities, we also earn substantial amounts of interest income. We extend credit directly to the customers of correspondent firms in order to facilitate the conduct of customer securities transactions on a margin basis. Correspondents indemnify us against margin losses on customer accounts. We also extend margin credit directly to correspondents to the extent that such firms pledge proprietary assets as collateral. Since we must rely on the guarantees and general credit of the correspondents, we may be exposed to significant risk of loss if correspondents are unable to meet their financial commitments should there be a substantial adverse change in the value of margined securities. The clearing business for hedge funds, market-makers, specialists, arbitrageurs and other professional traders can require a substantial commitment of our capital involving varying degrees of risk. We have developed computerized control systems to monitor and analyze risk on a daily basis.

    In addition to clearing trades, we provide other products and services to our correspondents such as recordkeeping, trading reports, accounting, general back-office support, securities lending, reorganization and custody of securities. Our Prime Broker Plus system provides consolidated reporting and securities processing for professional investors executing trades at more than one securities firm. The financial responsibilities arising from our clearing relationships are allocated in accordance with agreements with correspondents. To the extent that the correspondent has available resources, we are protected against claims by customers of the correspondent when the latter has been allocated responsibility for a function giving rise to a claim. However, if the correspondent is unable to meet its obligations, dissatisfied customers may attempt to seek recovery from us.

    We attempt to broaden, wherever possible, our relationships with broker-dealer and prime broker clients. In addition to performing administrative, operational and settlement functions, we also advise clients on communications systems and provide a variety of non-brokerage products and services on favorable terms, enabling them to benefit from our centralized purchasing power.

  Futures

    Through BSSC and other subsidiaries, we provide, directly or through third-party brokers, futures commission merchant services for customers and other Bear Stearns affiliates who trade contracts in futures on financial instruments and physical commodities, including options on futures. Exchange-traded futures and options derive their values from the values of selected stock indices, fixed income securities, currencies, agricultural and energy products and precious metals.

    Domestic futures and options trading is subject to extensive regulation by the CFTC pursuant to the Commodity Exchange Act and the Commodity Futures Trading Commission Act of 1974. International futures and options trading activities are subject to regulation by the respective regulatory authorities in the locations where futures exchanges reside, including the SFA in the United Kingdom.

    Margin requirements (good faith deposits) covering substantially all transactions in futures and options contracts are subject to each particular exchange's regulations in addition to other regulations. In the US, we are a clearing member of the Chicago Board of Trade, the Chicago Mercantile Exchange, the New York Mercantile Exchange and other principal futures exchanges. In the United Kingdom, we are a member of the IPE, the LCE, the LIFFE and OMLX. We also have non-clearing memberships with MATIF and Eurex in Europe. In Japan memberships are held with the Tokyo Stock Exchange, the Osaka Stock Exchange and the Tokyo International Financial Futures Exchange ("TIFFE") for clearing Japanese government bond futures, for clearing Japanese stock index products, and for executing financial futures, respectively.

  Block Trading

    We effect transactions in large blocks of securities, generally exceeding 50,000 shares, mainly with institutional customers. We also provide customers execution capabilities for baskets of equity securities using sophisticated computer systems. Transactions are handled on an agency basis whenever possible, but we may be required to take a long or short position in a security to the extent that an offsetting purchaser or seller is not immediately available.

  Specialist Activities

    We are a participant in specialist units on the NYSE and the AMEX that as of June 30, 1999 perform specialist functions in approximately 180 NYSE-listed stocks in addition to approximately 100 stocks and 80 options on the AMEX. These market-making operations are conducted through joint ventures with a member organization pursuant to joint-account agreements. The market-making functions of a specialist involve risk of loss during periods of market fluctuation, since specialists are obliged to take positions in their issues counter to the direction of the market in order to minimize short-term imbalances in the auction market.

  Custodial Trust Company

    We offer a range of trust company and securities-clearance services through our wholly owned subsidiary CTC. CTC provides us with banking powers, such as access to the securities and funds-wire services of the Federal Reserve System. CTC provides: fiduciary, custody, and agency services for institutional accounts; clearance of government securities for institutions and dealers; processing of mortgage and mortgage-related products, including derivatives and collateralized mortgage obligations products; and margin lending. At June 30, 1999, CTC held approximately $140 billion of assets for clients such as pension funds, mutual funds, endowment funds, religious organizations and insurance companies.

  Investment Banking

    We are a major global investment banking firm providing a full range of capital formation and advisory services to a broad spectrum of clients. We manage and participate in public offerings and arrange the private placement of debt and equity securities directly with institutional investors. We provide advisory services to clients on a wide range of financial matters and assist with mergers, acquisitions, leveraged buyouts, divestitures, corporate reorganizations, and recapitalizations.

    Our strategy is to concentrate a major portion of our corporate finance business development efforts within those industries in which we have established a leadership position in providing investment banking services. Industry specialty groups include financial services, general industrial services and products, health care/pharmaceuticals, media/entertainment, merchandising, natural resources, real estate, gaming and lodging, technology and telecommunications. We also have a group that focuses on financial sponsors. These groups are responsible for initiating, developing and maintaining client relationships, and for executing transactions involving these clients. We have focused primarily on those industries in which we also have a strong research capability.

    In addition to being structured according to distinct industry groups, we have a number of professionals who specialize in specific types of transactions. These include mergers and acquisitions ("M&A"), equity offerings, high yield securities, syndicated bank loans, and other transaction specialties.

    Mergers and Acquisitions.  We are active in arranging various M&A transactions for our clients. We participate in a broad range of domestic and international assignments including acquisitions, divestitures, strategic restructurings, proxy contests, leveraged buyouts, and defenses against unsolicited takeovers.

    Equity Offerings.  The equity capital markets group focuses on providing financing for issuers of equity and convertible equity securities in the public markets. The group often assists with the origination, but is primarily responsible for the structuring and execution of transactions for a broad range of clients.

    High Yield Securities.  The high yield securities group focuses on providing financing in the public and private capital markets. The group is responsible for originating, structuring, and executing high yield transactions across a wide range of companies and industries, as well as managing client relationships with both high yield corporate issuers and financial sponsors of leveraged transactions.

    Leveraged Loan Origination and Syndication.  This area integrates the origination, structuring, underwriting, distribution and trading of bank loans. Such loans include both funded and unfunded and investment grade and non-investment grade loans.

    Leveraged Acquisitions.  As part of our investment banking activities, we make investments as principal in leveraged acquisitions and in leveraged buy-out funds as a limited partner. Our investments generally take the form of equity securities, either common or preferred stock. Equity securities purchased in these transactions generally are held for appreciation and are not readily marketable. While we believe that the current carrying value of these instruments is at least equal to their eventual realizable value, it is not possible to determine whether or when we will realize the value of these investments.

    Commercial Real Estate.  We are engaged in a variety of real estate activities on a nationwide basis. It provides comprehensive real estate-related investment banking, capital markets and financial advisory services.

  PCS

    PCS provides high-net-worth individuals with an institutional level of service, including access to our resources and professionals. PCS maintains a select team of approximately 500 account executives in seven regional offices. These account executives averaged approximately $1.0 million in production in fiscal 1999. PCS had approximately $40.5 billion in client assets at May 26, 2000.

  Asset Management

    Our asset management department manages equity and fixed income assets for some of the leading domestic corporate pension plans, public systems, endowments, foundations, multi-employer plans, insurance companies, corporations, families and high net-worth individuals in the US. With $14.6 billion under management at May 26, 2000, the asset management department provides its clients with diverse products, expertise and experience for enhancing investment returns by identifying, and capitalizing on, investment opportunities in the financial markets. Institutional and high-net-worth products include: large and small cap value equity and growth equity; global and emerging markets fixed income; cash management; alternative investment strategies, including hedge funds, private equity, venture capital and collateralized bond obligations; and wrap accounts.

    In addition, the asset management department serves individual investors through its management of The Bear Stearns Funds, a family of mutual funds which include: S&P STARS, Large Cap Value, Small Cap Value, The Insiders Select, Focus List, International Equity, Balanced, Total Return Bond, High Yield Total Return, and The Emerging Markets Debt Portfolios.

  Other

    We derive substantial net-interest income from customer margin loans and securities lending.

    Customer Financing.  Securities transactions are effected for customers on either a cash or margin basis. In a margin transaction, we extend credit to a customer for a portion of the purchase price that is collateralized by securities and cash in the customer's account, in accordance with regulatory and internal requirements. We receive income from interest charged on the extension of credit. The rate of interest charged to customers for margin financing is based upon the federal funds rate, broker's call rate or LIBOR.

    Securities Lending Activities.  In connection with both our trading and brokerage activities, we borrow and lend securities to broker-dealers and other trading entities to cover short sales and to complete transactions in which customers have failed to deliver securities by settlement date.

  Administration and Operations

    Administration and operations personnel are responsible for processing of securities transactions; receipt, identification and delivery of funds and securities; internal financial controls; accounting functions; office services; custody of customer securities; and overseeing our margin accounts and correspondent organizations. The processing, settlement, and accounting for transactions for the

Company, correspondent organizations, and the customers of correspondent organizations is handled by a staff of approximately 5,000 employees located in separate operations offices in New York City and Whippany, New Jersey and, to a lesser extent, in our offices worldwide.

    We execute our own and correspondent transactions on US exchanges and in the OTC market. We clear all of our domestic and international transactions (i.e., delivery of securities sold, receipt of securities purchased, and transfer of related funds) through our own facilities, unaffiliated commercial banks, other broker-dealers, and through memberships in various clearing corporations.

    There can be significant fluctuation in the volume of transactions we process, clear and settle. Operations personnel monitor day-to-day operations to assure compliance with applicable laws, rules and regulations.

  International

    Outside the US, we, through our international subsidiaries, provide various services including investment banking, securities trading and brokerage and clearance activities to corporations, governments, institutions and individuals throughout the world. These international subsidiaries have memberships on various foreign securities and futures exchanges.

    BSIL is based in London and provides investors and issuers with a full range of products and services in both international and US equities, fixed income, exchange-traded futures and options, and foreign exchange. In addition, BSIL is a major sales and trading center within our global fixed income and equity-related derivative businesses. BSIL has a growing investment banking capability and is also enhancing its service to our growing clearance business in Europe.

    Bear Stearns Japan Limited ("BSJL"), based in Tokyo, serves the diverse needs of Japanese corporations, financial institutions and government agencies by offering a range of international fixed income and equity products as well as listed futures. BSJL also offers a range of derivative products within Japan with special focus on credit and equity derivatives. Mergers and acquisitions, corporate finance and restructuring services are also available for local and cross-border business. Over the past year, BSJL became active in the local mortgage-backed securities and distressed debt markets.

    Bear Stearns Asia Limited ("BSAL"), based in Hong Kong, acts as the regional headquarters for our activities in the Asia-Pacific region, excluding Japan. This office provides equity and fixed income sales and trading, international equity and fixed income research, and investment banking services to institutional and individual clients in Asia. The representative offices of Bear Stearns located in Beijing and Shanghai support the efforts of BSAL.

    Bear Stearns Bank plc (the "Bank") based in Dublin, allows our existing and prospective clients the choice of dealing with a banking counterparty. The Bank also serves as a platform from which we direct our international banking activities, gaining easier access to worldwide markets, and thereby expanding our client base and product range.

  Competition

    We encounter intense competition in all aspects of the securities business and compete directly with other securities firms—both domestic and foreign—many having substantially greater capital and resources and offering a wider range of financial services than we do. Besides competition from firms in the securities business, in recent years we have experienced increasing competition from other sources, such as commercial banks and insurance companies. We believe that the principal factors affecting competition involve the caliber and ability of professional personnel, the relative price of the service and products being offered, and the quality of service.

  Regulations and Other Factors Affecting The Company And The Securities Industry

    The securities industry in the US is subject to extensive regulation under both federal and state laws. Moreover, Bear Stearns is registered as an investment adviser with the SEC. Much of the regulation of broker-dealers has been delegated to self-regulatory organizations, principally the NASD, the Municipal Securities Rulemaking Board, and national securities exchanges such as the NYSE, which has been designated by the SEC as the primary regulator of certain of our subsidiaries, including Bear Stearns and BSSC. These self-regulatory organizations (i) adopt rules, subject to approval by the SEC, that govern the industry and (ii) conduct periodic examinations of our operations. Securities firms are also subject to regulation by state securities administrators in those states where they conduct business.

    US broker-dealers are subject to regulations which cover all aspects of the securities business including: sales methods; trade practices; use and safekeeping of customer funds and securities; capital structures; recordkeeping; and the conduct of directors, officers and employees. The types of regulations to which investment advisers are subject include: recordkeeping; fee arrangements; client disclosure; and the conduct of directors, officers and employees. The mode of operation and profitability of broker-dealers or investment advisers may be directly affected by new legislation, changes in rules promulgated by the SEC and self-regulatory organizations, and changes in the interpretation or enforcement of existing laws and rules. The SEC, self-regulatory organizations and state securities commissions may conduct administrative proceedings that can result in censures, fines, the issuance of cease-and-desist orders, and the suspension or expulsion of a broker-dealer or an investment adviser, its officers or employees. The principal purpose of regulation and discipline of broker-dealers and investment advisers is the protection of customers and the securities markets, rather than the protection of creditors and stockholders of broker-dealers or investment advisers. On occasion our subsidiaries have been subject to investigations and proceedings, and sanctions have been imposed for infractions of various regulations, none of which, to date, has had a material adverse effect on us or our business.

    The Market Reform Act of 1990 (the "Market Reform Act") was adopted to strengthen the SEC's regulatory oversight of the national securities markets and to increase the efficacy and stability of such markets by, among other things: (i) providing the SEC with discretion to halt securities trading on any national exchange for the protection of investors; (ii) requiring broker-dealers and other registrants to regularly provide information to the SEC regarding holding companies and other affiliated entities whose activities can impact their financial condition; (iii) requiring broker-dealers and other registrants who execute large-trade orders to provide information to the SEC regarding such transactions; and (iv) allowing the SEC to prosecute market participants who violate SEC rules and regulations designed to maintain fair and orderly markets. The SEC has adopted the Risk Assessment Reporting Requirements for Brokers and Dealers (the "Risk Assessment Rules") to implement the provisions of the Market Reform Act. The Risk Assessment Rules require that broker-dealers: (i) have an organizational chart; (ii) maintain risk-management procedures or standards for monitoring and controlling risks; (iii) maintain and preserve records and other information; and (iv) file quarterly reports covering the risk-management procedures and the financial and securities activities of the holding companies of broker-dealers, or broker-dealer affiliates or subsidiaries that are reasonably likely to have a material impact on the financial and operational condition of the broker-dealer.

    The Insider Trading and Securities Fraud Enforcement Act of 1988 was adopted to strengthen the SEC's ability to deter, detect, and punish insider trading by, among other things: (i) increasing civil penalties that can be assessed against controlling persons who purposefully or recklessly fail to take adequate measures to prevent insider trading; (ii) allowing the SEC to provide cash rewards to individuals who provide evidence of insider trading; (iii) affirming the government's ability to obtain criminal sanctions against those found guilty of insider trading; and (iv) requiring broker-dealers and investment advisors to establish and enforce written procedures reasonably designed to prevent the misuse of material, non-public information.

    The Government Securities Act of 1986 (the "Government Securities Act") was adopted to decrease volatility and increase investor confidence and liquidity in the government securities market by creating a coordinated and comprehensive regulatory structure for the market where none had previously existed. In particular, the Government Securities Act: (i) requires broker-dealers solely involved in government securities to register with the SEC; (ii) allows the Secretary of the Treasury to adopt rules regarding the custody, use, transfer, and control of government securities; and (iii) bestows upon the SEC the authority to enforce such rules as to broker-dealers and other SEC registrants.

    The futures industry in the US is subject to regulation under the Commodity Exchange Act, as amended. The CFTC is the federal agency charged with the administration of the Commodity Exchange Act and the regulations thereunder. Bear Stearns and BSSC are registered with the CFTC as futures commission merchants and are subject to regulation as such by the CFTC and various domestic boards of trade and other futures exchanges. Bear Stearns' and BSSC's futures business is also regulated by the NFA, a not-for-profit membership corporation, which has been designated a registered futures association by the CFTC.

    As registered broker-dealers and member firms of the NYSE, both Bear Stearns and BSSC are subject to the Net Capital Rule (Rule 15c3-1) (the "Net Capital Rule") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which has been adopted through incorporation by reference in NYSE Rule 325. The Net Capital Rule, which specifies minimum net capital requirements for registered broker-dealers, is designed to measure the general financial integrity and liquidity of broker-dealers and requires that at least a minimal portion of assets be kept in relatively liquid form.

    Bear Stearns and BSSC are also subject to the net capital requirements of the CFTC and various futures exchanges, which generally require Bear Stearns and BSSC to maintain minimum net capital equal to the greater of the alternative net capital requirement provided for under the Exchange Act or 4% of the funds required to be segregated under the Commodity Exchange Act and the regulations promulgated thereunder.

    Compliance with the Net Capital Rule could limit those operations of Bear Stearns and/or BSSC that require significant capital usage, such as underwriting, trading and the financing of customer margin-account debit balances. The Net Capital Rule could also restrict our ability to withdraw capital from Bear Stearns or BSSC, which in turn could limit our ability to pay dividends, pay interest, repay debt, or redeem or purchase shares of our outstanding capital stock. Additional information regarding net capital requirements is set forth in Footnote 7, entitled "Regulatory Requirements" in our Annual Report on Form 10-K for the fiscal year ended June 30, 1999. See "Where You Can Find More Information" and "General Information."

    Bear Stearns and BSSC are members of the Securities Investor Protection Corporation ("SIPC"), which provides insurance protection for customer accounts held by these entities of up to $500,000 for each customer, subject to a limitation of $100,000 for cash balance claims in the event of the liquidation of a broker-dealer. In addition, all customer accounts are fully protected by an excess securities bond, issued by the Travelers Casualty and Surety Company, up to the amount of total net equity (both cash and securities) in excess of the underlying SIPC protection.

    The activities of our bank and trust company subsidiary, CTC, are regulated by the New Jersey Department of Banking and Insurance and the Federal Deposit Insurance Corporation ("FDIC"). FDIC regulations applicable to CTC limit the extent to which CTC and Bear Stearns may have common directors or may share physical facilities. FDIC regulations require certain disclosures in connection with joint advertising or promotional activities conducted by Bear Stearns and CTC. Such regulations also restrict certain activities of CTC in connection with the securities business of Bear Stearns. The Competitive Banking Act limits (i) an expansion in the scope of the activities of CTC, (ii) the cross-marketing of certain services with its affiliates and (iii) the use of overdrafts at Federal Reserve banks on behalf of affiliates.

    BSIL is a full service broker-dealer based in London and is a member of the Eurex, IPE, LCE, LIFFE, OMLX, MATIF and LCH. Another London subsidiary, Bear, Stearns International Trading Limited ("BSIT"), is a market-maker in various non-dollar denominated equity securities and is a member of the London Stock Exchange. BSIL and BSIT are subject to the United Kingdom Financial Services Act 1986, which governs all aspects of the investment business in the United Kingdom including: regulatory capital, sales and trading practices, use and safekeeping of customer funds, securities recordkeeping, margin practices and procedures, registration standards for individuals, periodic reporting and settlement procedures. BSIL and BSIT are supervised by and are regulated in accordance with the rules of the SFA.

    BSJL is a Tokyo broker-dealer registered with the Japanese Ministry of Finance. BSJL sells equity and fixed income securities to Japanese institutional customers. BSJL has a membership on the Tokyo Stock Exchange, TIFFE and the Osaka Stock Exchange. Bear Stearns Hong Kong Ltd. is a member of the Securities and Futures Commission and sells US futures to retail customers. BSAL is a member of the Shanghai Stock Exchange and the Stock Exchange of Hong Kong and sells equity and fixed income securities and derivative products to institutional and retail customers in Asia (excluding Japan) and also provides investment banking services to institutional clients. Bear Stearns Singapore Pte. Limited is a broker-dealer registered with the Monetary Authority of Singapore and sells fixed income and equity securities, including derivatives, to institutional investors in Singapore, Southeast Asia, Australia and New Zealand.

    Bear Stearns Bank plc is an Dublin-based bank incorporated in 1996 and subsequently granted a banking license under the Irish Central Bank Act, 1971. The Bank engages in capital markets activities with particular focus on the trading and sales of OTC interest-rate derivatives products.

    We, like other securities firms, are directly affected by such things as: national and international economic and political conditions, broad trends in business and finance, legislation and regulations affecting the national and international financial and business communities, fluctuating currency values, the level and volatility of interest rates, and fluctuations in the volume and the price levels in the securities and futures markets. These and other factors can affect our volume of security new issues, mergers and acquisitions, and business restructurings; the stability and liquidity of securities and futures markets; and the ability of issuers, other securities firms and counterparties to perform on their obligations. Decrease in the volume of security new issues, mergers and acquisitions or restructurings, generally results in lower revenues from investment banking and, to a lesser extent, reduced principal transactions. A reduced volume of securities and futures transactions, and reduced market liquidity, generally results in lower revenues from principal transactions and commissions. Lower price levels for securities may result in a reduced volume of transactions and may also result in losses from declines in the market value of securities held in proprietary trading and underwriting accounts. In periods of reduced sales and trading, or investment banking activity, profitability may be adversely affected because certain expenses remain relatively fixed.

    Our securities trading, derivatives, arbitrage, market-making, specialist, leveraged buyout and underwriting activities are conducted by us on a principal basis and expose us to significant risk of loss. Such risks include market, counterparty credit, and liquidity risks.

    Unless otherwise noted, all information contained under "Description of the Company" is as of June 30, 1999.

CERTAIN US FEDERAL INCOME TAX CONSIDERATIONS

    In the opinion of Cadwalader, Wickersham & Taft, special tax counsel to us, the following discussion summarizes certain of the US federal income tax consequences of the purchase, beneficial ownership and disposition of Notes. Except as provided below under "—Federal Income Tax Consequences to Non-US Holders," this summary deals only with a Holder that is:

  •
  a citizen or resident of the United States;

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  a corporation, partnership or other business entity created or organized in or under the laws of the United States or any State or political subdivision thereof (including the District of Columbia);

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  an estate the income of which is subject to US federal income taxation regardless of its source; or

  •
  a trust with respect to which a court within the United States is able to exercise primary supervision over its administration, and one or more United States persons have the authority to control all of its substantial decisions (each, a "US Holder").

As used in this summary, the term "Non-US Holder" means a Holder that is not a "US Holder."

    An individual may, subject to certain exceptions, be deemed to be a resident of the United States by reason of being present in the United States for at least 31 days in the calendar year and for an aggregate of at least 183 days during a three-year period ending in the current calendar year (counting for such purposes all of the days present in the current year, one-third of the days present in the immediately preceding year, and one-sixth of the days present in the second preceding year).

    This summary is based on interpretations of the Internal Revenue Code of 1986, as amended (the "Code"), regulations issued thereunder, and rulings and decisions currently in effect (or in some cases proposed), all of which are subject to change. Any such change may be applied retroactively and may adversely affect the federal income tax consequences described herein. This summary addresses only Holders that purchase Notes at initial issuance, and own Notes as capital assets and not as part of a "straddle" or a "conversion transaction" for federal income tax purposes, or as part of some other integrated investment. This summary does not discuss all of the tax consequences that may be relevant to particular investors or to investors subject to special treatment under the federal income tax laws (such as life insurance companies, retirement plans, regulated investment companies, securities dealers, expatriates or investors whose functional currency is not the US dollar). Persons considering the purchase of Notes should consult their own tax advisors concerning the application of US federal income tax laws to their particular situations as well as any consequences of the purchase, beneficial ownership and disposition of Notes arising under the laws of any other taxing jurisdiction.

Federal Income Tax Consequences to US Holders

  Treatment of Interest

    Stated interest on the Notes will be taxable to a US Holder as ordinary interest income as the interest accrues or is paid (in accordance with the US Holder's method of tax accounting).

  Treatment of Dispositions of Notes

    Upon the sale, exchange, retirement or other taxable disposition of a Note, a US Holder will recognize gain or loss equal to the difference between the amount received (other than amounts in respect of accrued and unpaid interest, which will be taxable as such) and the adjusted tax basis of the Note. A US Holder's tax basis in a Note will be, in general, such US Holder's cost therefor. Gain or loss realized on the sale, exchange or retirement of a Note generally will be capital gain or loss, and will be long-term capital gain or loss if, at the time of such sale, exchange or retirement, the Note had been held for more than one year.

Federal Income Tax Consequences to Non-US Holders

    The following is a summary of the US federal income tax consequences generally applicable to Non-US Holders of the Notes. For purposes of the following discussion, interest and gain on the sale, exchange or other disposition of the Note will be considered "US trade or business income" if such income or gain is (i) effectively connected with the conduct of a trade or business in the United States, or (ii) in the case of a treaty resident, attributable to a permanent establishment (or in the case of an individual, to a fixed base) in the United States.

  Treatment of Interest

    A Non-US Holder will not be subject to US federal income or withholding tax in respect of interest income on the Notes if:

  •
  the interest is not US trade or business income;

  •
  the Non-US Holder provides an appropriate statement on IRS Form W-8 or Form W-8BEN, together with all appropriate attachments, signed under penalties of perjury, identifying the Non-US Holder and stating, among other things, that the Non-US Holder is not a United States person; and

  •
  the Non-US Holder is not a "10-percent shareholder" or a "related controlled foreign corporation" with respect to the Company (as specially defined for US federal income tax purposes).

If a Note is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide a signed statement accompanied by a copy of the IRS Form W-8, Form W-8BEN or the substitute form provided by the beneficial owner to the organization or institution.

    To the extent these conditions are not met, a 30% withholding tax will apply to interest income on the Notes, unless an income tax treaty reduces or eliminates such tax or unless the interest is US trade or business income and the Non-US Holder provides an appropriate statement to that effect. In the latter case, such Non-US Holder generally will be subject to US federal income tax with respect to all income from the Notes in the same manner as US Holders, as described above. Additionally, in such event, Non-US Holders that are corporations could be subject to a branch profits tax on such income as well.

  Treatment of Dispositions of Notes

    Generally, a Non-US Holder will not be subject to federal income tax on any amount which constitutes capital gain upon the sale, exchange, retirement or other disposition of a Note unless such Holder is an individual present in the United States for 183 days or more in the taxable year of the sale, exchange, retirement or other disposition and certain other conditions are met, or unless the gain is US trade or business income. In the latter event, generally Non-US Holders will be subject to US federal income tax with respect to such gain, in the same manner as US Holders, as described above. Additionally, in such event, Non-US Holders that are corporations could be subject to a branch profits tax on such income as well.

  Treatment of Notes for US Federal Estate Tax Purposes

    A Note will not be subject to US federal estate tax, provided the Non-US Holder is not at the time of death a "10-percent shareholder" of the Company (as specially defined for US federal income tax purposes) and payments of interest on such Notes would not have been considered US trade or business income.

US Information Reporting Requirements and Backup Withholding Tax

    Under certain circumstances, the Code requires "information reporting" annually to the Internal Revenue Service (the "IRS") and to each Holder, and "backup withholding" at a rate of 31% with respect to certain payments made on or with respect to the Notes. Backup withholding and information reporting generally do not apply with respect to certain Holders, including corporations, tax-exempt organizations, qualified pension and profit sharing trusts and individual retirement accounts. Backup withholding will apply to a US Holder only if the US Holder:

  •
  fails to furnish its Taxpayer Identification Number ("TIN"), which for an individual would be his or her Social Security Number;

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  furnishes an incorrect TIN;

  •
  is notified by the IRS that it has failed to properly report payments of interest and dividends; or

  •
  under certain circumstances, fails to certify, under penalty of perjury, that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding for failure to report interest and dividend payments. The application for exemption is available by providing a properly completed IRS Form W-9.

    A Non-US Holder that provides an IRS Form W-8 or Form W-8BEN, together with all appropriate attachments, signed under penalties of perjury, identifying the Non-US Holder and stating that the Non-US Holder is not a United States person will not be subject to IRS reporting requirements and US backup withholding. With respect to interest paid on or after January 1, 2001, IRS Forms W-8BEN generally will be required from the beneficial owners of interests in a Non-US Holder that is treated as a partnership for US federal income tax purposes.

    The payment of the proceeds on the disposition of a Note by a Non-US Holder to or through the US office of a broker generally will be subject to information reporting and backup withholding at a rate of 31% unless the Holder either certifies its status as a Non-US Holder under penalties of perjury on IRS Form W-8 or Form W-8BEN (as described above) or otherwise establishes an exemption. The payment of the proceeds on the disposition of a Note by a Non-US Holder to or through a non-US office of a non-US broker will not be subject to backup withholding or information reporting unless the non-US broker is a "US related person" (as defined below). The payment of proceeds on the disposition of a Note by a Non-US Holder to or through a non-US office of a US broker or a US related person generally will be subject to information reporting and backup withholding unless the Holder certifies its status as a Non-US Holder under penalties of perjury or the broker has certain documentary evidence in its files as to the Non-US Holder's foreign status and the broker has no actual knowledge to the contrary.

    For this purpose, a "US related person" is:

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  a "controlled foreign corporation" (as specially defined for US federal income tax purposes);

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  a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment (or for such part of the period that the broker has been in existence) is derived from activities that are effectively connected with the conduct of a US trade or business; or

  •
  for payments made on or after January 1, 2001, a foreign partnership if at any time during its tax year one or more of its partners are United States persons who, in the aggregate, hold more than 50% of the income or capital interest of the partnership or if, at any time during its taxable year, the partnership is engaged in the conduct of a US trade or business.

    Backup withholding is not an additional tax and may be refunded (or credited against the Holder's US federal income tax liability, if any), provided that certain required information is furnished. The information reporting requirements may apply regardless of whether withholding is required. Copies of the information returns reporting such interest and withholding also may be made available to the tax authorities in the country in which a Non-US Holder is a resident under the provisions of an applicable income tax treaty or agreement.

State, Local and Foreign Taxes

    Holders should consult their tax advisors with respect to state, local and foreign tax considerations relevant to an investment in Notes.

UNDERWRITING

    Subject to the terms and conditions set forth in an underwriting agreement dated August 10, 2000 (the "Underwriting Agreement") between the Company and the Underwriters named below, the Company has agreed to sell to each of the Underwriters, and each of the Underwriters has severally, and not jointly, agreed to purchase from the Company, the aggregate principal amount of Notes set forth opposite its name below.

Underwriter	Principal Amount of Notes
Bear, Stearns & Co. Inc.	$348,000,000
Bear, Stearns International Limited	180,000,000
ABN AMRO Bank N.V.	9,000,000
Banc of America Securities LLC	9,000,000
Banc One Capital Markets, Inc.	9,000,000
Bank Brussel Lambert N.V	9,000,000
Barclays Bank PLC	9,000,000
Dresdner Bank AG London Branch	9,000,000
Wachovia Securities, Inc.	9,000,000
UBS Warburg LLC	9,000,000

Total	$600,000,000

    The Underwriters have advised us that they propose to offer the Notes to the public at the offering price established through the DAiSSSM auction. If bids in an amount equal to the aggregate amount of Notes offered had not been received at the close of the regular auction period in the DAiSSSM auction, Bear Stearns had the option to consult with us and submit a bid at the maximum clearing spread in an amount to bring the total amount bid to the aggregate amount of the offering. The amount of Notes bid for and allocated to the Underwriters for their own accounts may be sold by the Underwriters to customers at prevailing market rates or to certain dealers at a price that reflects concessions not in excess of 0.225% of the principal amount of the Notes. Such dealers may reallow a concession to other dealers not in excess of 0.125% of the principal amount of the Notes. After the initial offering to the public, the public offering price and other selling terms may be changed. The Underwriting Agreement provides that the Company will pay as underwriters' compensation the amounts set forth as underwriting discount on the table on the cover page of this prospectus supplement. The expenses of the offering of the Notes are estimated to be approximately $300,000.

    The Notes were priced and allocated to bidders pursuant to the DAiSSSM auction conducted by the Underwriters. DAiSSSM allows bidders to directly participate in the pricing of the Notes through Internet access to an auction site, by submitting conditional offers to buy that are subject to acceptance by the Underwriters and us. These bids may directly affect the price at which the Notes are sold. The final offering price at which the Notes will be sold and the allocation of the Notes by the Underwriters among bidders was based on the results of the DAiSSSM auction, subject to possible stabilization activity described below. For more information concerning DAiSSSM see "Plan of Distribution" in the accompanying prospectus and the auction rules attached to this prospectus supplement as Appendix A. This prospectus supplement sets forth the final price of the Notes and other information regarding the underwriting arrangements following completion of the DAiSSSM auction.

    In the event of default by one or more Underwriters, the Underwriting Agreement provides that in certain circumstances other underwriters may be substituted or the commitment of each non-defaulting Underwriter may be increased up to 10%. However, if the default involves more than 10% of the aggregate principal amount of the Notes, the Underwriting Agreement may be terminated.

    The Underwriting Agreement provides that the obligations of the Underwriters are subject to certain conditions precedent and that the Underwriters will purchase all of the Notes if any are purchased. The Underwriters reserve the right to withdraw, cancel or modify the offering, and to reject orders in whole or in part.

    Bear Stearns is acting as Global Coordinator and BSIL is the International Coordinator for the offering of the Notes. The Underwriters propose initially to offer the Notes for sale in the United States and in those jurisdictions in Europe and Asia where it is legal to make such offers. All Notes to be sold to purchasers in Europe will be sold through BSIL, as the International Coordinator. However, no action has been or, except in connection with the application for the Notes to be admitted to the Official List of the UK Listing Authority, will be taken in any jurisdiction by the Underwriters or the Company that would permit a public offering of the Notes or possession or distribution of this prospectus supplement and the accompanying prospectus in any jurisdiction, other than the United States, where, or in any circumstances in which, action for that purpose is required.

    Each Underwriter has represented and agreed that:

      (a) it has not offered or sold and will not offer or sell any Notes to persons in the United Kingdom, prior to the earlier of the expiry of the period of six months from the Settlement Date and the admission of the Notes to listing in accordance with Part IV of the Financial Services Act 1986, except to those persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995 or the Financial Services Act 1986;

      (b) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom; and

      (c) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Notes, other than any document which consists of or any part of listing particulars, supplementary listing particulars or any other document required or permitted to be published by listing rules under Part IV of the Financial Services Act 1986, to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or is a person to whom the document may otherwise lawfully be issued or passed on.

    Each Underwriter has agreed that it will (to the best of its knowledge and belief) comply with all applicable securities laws and regulations in force in any jurisdiction in which it offers, sells or delivers any of the Notes or possesses or distributes this prospectus supplement and the accompanying prospectus and will obtain any consent, approval or permission which is (to the best of its knowledge and belief) required by it for the purchase, offer, sale or delivery by it of the Notes under the laws and regulations in force in any jurisdiction to which it is subject or in which it makes such purchases, offers, sales or deliveries and neither we nor any other Underwriter shall have any responsibility therefor.

    You may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase in addition to the issue price set forth on the cover page hereof.

    The Notes are a new issue of securities with no established trading market. Although we intend to cause the Notes to be admitted to the Official List of the UK Listing Authority, no guarantees can be given that the application will be approved, and we do not intend to apply for listing of the Notes on a national securities exchange in the United States. We have been advised by Bear Stearns that, following completion of the offering of the Notes, Bear Stearns and its affiliates and certain of the other Underwriters intend to make a market in the Notes, although they are under no obligation to do so and may discontinue any market-making activities at any time without notice. Accordingly, no guarantees can be given as to whether an active trading market for the Notes will develop or, if such a trading market develops, as to the liquidity of such trading market.

    All secondary trading in the Notes will settle in same day funds. See "Description of the Notes—Book-Entry, Delivery and Form—Global Clearance and Settlement Procedures."

    It is expected that delivery of the Notes will be made against payment therefor on or about August 17, 2000, which is the fifth business day following the date hereof (such settlement cycle being herein referred to as "T+5"). Purchasers of Notes should note that the ability to settle secondary market trades of the Notes executed on the date of pricing may be affected by the T+5 settlement.

    The Underwriting Agreement provides that we will indemnify the Underwriters against certain liabilities, including liabilities under the United States Securities Act of 1933, as amended, or contribute to payments the Underwriters may be required to make in respect thereof.

    Bear Stearns and BSIL, in their capacities as Underwriters, have committed to purchase from us 88% of the principal amount of the Notes being underwritten by the Underwriters on the same basis as the other Underwriters. Bear Stearns and BSIL are our wholly-owned subsidiaries. To the extent that part or all of the Notes so purchased by Bear Stearns or BSIL are not resold by them at the initial offering price, the funds derived from our sale of the Notes on a consolidated basis may be reduced, because we will not derive any additional funds from Notes purchased by Bear Stearns or BSIL and not resold. Bear Stearns and BSIL intend to resell any Notes that they are unable to resell from time to time, at prevailing market prices, subject to applicable prospectus delivery and other legal requirements.

    Certain of the Underwriters and their affiliates engage from time to time in general financing and banking transactions with us and our affiliates.

    The offer and sale of the Notes in respect of which this prospectus supplement is delivered complies with the requirements set forth in Rule 2720 of the Conduct Rules of the NASD regarding underwriting securities of an affiliate of an NASD member.

    In order to facilitate the offering of the Notes, Bear Stearns, in its capacity as Global Coordinator of the offering of the Notes, may over-allot or effect transactions which stabilize or maintain the market price of the Notes at a level which might not otherwise prevail in the open market. Specifically, Bear Stearns, on behalf of the Underwriters, may over-allot or otherwise create a short position in the Notes for the account of the Underwriters by selling more Notes than have been sold to us. Bear Stearns, on behalf of the Underwriters, may elect to cover any such short position by purchasing Notes in the open market. In addition, Bear Stearns, on behalf of the Underwriters, may stabilize or maintain the price of the Notes by bidding for or purchasing Notes in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if Notes previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the Notes at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of the Notes to the extent that it discourages resales of Notes. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such transactions, if commenced, may be discontinued at any time.

LEGAL MATTERS

    The validity of the Notes will be passed upon for us by Cadwalader, Wickersham & Taft, New York, New York, U.S.A. Certain legal matters will be passed upon for the Underwriters by Kramer Levin Naftalis & Frankel LLP, New York, New York, U.S.A. Certain legal matters relating to the laws of England and Wales are being passed upon for us by Cadwalader, Wickersham & Taft, London, England, and for the Underwriters by Weil, Gotshal & Manges, London, England.

EXPERTS

    The consolidated financial statements and the related financial statement schedules incorporated by reference in this prospectus supplement from our 1999 Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

GENERAL INFORMATION

    We are incorporated with shares and limited liability under the laws of the State of Delaware, the United States. Our registered office is at The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, USA. Our principal executive office is 245 Park Avenue, New York, New York 10167, USA.

    So long as the Notes are outstanding, copies of the following documents will be available from our principal executive office and from the specified offices of the paying agents in London:

      (i) our Certificate of Incorporation and By-laws;

      (ii) our published audited consolidated financial statements contained in our Annual Report on Form 10-K for the two fiscal years ended June 30, 1999 and 1998;

      (iii) our published unaudited consolidated financial statements contained in our Quarterly Report on Form 10-Q for the three and six month periods ended May 26, 2000 and May 28, 1999 and the Transition Report on Form 10-Q for the five month periods ended November 26, 1999 and November 27, 1998;

      (iv) the Underwriting Agreement and the Indenture;

      (v) a copy of this prospectus supplement and accompanying prospectus;

      (vi) the written agreement of Cadwalader, Wickersham & Taft referred to below; and

      (vii) any other documents incorporated herein by reference.

    Our consolidated financial statements for each of the three fiscal years ended June 30, 1999, 1998 and 1997 were audited, without qualification, by Deloitte & Touche LLP, 2 World Financial Center, New York, New York 10281, U.S.A., independent certified public accountants, in accordance with auditing standards generally accepted in the United States.

    Cadwalader, Wickersham & Taft have given and have not withdrawn their written agreement to the inclusion of their tax summary in this prospectus supplement in the form and context in which it appears.

    Other than as disclosed or contemplated herein, there has been no material change in our financial or trading position or material adverse change in our financial position or prospects since June 30, 1999.

    In the normal course of our business, we have been named as defendant in numerous civil actions arising out of our activities as broker and dealer in securities, as an underwriter, as an investment banker, as employer or arising out of alleged employee misconduct. Several of these actions are class actions that allege damages in large or indeterminate amounts. Although the ultimate outcome of these actions cannot be ascertained at this time, it is the opinion of our management, after consultation with relevant counsel, that the resolution of these actions will not have a material adverse effect on our consolidated financial condition. Included among these actions is an action that is pending in the United States District Court for the Southern District of New York filed by Henryk de Kwiatkowski, a former customer of Bear Stearns. The amended complaint in this action alleges claims for breach of fiduciary duty and negligence. On May 17, 2000, a jury returned a verdict finding that Bear Stearns, BSSC and Bear Stearns Forex Inc. ("Forex"), wholly owned subsidiaries of the Company, were liable to Mr. de Kwiatkowski for negligence and awarded damages in the amount of $111.5 million. The jury also found that the defendants had not breached any fiduciary duties. On June 2, 2000, the court also awarded pre-judgement interest of $52.3 million. Bear Stearns, BSSC and Forex have filed appropriate motions to overturn the verdict in the district court and if such motions are unsuccessful, plan to appeal the verdict. During May 2000, in light of such verdict, Bear Stearns increased litigation reserves by an appropriate amount. Subject to the foregoing, there are no legal or arbitration proceedings (including any such proceedings which are pending or threatened) of which we are aware which may have or have had during the 12 months before the date of this document a material effect on our consolidated financial condition.

    The Notes have been assigned Euroclear and Clearstream Luxembourg Common Code 011633536, International Security Identification Number (ISIN) US073902BV99 and CUSIP No. 073902BV9.

APPENDIX A

DAiSSSM—Auction Rules For Registered Offerings

A. Auction Eligibility

  1.
  To access Bear Stearns' Internet website Access@bear from the Bear Stearns Home Page, you, the Bidder, must have a Bear Stearns User ID and password. If you do not have a Bear Stearns User ID and password, please call your Bear Stearns sales representative.

  2.
  In order to participate in a DAiSS new issue auction, for legal and security reasons, you must complete the jurisdictional eligibility certification, register and create a user-defined password.

  3.
  Once you have completed the jurisdictional eligibility certification, registered for the auction and entered your selected password, your registration will be processed. You may contact your sales representative or click "Register" on the DAiSS Home Page to determine the status of your registration. Until your registration is approved, you will not be granted access to any auction screens or offering documents.

  4.
  Upon Bear Stearns' approval of your auction registration, you will be permitted access to the "Official Documents" hyperlink. Only by clicking "Official Documents," reentering your auction password and certifying that you have read the official documents by clicking "Submit Acknowledgment" will you be permitted to proceed to the auction portion of the website.

  5.
  Bear Stearns reserves the right to decline to approve any Bidder for participation in any DAiSS new issue auction or revoke any Bidder's ability to participate in any DAiSS new issue auction at any time.

  6.
  Your computer should be equipped with a standard web browser such as Netscape Navigator™ 4.06 or higher or Microsoft Internet Explorer™ 4.0 or higher, with Java, Javascript and cookies enabled.

B.  Bidding

  1.
  General Rules

  a.
  Each Bid you submit is a conditional offer to buy the securities being auctioned, which, unless it previously has been removed by you, may be accepted by Bear Stearns at any time after the close of the auction and the pricing of the offering.

  b.
  You may submit up to three Bids. Each Bid will be independent of any of your other Bids. In some auctions, the issuer may permit you to submit more than three Bids. The Term Sheet (as defined below) related to the offering will reflect the number of permitted Bids. The aggregate of your bids may be subject to a Maximum Quantity Restriction.

DAiSS is a service mark of Bear, Stearns & Co. Inc.

PROPRIETARY & CONFIDENTIAL PROPERTY OF BEAR, STEARNS & CO. INC. © 2000. ALL RIGHTS RESERVED. DISCLOSURE OF THESE RULES OTHER THAN AS EXPRESSLY AUTHORIZED BY BEAR STEARNS IN WRITING IS STRICTLY FORBIDDEN.

VERSION 1.5

    c.
    Each Bid must be submitted in an integral multiple of $5,000, and in 1/4 basis point increments. The Term Sheet will indicate the minimum denomination established for the offering (in most auctions, minimum denominations of $250,000 will be established for non-U.S. Bidders).

    d.
    There may be a Maximum Quantity Restriction (the maximum aggregate dollar amount of securities that you may submit in an auction) on the total outstanding Bids of any Bidder. If such a restriction is established for an auction, it will be reflected on the Term Sheet related to the offering.

    e.
    Should you experience system failure or difficulties, please contact your Bear Stearns sales representative for assistance at least twenty minutes prior to the commencement of the auction. Bear Stearns' Syndicate Desk will submit the Bid you communicate over a taped line into DAiSS utilizing BidAssist.

  2.
  Bid Changes or Removal

  a.
  You may change or remove one or more of your Bids in accordance with the procedures set forth below.

  (1)
  During the first hour of the Regular Auction Period (as defined in Section E below):

  (a)
  For a single Bid—You may change your Bid an unlimited number of times in order to narrow the spread or increase the quantity of securities. You may change your Bid only once in order to widen the spread or decrease the quantity. You may remove your Bid.

  (b)
  For multiple Bids—You may change one or more Bids an unlimited number of times in order to narrow the spread or increase the quantity. You may change each Bid only once in order to widen the spread or decrease the quantity. You may remove one or more Bids.

  (2)
  During the second hour of the Regular Auction Period:

  (a)
  For a single Bid—You may change your Bid an unlimited number of times in order to narrow the spread or increase the quantity of securities. You may remove your Bid. You may resubmit your Bid at a later time only if the Bid you resubmit is either at (i) a lower spread or (ii) the same spread and in an amount that is, at least, the greater of 5% and $5,000 more than your original Bid. You may not change your Bid to increase the spread.

  (b)
  For multiple Bids—You may change each Bid an unlimited number of times in order to narrow the spread or increase the quantity. If you remove one Bid, all Bids will be removed. You may resubmit a Bid at a later time only if the Bid you resubmit is either (i) at a lower spread than the weighed average spread of the Bids removed or (ii) at the weighted average spread and in an amount that is, at least, the greater of 5% and $5,000 more than the total quantity of the Bids removed.

PROPRIETARY & CONFIDENTIAL PROPERTY OF BEAR, STEARNS & CO. INC. © 2000. ALL RIGHTS RESERVED. DISCLOSURE OF THESE RULES OTHER THAN AS EXPRESSLY AUTHORIZED BY BEAR STEARNS IN WRITING IS STRICTLY FORBIDDEN.

VERSION 1.5

      (c)
      If you remove a Bid during the first hour of the Regular Auction Period and want to resubmit a Bid during the second hour of the Regular Auction Period, the procedures related to changes during the second hour shall apply.

      (3)
      During the Quiet Close (as defined in Section E below), you may only improve your Bid(s) in one basis point increments; you may not add a Bid, change the quantity of existing Bids or resubmit a previously removed Bid. If you choose to remove a Bid, all of your Bids will be removed.

      (4)
      You must confirm any Bid submission, change or removal activity by inputting your password on the Cash Bid or BidAssist screen within the period (first or second hour of the Regular Auction Period or Quiet Close) initiated in order to retain that period's status. Please be aware that based on the speed of your computer system and the level of traffic, it may take some time to receive your internet transmission.

    b.
    If the issuer, in conjunction with Bear Stearns, determines to change the Maximum Quantity Restriction and/or the Amount to be Issued, and there is less than one-half hour remaining in the Regular Auction Period, the issuer will permit the Regular Auction Period to be extended to permit Bidders at least one-half hour to add, change or remove Bids in accordance with the rules applicable to changes and removals of Bids during the first hour of the Regular Auction Period. If the determination is made at a point during the Regular Auction Period when there is more than one-half hour remaining, the auction will not be extended. Any Bid changed during this one-half hour period will retain its initial status as a Bid during the first or second hour for allocation purposes.

    c.
    If at the close of the Regular Auction Period, Bids in the amount equal to the Amount to be Issued have not been received, Bear Stearns, upon consultation with the issuer, may submit a Bid at the Maximum Clearing Spread in an amount that will bring the total amount bid to the Amount to be Issued.

    d.
    If there is a change in overall market conditions during an auction, Bear Stearns and/or the issuer, reserve(s) the right to postpone or terminate the auction, change the Maximum Clearing Spread (as defined in Section C below) and/or allow all Bidders an opportunity to change or remove their Bids.

    e.
    Bear Stearns reserves the right to reject or cancel any and all Bids at anytime without notice.

C.  The Clearing Spread

  1.
  A Specified Pricing Index (such as an on-the-run U.S. Treasury security of a specific maturity) and a Maximum Clearing Spread (or minimum Bid) will be established by Bear Stearns and the issuer at the commencement of each auction. At the close of the auction, the Final Clearing Spread (as defined below) will be added to the Specified Pricing Index to determine the yield of the bonds.

PROPRIETARY & CONFIDENTIAL PROPERTY OF BEAR, STEARNS & CO. INC. © 2000. ALL RIGHTS RESERVED. DISCLOSURE OF THESE RULES OTHER THAN AS EXPRESSLY AUTHORIZED BY BEAR STEARNS IN WRITING IS STRICTLY FORBIDDEN.

VERSION 1.5

  2.
  Until Bids have been submitted in an amount at least equal to the Amount to be Issued, as specified on the Term Sheet, the "Current Auction Information" box on each screen will reflect Price Talk (as defined below), the Maximum Clearing Spread and the dollar amount of Bids required before a Clearing Spread (i.e., what the Final Clearing Spread would be if bidding ceased at that moment in time) can be established.

  3.
  Price Talk is the estimated spread range for the issue as determined by Bear Stearns and the issuer. The Final Clearing Spread may be above or below the lowest spread indicated in the Price Talk range.

  4.
  DAiSS will automatically reject any Bid submitted at a spread above the Maximum Clearing Spread.

  5.
  The Clearing Spread will be calculated as the lowest spread such that the Total Quantity Bid and Not Removed at that level and all lower levels would equal or exceed the Amount to be Issued.

      Example: The Amount to be Issued is $500 Million ("M"). $100M is bid at 105 (with nothing bid at a lower spread); $150M is bid at 106 and $275M is bid at 107. Since ($100M + $150M) = $250M < $500M, while ($100M + $150M + $275M) = $525M > $500M, the Clearing Spread is 107.

  6.
  Once the Total Quantity Bid and Not Removed equals or exceeds the Amount to be Issued, the "Current Auction Information" box on each auction screen will reflect the Clearing Spread and the Total Quantity Bid and Not Removed by all Bidders in the auction. This information will be updated by DAiSS and reflected on your screen automatically every 10 seconds. You may update the information at more frequent intervals simply by clicking the "Reload/Refresh" button on your web browser. Please note that Bear Stearns intends to provide access to up-to-the-minute information at all times, but cannot guarantee such access due to timing lags and systems limitations. The Internet and DAiSS are inherently subject to delays and operational failures outside the control of Bear Stearns and the issuer, which might affect the presentation of information, including the Clearing Spread, during any auction. Consequently, Bear Stearns and the issuer do not accept any responsibility for the accuracy, timeliness or completeness of any information, including the Clearing Spread, that a Bidder may be viewing at any given time resulting from such problems.

  7.
  The "Submitted Bid Information" box on your Bid Monitor screen will reflect the spread, the quantity and the tier status of each of your Bids.

  8.
  At the close of an auction, each Bid that is below the Final Clearing Spread will be allocated fully; each Bid that is at the Final Clearing Spread will be allocated in accordance with Allocation Rules (see Section F below); each Bid that is above the Final Clearing Spread will not receive any allocation.

PROPRIETARY & CONFIDENTIAL PROPERTY OF BEAR, STEARNS & CO. INC. © 2000. ALL RIGHTS RESERVED. DISCLOSURE OF THESE RULES OTHER THAN AS EXPRESSLY AUTHORIZED BY BEAR STEARNS IN WRITING IS STRICTLY FORBIDDEN.

VERSION 1.5

  9.
  Shortly after the close of an auction, your cumulative allocation will be displayed on the Final Allocation screen and your sales representative will call to confirm the allocation.

  10.
  The interest rate for the Notes, as well as the amount of Notes allocated by the underwriters to the bidders of the Notes, will be established through DAiSS (and rounded up or down to the nearest .05 of 1%). The purchase price for the Notes will be set at a premium or discount to par so as to adjust for the rounding of the interest rate established by the DAiSS auction bidding procedure.

D.  Automated Bidding via BidAssistSM

  1.
  BidAssist is an optional program that you may use to automatically improve submitted Bids to specified levels as the Clearing Spread narrows.

  2.
  When engaging BidAssist, you may automatically specify that a revised Bid is to be submitted either at the Clearing Spread or at a minimum increment below the Clearing Spread.

  3.
  If your lowest Bid equals the Final Clearing Spread, you will receive an allocation in accordance with the Allocation Rules and the time you submit such bid (see Section F). If you submit a Bid during the first hour of an auction and employ BidAssist, that Bid will retain its 1st Tier status (as defined below) for purposes of allocation, even if it is changed in the second half of the auction.

BidAssist is a service mark of Bear, Stearns & Co. Inc.

E.  Auction Timing

  1.
  An auction will consist of a Regular Auction Period and a Quiet Close.

  2.
  The Regular Auction Period is the time period established by Bear Stearns and the issuer during which you may submit Bids of any level in 1/4 basis point increments at or below the Maximum Clearing Spread, if established.

  3.
  The Quiet Close is the series of two-minute intervals that follows the Regular Auction Period. During each two-minute interval of the Quiet Close, you may improve any of your existing Bids by a minimum increment of one basis point or you may remove your Bids. You may not submit a new Bid, change the quantity of any of your existing Bids or resubmit a Bid that was earlier removed.

  4.
  These two-minute intervals will continue until the earlier to occur of (a) the reduction of the Clearing Spread by less than one basis point during any two-minute interval and (b) the passing of one-half hour.

PROPRIETARY & CONFIDENTIAL PROPERTY OF BEAR, STEARNS & CO. INC. © 2000. ALL RIGHTS RESERVED. DISCLOSURE OF THESE RULES OTHER THAN AS EXPRESSLY AUTHORIZED BY BEAR STEARNS IN WRITING IS STRICTLY FORBIDDEN.

VERSION 1.5

  5.
  There will be an "Auction Status" box for each auction that will identify the auction period as "Pending Open," "Regular Auction," "Quiet Close," or "Auction Closed," as well as a clock that will reflect the "Time Remaining." Due to network lags and possible loads on your browser, the time remaining in each auction period is an approximation and not an indication of the exact time remaining.

F.  Allocation Rules

  1.
  All accepted Bids will be filled at the Final Clearing Spread.

  2.
  All Bids submitted at spreads below the Final Clearing Spread will be accepted and filled in their entirety.

  3.
  Bids submitted at the Final Clearing Spread will be prorated based on the time of their submission. Bids submitted at the Final Clearing Spread during the first hour of the Regular Auction Period will be designated 1st Tier Bids even if such Bids are changed during the second hour of the Regular Auction Period (t1); Bids submitted at the Final Clearing Spread thereafter will be designated 2nd Tier Bids (t2).

  4.
  The Clearing Quantity (the quantity of bonds available to the Bidders who bid at the Final Clearing Spread) will be allocated according to the following rules:

  (a)
  If the aggregate amount of 1st Tier Bids is less than 2/3 of the Clearing Quantity, such 1st Tier Bids will receive a 100% allocation. The remainder of the Clearing Quantity will be divided among 2nd Tier Bids on a pro rata basis based on the quantity of those Bids.

  (b)
  If (a) does not apply, define t1 = (2/3 * Clearing Quantity) / (1st Tier Bid aggregate quantity), and t2 = (1/3 * Clearing Quantity) / (2nd Tier Bid aggregate quantity). If t1 is greater than or equal to t2, 1st Tier Bidders will receive a pro rata share of the Clearing Quantity equal to t1 and 2nd Tier Bidders will receive a pro rata share of the Clearing Quantity equal to t2. If t1 < t2, then the Clearing Quantity will be allocated equally among 1st and 2nd Tier Bidders.

  5.
  In the following examples, the Clearing Quantity is $120M.

  (a)
  Example 1: 1st Tier Bid aggregate is $100M, 2nd Tier Bid aggregate is $80M. t1 = 80/100 = 0.8 and t2 = 40/80 = 0.5. Since 0.8 > 0.5, 1stTier Bidders receive an 80% allocation of their Bids and 2ndTier Bidders receive a 50% allocation of their Bids. The amount allocated to 1st Tier Bidders is $80M and the amount allocated to 2nd Tier Bidders is $40M.

  (b)
  Example 2: 1st Tier Bid aggregate is $120M, 2nd Tier Bid aggregate is $50M. t1 = 80/120 = 0.6666 and t2  = 40/50 = 0.8. Since 0.6666 < 0.8, all 1st and 2nd Tier Bidders will receive the same pro rata share of the quantity of their Bids, which, in this case, is 120/(120 + 50) = 70.59% of the quantity of their Bid. Consequently, if a Bidder entered a qualifying Bid for $10M of bonds, such Bidder would receive $7,059,000 of the bonds (subject to rounding, as set forth below) at the Final Clearing Spread.

PROPRIETARY & CONFIDENTIAL PROPERTY OF BEAR, STEARNS & CO. INC. © 2000. ALL RIGHTS RESERVED. DISCLOSURE OF THESE RULES OTHER THAN AS EXPRESSLY AUTHORIZED BY BEAR STEARNS IN WRITING IS STRICTLY FORBIDDEN.

VERSION 1.5

  6.
  Rounding: To avoid fractional allotments, Bear Stearns reserves the right to round any allocation either up or down to an integral multiple of $5,000.

  7.
  At any time during the auction, the issuer may decide to change the Amount to Be Issued. In such case, Bear Stearns will inform all registered Bidders by flashing a message on each auction screen and the rules described in Section B.2.b and Section D of these Auction Rules will apply.

  8.
  The "Submitted Bid Information" box on the Bid Monitor screen will identify each Bid as either a 1st or 2nd Tier Bid.

G.  Confirmation of Purchase

    Shortly after the close of an auction, the "Submitted Bid Information" box on your Bid Monitor screen will reflect your final cumulative allocation. In addition, your Bear Stearns sales representative will inform you of your final allocation. Written confirmation and a copy of the final prospectus and pricing supplement will follow in the normal course of business.

H.  Governing Law

    These rules and a Bidder's participation in a DAiSS auction will be governed by and construed in accordance with the laws of the State of New York, without giving effect to the principles of conflict of laws thereof.

I.  Frequently Asked Questions ("FAQs")

  1.
  What is the Amount to be Issued?

    The Amount to be Issued listed on the Term Sheet indicates the size of the offering, i.e., how many dollars worth of bonds will be issued.

  2.
  What is BidAssist?

    BidAssist is an optional program that you may use to automatically improve submitted Bids to specified levels.

  3.
  What is the Clearing Quantity?

    The Clearing Quantity is the difference between the Amount to be Issued and the amount allocated to all Bidders who submitted Bids at spreads less than the Final Clearing Spread.

  4.
  What is the Clearing Spread?

    The Clearing Spread, the lowest spread at which the Total Quantity Bid and Not Removed at that and all lower spread levels equals or exceeds the Amount to be Issued, is what the Final Clearing Spread would be if bidding ceased at that moment in time.

PROPRIETARY & CONFIDENTIAL PROPERTY OF BEAR, STEARNS & CO. INC. © 2000. ALL RIGHTS RESERVED. DISCLOSURE OF THESE RULES OTHER THAN AS EXPRESSLY AUTHORIZED BY BEAR STEARNS IN WRITING IS STRICTLY FORBIDDEN.

VERSION 1.5

  5.
  What is the Final Clearing Spread?

    The Final Clearing Spread is the Clearing Spread at the conclusion of the Quiet Close.

  6.
  What is the Maximum Clearing Spread?

    The Maximum Clearing Spread is the minimum admissible Bid that will be set at the commencement of the auction.

  7.
  What is Price Talk?

    Price Talk is the estimated spread range for the offering as determined by Bear Stearns and the issuer. The Final Clearing Spread may be above or below the lowest spread indicated in the Price Talk range.

  8.
  What is the Quiet Close?

    The Quiet Close is a brief extension of the auction following the Regular Auction Period during which you may improve any of your existing Bids in one basis point increments.

  9.
  What is the Regular Auction Period?

    The Regular Auction Period is the time period during which you may submit one or more Bids (up to three) of any level in 1/4 point increments at or below the Maximum Clearing Spread.

  10.
  What is the Specified Pricing Index?

    The Specified Pricing Index is the index that Bear Stearns and the issuer will establish for the offering. The Specified Pricing Index plus the Final Clearing Spread will equal the yield on the securities.

  11.
  What is the Term Sheet?

    The Term Sheet defines the terms of the offering.

  12.
  What is the Total Quantity Bid and Not Removed?

    The Total Quantity Bid and Not Removed is the sum of the Bids made and not withdrawn at any particular point in the auction.

  13.
  What are the permitted bidding increments?

    Bids may be submitted in integral multiples of $5,000. Bids will be accepted in increments of 1/4 basis point until the Quiet Close, during which they may be changed in minimum increments of one basis point.

PROPRIETARY & CONFIDENTIAL PROPERTY OF BEAR, STEARNS & CO. INC. © 2000. ALL RIGHTS RESERVED. DISCLOSURE OF THESE RULES OTHER THAN AS EXPRESSLY AUTHORIZED BY BEAR STEARNS IN WRITING IS STRICTLY FORBIDDEN.

VERSION 1.5

  14.
  What is the difference between 1st and 2nd Tier Bids?

    Generally 1st Tier Bids are those Bids submitted during the first hour of the Regular Auction Period and Bids submitted thereafter are 2nd Tier Bids. However, Bids submitted by BidAssist will be treated as 1st or 2nd Tier Bids based on when the BidAssist program was activated.

  15.
  What does pro rata mean?

    Pro rata, a Latin term for "according to the rate," is a method of proportionate allocation. For our purposes, it means that securities will be distributed proportionately among investors whose Bids are the same as the Final Clearing Spread in accordance with the DAiSS Allocation Rules.

  16.
  Will Bids be prorated?

    Yes. Bids submitted at the Final Clearing Spread will be prorated based on the time of submission of the Bid with slight adjustments for rounding purposes. Proration will depend on whether a Bid is a 1st or 2nd Tier Bid.

  17.
  Can I change my Bid(s)?

    Yes. However, there are restrictions depending on when during the auction you wish to change your Bid(s). See Section B.2.

  18.
  Can I remove my Bid(s)?

    Yes. However, there are restrictions depending on when during the auction you wish to remove your Bid(s). See Section B.2.

  19.
  What does it mean to improve your Bid?

    Improving your Bid means changing your Bid to a narrower or tighter spread.

PROPRIETARY & CONFIDENTIAL PROPERTY OF BEAR, STEARNS & CO. INC. © 2000. ALL RIGHTS RESERVED. DISCLOSURE OF THESE RULES OTHER THAN AS EXPRESSLY AUTHORIZED BY BEAR STEARNS IN WRITING IS STRICTLY FORBIDDEN.

VERSION 1.5

APPENDIX B

B-1

APPENDIX C

C-1

APPENDIX D

D-1

APPENDIX E

E-1

APPENDIX F

DAiSS @ Bear Stearns - Netscape

The Bear Stearns Companies Inc.
$600,000,000

DAiSS Home Page | Official Documents | Auction Rules | Term Sheet | Cash Bid | BidAssist | Bid Monitor

Current Auction Information		Auction Status	
Price Talk 182-185/Aug '07 UST	Maximum Clearing Spread 185	Auction Period	Regular Auction
Quantity required before a **Clearing Spread** can be established	600,000,000	Time Remaining (Approximate)	01:59:59

To employ BidAssist, please enter and re-enter your BidAssist parameters and click "Submit My BidAssist" below.

BidAssist[SM]

	Quantity	Spread over 6.125 8/15/07
Initial Bid	Bid [ ]	185 .00
	Re-Enter Bid [ ]	185 .00 Re-enter Spread
Maximum Spread	The lowest Spread BidAssist will bid	185 .00
		185 .00 Re-enter Spread
BidAssist Option		
Regular Auction	BidAssist will adjust your Bid to the Clearing Spread minus the spread at the right, down to the Maximum Spread specified above	0 .00
		0 .00 Re-enter Spread
Quiet Close	By checking the box provided at the left, you are instructing BidAssist not to adjust your Bid during the Quiet Close By checking the box provided at the left, you are instructing BidAssist to adjust your Bid by at least 1 basis point to maintain your Bid at or below the Clearing Spread, down to your Maximum Spread By checking the box provided at the left, you are instructing BidAssist to adjust your Bid by at least 1 basis point to maintain your Bid below the Clearing Spread, down to your Maximum Spread	

Submit My BidAssist

Each "Bid" is a conditional offer to buy, which can be accepted at any time after the expiration of the auction and pricing of the offering, unless it previously has been removed.

[SM]BidAssist is a servicemark of Bear, Stearns & Co. Inc.

DAiSS Home Page | Official Documents | Auction Rules | Term Sheet | Cash Bid | BidAssist | Bid Monitor

F-1

APPENDIX G

G-1

APPENDIX H

H-1

APPENDIX I

SUMMARY OF DAiSSSM AUCTION RESULTS
$600,000,000 7.80% GLOBAL NOTES DUE 2007

Auction Period	Time	Total Quantity Bid	Clearing Spread
Regular Auction	10:00 AM	$0	*
	10:15 AM	358,500,000	*
	10:30 AM	513,870,000	*
	10:45 AM	633,370,000	185.00
	11:00 AM	872,930,000	184.75
	11:15 AM	940,830,000	183.75
	11:30 AM	1,002,830,000	183.00
	11:45 AM	1,036,330,000	183.00
	12:00 PM	1,057,320,000	182.00

Quiet Close	12:02 PM	$1,057,320,000	182.00
Closed	Final Clearing Spread		182.00

*
The Clearing Spread is not established until the Total Quantity Bid exceeds $600,000,000.

I-1

PROSPECTUS

The Bear Stearns Companies Inc.

Debt Securities
Warrants
Preferred Stock
Depositary Shares

By this Prospectus, we intend to offer at one or more times—
Debt Securities Warrants to Purchase Debt Securities Preferred Stock Depositary Shares
in one or more series with an aggregate initial public offering price of up to $3,735,893,162 (as described in the applicable Prospectus Supplement).

We will provide the specific terms of these securities in supplements to this Prospectus. You should read this Prospectus and any supplements carefully before you invest in the securities.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

Bear, Stearns & Co. Inc.

The date of this Prospectus is August 8, 2000.

    The information contained in this Prospectus is not complete and may be changed. You should only rely on the information incorporated by reference or provided in this Prospectus or any supplement to this Prospectus. We have not authorized anyone else to provide you with different information. These securities are not being offered in any state where the offer is not permitted. You should not assume that the information in this Prospectus or any supplement to this Prospectus is accurate as of any date other than the date on the front of those documents.

WHERE YOU CAN FIND MORE INFORMATION

    We file annual and quarterly reports, proxy statements and other information required by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Securities and Exchange Commission (the "SEC"). You may read and copy any of these filed documents at the SEC's public reference rooms located at 450 Fifth Street, N.W., Washington, D.C. 20549, at Seven World Trade Center, 13th Floor, New York, New York 10048 and at Northwest Atrium Center, 5000 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. Copies of these reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

    We have filed with the SEC a registration statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities. This Prospectus, which constitutes a part of that Registration Statement, does not include all the information contained in that Registration Statement and its exhibits. For further information with respect to the securities, you should consult the Registration Statement and its exhibits.

    Statements contained in this Prospectus concerning the provisions of any documents are necessarily summaries of those documents, and each statement is qualified in its entirety by reference to the copy of the document filed with the SEC. The Registration Statement and any of its amendments, including exhibits filed as a part of the Registration Statement or an amendment to the Registration Statement, are available for inspection and copying through the entities listed above.

    The SEC allows us to "incorporate by reference" the information that we file with them, which means that we can disclose important information to you by referring you to the other information we have filed with the SEC. The information that we incorporate by reference is considered to be part of this Prospectus, and information that we file later with the SEC will automatically update and supersede this information.

    The following documents filed by us with the SEC pursuant to Section 13 of the Exchange Act (File No. 1-8989) and any future filings under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act made before the termination of the offering are incorporated by reference:

      (1) the Annual Report on Form 10-K (including the portions of our Annual Report to Stockholders and Proxy Statement incorporated by reference therein) for the fiscal year ended June 30, 1999;

      (2) the Quarterly Reports on Form 10-Q for the quarters ended September 24, 1999, December 31, 1999, February 25, 2000 and May 26, 2000 and the Transition Report on Form 10-Q for the five-month period ended November 26, 1999, and the Quarterly Report on Form 10-Q/A for the quarter ended December 31, 1999; and

      (3) the Current Reports on Form 8-K dated July 21, 1999, July 22, 1999, August 5, 1999, August 9, 1999, October 13, 1999, October 29, 1999, December 1, 1999, January 19, 2000, January 25, 2000, March 15, 2000, March 17, 2000, March 22, 2000, April 6, 2000, May 17, 2000, June 14, 2000 and July 14, 2000.

    We will provide to you without charge, a copy of any or all documents incorporated by reference into this Prospectus except the exhibits to those documents (unless they are specifically incorporated by reference in those documents). You may request copies by writing or telephoning us at our Corporate Communications Department, The Bear Stearns Companies Inc., 245 Park Avenue, New York, New York 10167; telephone number (212) 272-2000.

CERTAIN DEFINITIONS

    Unless otherwise stated in this Prospectus:

  •
  "we," "us" and "our" refer to The Bear Stearns Companies Inc. and its subsidiaries;
  •
  "AMEX" refers to the American Stock Exchange;
  •
  "Bear Stearns" refers to Bear, Stearns & Co. Inc.;
  •
  "BSSC" refers to Bear, Stearns Securities Corp.;
  •
  "BSIL" refers to Bear, Stearns International Limited;
  •
  "DAiSSSM" refers to Dutch Auction internet Syndication SystemSM;
  •
  "NYSE" refers to the New York Stock Exchange;
  •
  "NASD" refers to the National Association of Securities Dealers, Inc.; and
  •
  "securities" refers to the notes, warrants, preferred stock and depositary shares described in this prospectus.

    Bear Stearns, BSSC and BSIL are subsidiaries of The Bear Stearns Companies Inc.

THE BEAR STEARNS COMPANIES INC.

    We are a holding company that, through our principal subsidiaries, Bear Stearns, BSSC and BSIL, is a leading US investment banking, securities trading and brokerage firm serving corporations, governments and institutional and individual investors worldwide. Our business includes:

  •
  market-making and trading in US government, government agency, corporate debt and equity, mortgage-related, asset-backed and municipal securities;
  •
  trading in options, futures, foreign currencies, interest rate swaps and other derivative products;
  •
  securities and futures arbitrage;
  •
  securities, options and futures brokerage;
  •
  underwriting and distributing securities;
  •
  providing securities clearance services;
  •
  financing customer activities;
  •
  securities lending;
  •
  arranging for the private placement of securities;
  •
  advising clients in mergers, acquisitions, restructurings and leveraged transactions;
  •
  providing other financial advisory services;
  •
  making principal investments in leveraged acquisitions;
  •
  acting as specialist on the floor of the NYSE and the AMEX;
  •
  providing fiduciary and other services, such as real estate brokerage, investment management and investment advisory; and
  •
  financial market and securities research.

    Our business is conducted:

  •
  from our principal offices in New York City;
  •
  from domestic offices in Atlanta, Boston, Chicago, Dallas, Los Angeles, San Francisco and San Juan;
  •
  from representative offices in Beijing, Sao Paulo, Seoul and Shanghai;

  •
  through international offices in Buenos Aires, Dublin, Hong Kong, London, Lugano, Singapore and Tokyo; and
  •
  through joint ventures with other firms in Belgium, Greece and Madrid.

Our international offices provide services and engage in investment activities involving foreign clients and international transactions. We provide trust-company services through our subsidiary, Custodial Trust Company, located in Princeton, New Jersey.

    Bear Stearns and BSSC are broker-dealers registered with the SEC. Additionally, Bear Stearns is registered as an investment advisor with the SEC. Bear Stearns and BSSC also are members of the NYSE, all other principal US securities and futures exchanges, the NASD, the Commodity Futures Trading Commission and the National Futures Association. Bear Stearns is a "primary dealer" in US government securities, as designated by the Federal Reserve Bank of New York. BSIL is a full service broker-dealer based in London. BSIL is supervised by and regulated in accordance with the rules of the Securities and Futures Authority in the United Kingdom and is a member of Eurex, the International Petroleum Exchange, the London Commodity Exchange, the London International Financial Futures and Options Exchange (LIFFE), the London Securities and Derivatives Exchange (OMLX), Marche à Terme International de France, SA (MATIF) and the London Clearing House.

    We are incorporated in the State of Delaware. Our principal executive office is located at 245 Park Avenue, New York, New York 10167 and our telephone number is (212) 272-2000. Our Internet address is http://www.bearstearns.com.

USE OF PROCEEDS

    Unless otherwise specified in the applicable Prospectus Supplement, we intend to use the net proceeds from the sale of the securities for general corporate purposes, which may include additions to working capital, the repayment of short-term and long-term debt and investments in, or extensions of credit to, subsidiaries.

RATIO INFORMATION

    The ratio of earnings to fixed charges was calculated by dividing the sum of the fixed charges into the sum of the earnings before taxes and fixed charges. The ratio of earnings to combined fixed charges and preferred dividends was calculated by dividing the sum of fixed charges and preferred dividends into the sum of earnings before taxes and fixed charges. Fixed charges for purposes of the ratios consist of interest expense and certain other immaterial expenses. Preferred dividends represent the pre-tax earnings necessary to cover the dividends on our preferred stock, assuming such earnings are taxed at our consolidated effective tax rate.

    The table below presents the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred dividends for the fiscal years ended June 30, 1995, 1996, 1997, 1998 and 1999 and the six months ended May 26, 2000 and May 28, 1999.

	Year Ended June 30,					Six Months Ended
	1995	1996	1997	1998	1999	May 26, 2000	May 28, 1999
Ratio of earnings to fixed charges	1.2	1.4	1.4	1.3	1.3	1.3	1.4
Ratio of earnings to combined fixed charges and preferred dividends	1.2	1.4	1.4	1.3	1.3	1.2	1.4

DESCRIPTION OF DEBT SECURITIES

    This section describes certain general terms and provisions of the debt securities to which any Prospectus Supplement may relate. The particular terms of any debt securities offered by a Prospectus Supplement and the extent to which these general terms and provisions will not apply to the particular series of debt securities being offered, will be described in the Prospectus Supplement relating to that particular series of debt securities.

    We will issue the debt securities under the Indenture, dated as of May 31, 1991, as amended (the "Indenture"), between us and The Chase Manhattan Bank (formerly known as Chemical Bank and successor by merger to Manufacturers Hanover Trust Company), as trustee (the "Trustee").

    The terms of the debt securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. We have filed a copy of the Indenture as an exhibit to the Registration Statement of which this Prospectus forms a part. A copy of the Indenture is available as set forth under the section entitled "Where You Can Find More Information."

    This section, along with the description in the applicable Prospectus Supplement, is a summary of the material provisions of the Indenture and is not complete. It does not restate the Indenture in its entirety. We urge you to read the Indenture because it, and not these descriptions, defines your rights as a holder of debt securities.

General

    We may offer debt securities for an aggregate principal amount of up to $3,735,893,162 under this Prospectus. As of the date of this Prospectus, we have issued approximately $58,158,279,650 aggregate principal amount of debt securities under the Indenture, of which $22,004,876,045 is outstanding. The Indenture permits us to:

  •
  issue debt securities at various times in one or more series;
  •
  issue an unlimited principal amount of debt securities;
  •
  provide for the issuance of other debt securities under the Indenture other than those authorized on the date of this Prospectus at various times and without your consent; and
  •
  "reopen" a previous issue of a series of debt securities and issue additional debt securities of the series.

    Unless we provide otherwise in an applicable Prospectus Supplement, we will issue debt securities only in registered form without coupons in denominations of $1,000 and integral multiples of $1,000, and in bearer form with or without coupons in the denomination of $5,000. If we issue bearer debt securities of a series, we will describe the federal income tax consequences and other special considerations applicable to those bearer debt securities in the Prospectus Supplement relating to that series.

    Unless we provide otherwise in the applicable Prospectus Supplement and subject to any limitations in the Indenture, you may transfer or exchange your registered securities at the corporate trust office or agency of the Trustee in the City and State of New York without paying a service charge, other than applicable tax or governmental charges. Bearer debt securities will be transferable by delivery. We will describe the provisions relating to the exchange of bearer debt securities of any series in the Prospectus Supplement relating to that series.

    If the principal, any premium or interest on the debt securities of any series is payable in a foreign or composite currency, the applicable Prospectus Supplement will describe any restrictions, elections, federal income tax consequences, specific terms and other information that apply to those debt securities and the currency.

    We may sell one or more series of debt securities at a substantial discount below the stated principal amount, bearing either no interest or interest at a rate that at the time of issuance is below market rate. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities. We will describe the federal income tax consequences and other special considerations applicable to a series in the Prospectus Supplement relating to that series.

Ranking

    The debt securities will be unsecured and will rank equally with all of our other unsecured and unsubordinated indebtedness. We extend credit to our subsidiaries at various times. Any credit we may extend to our subsidiaries may be subordinated to the claims of unaffiliated creditors of those subsidiaries.

    We are a holding company and depend on the earnings and cash flow of our subsidiaries to meet our obligations under the debt securities. Because the creditors of our subsidiaries generally would have a right to receive payment superior to our right to receive payment from the assets of our subsidiaries, the holders of our debt securities will effectively be subordinated to the creditors of our subsidiaries. If we were to liquidate or reorganize, your right to participate in any distribution of our subsidiaries' assets is necessarily subject to the senior claims of the subsidiaries' creditors. Furthermore, the Exchange Act and the rules of certain exchanges and other regulatory bodies, as well as covenants governing certain indebtedness of our subsidiaries, impose net capital requirements on some of our subsidiaries that limit their ability to pay dividends or make loans and advances to us.

Methods of Receiving Payment on the Debt Securities

    Registered Debt Securities.  Unless we otherwise provide in the applicable Prospectus Supplement, if the debt securities are in registered form, then the principal, any premium and interest will be payable at the corporate trust office or agency of the Trustee in the City and State of New York.

    Interest payments made before maturity or redemption on registered debt securities may be made:

  •
  at our option, by check mailed to the address of the person entitled to payment; or

  •
  at your option, if you hold at least $10 million in principal amount of registered debt securities, by wire transfer to an account you have designated in writing at least 16 days before the date on which the payment is due.

    Bearer Debt Securities.  Unless we provide otherwise in the applicable Prospectus Supplement, if the debt securities are in bearer form, then the principal, any premium and interest will be payable at the Trustee's office located outside the United States that is maintained for this purpose. No payment on a bearer debt security will be made by mail to a US address or by wire transfer to an account maintained in the United States, or will otherwise be made inside the United States, unless otherwise provided in the applicable Prospectus Supplement.

Notices

    Registered Debt Securities.  Unless otherwise provided in the applicable Prospectus Supplement, any notice given to a holder of a registered debt security will be mailed to the last address of such holder set forth in the applicable security register.

    Bearer Debt Securities.  Any notice given to a holder of a bearer debt security will be published in a daily newspaper of general circulation in the city or cities specified in the Prospectus Supplement relating to such bearer debt security.

Global Securities

    The debt securities may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the Prospectus Supplement relating to such series. Global securities may be issued in either registered or bearer form and in either temporary or definitive form.

    Unless and until a global security is exchanged in whole or in part for the applicable definitive debt securities, a global security may only be transferred as a whole by:

  •
  the depositary for the global security to a nominee of the depositary;

  •
  a nominee of the depositary to the depositary or another nominee of the depositary; or

  •
  the depositary or any nominee of the depositary to a successor of the depositary or a nominee of the successor.

    Each Prospectus Supplement relating to a series will describe the specific terms of the depositary arrangement with respect to the applicable debt securities of that series. We anticipate that the following provisions will apply to all depositary arrangements.

    Once a global security is issued, the depositary will credit on its book-entry system the respective principal amounts of the individual debt securities represented by that global security to the accounts of institutions that have accounts with the depositary. These institutions are known as participants. The underwriters for the debt securities will designate the accounts to be credited. However, if we have offered or sold the debt securities either directly or through agents, we or the agents will designate the appropriate accounts to be credited.

    Ownership of beneficial interest in a global security will be limited to participants or persons that may hold beneficial interests through participants. Ownership of beneficial interest in a global security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the depositary's participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of securities. Such limits and such laws may limit the market for beneficial interests in a global security.

    So long as the depositary for a global security, or its nominee, is the registered owner of a global security, the depositary or nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the Indenture. Except as provided below, owners of beneficial interests in a global security:

  •
  will not be entitled to have debt securities represented by global securities registered in their names;

  •
  will not receive or be entitled to receive physical delivery of debt securities in definitive form; and

  •
  will not be considered the owners or holders of these securities under the Indenture.

    Subject to the restrictions discussed under the section entitled "Limitations on Issuance of Bearer Debt Securities and Bearer Warrants," payments of principal, any premium and interest on the individual debt securities registered in the name of the depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the holder of such global security. Neither we nor the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a global security, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests and each of us and the Trustee may act or refrain from acting without liability on any information provided by the depositary.

    We expect that the depositary, after receiving any payment of principal, any premium or interest in respect of a global security, will immediately credit the accounts of the participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interest in a global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a global security will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

    Receipt by owners of beneficial interests in a temporary global security of payments of principal, any premium or interest relating to their interests will be subject to the restrictions discussed under the section entitled "Limitations on Issuance of Bearer Debt Securities and Bearer Warrants."

    If interest is paid on a bearer global security, or if no interest has been paid but the bearer global security remains outstanding beyond a reasonable period of time after the restricted period (as defined in applicable US Treasury regulations) has ended, the depositary must provide us with a certificate to the effect that the owners of the beneficial interests in the bearer global security are non-US persons or US persons that are permitted to hold bearer debt securities under applicable US Treasury regulations.

    In general, US persons that are permitted to hold bearer debt securities are US persons who acquire the securities through the foreign branch of certain US financial institutions and certain US financial institutions that hold the bearer debt securities for resale to non-US persons or who hold the bearer debt securities on their own account through a foreign branch. The certificate must be provided within a reasonable period of time after the end of the restricted period, but in no event later than the date when interest is paid. The certificate must be based on statements provided to the depositary by the owners of the beneficial interests.

    If the depositary is at any time unwilling or unable or ineligible to continue as depositary and we have not appointed a successor depositary within 90 calendar days, we will issue debt securities in certificated form in exchange for all outstanding global securities.

    In addition, we may at any time determine not to have debt securities represented by a global security. In that event, we will issue debt securities in definitive form in exchange for all global securities. An owner of a beneficial interest in the global securities to be exchanged will be entitled to delivery in definitive form of debt securities equal in principal amount to such beneficial interest and to have such debt securities registered in its name. Individual debt securities of the series so issued will be issued as:

  (1)
  registered debt securities in denominations, unless we specify otherwise, of $1,000 and integral multiples of $1,000 if the debt securities of that series are issuable as registered debt securities;

  (2)
  bearer debt securities in the denomination or denominations we have specified if the debt securities of that series are issuable as bearer debt securities; or

  (3)
  either registered or bearer debt securities, if the debt securities of that series are issuable in either form.

    You should read the section entitled "Limitations on Issuance of Bearer Securities and Bearer Warrants" for a description of certain restrictions on the issuance of individual bearer debt securities in exchange for beneficial interests in a global security.

Limitation on Liens

    We may not, and may not permit any of our Restricted Subsidiaries to, issue, incur, assume, guarantee or suffer to exist any indebtedness for borrowed money secured by a pledge of, lien on or security interest in any shares of voting stock of any Restricted Subsidiary without effectively providing that the securities issued under the Indenture, including the debt securities, will be secured equally and ratably with such secured indebtedness.

    The term "Restricted Subsidiary" as defined in the Indenture means Bear Stearns, Custodial Trust Company, BSSC and any of our other subsidiaries owning, directly or indirectly, any of the common stock of, or succeeding to a significant portion of the business, property or assets of, a Restricted Subsidiary, or with which a Restricted Subsidiary is merged or consolidated.

Merger and Consolidation

    We may consolidate or merge with or into any other corporation, and may sell, lease or convey all or substantially all of our assets to any corporation, organized and existing under the laws of the United States or any US state, if:

  (1)
  we or any other successor corporation shall not immediately after the merger or consolidation be in default under the Indenture; and

  (2)
  the continuing corporation (if other than us), or the resulting entity that receives substantially all of our assets, shall expressly assume:

  (a)
  payment of the principal of, and premium, if any, and interest on, (and any additional amounts payable in respect of) the debt securities and

  (b)
  performance and observance of all of the covenants and conditions of the Indenture to be performed or observed by us.

    Unless otherwise provided in the applicable Prospectus Supplement, the Indenture permits:

  •
  a consolidation, merger, sale of assets or other similar transaction that may adversely affect our creditworthiness or that of a successor or combined entity;

  •
  a change in control; or

  •
  a highly leveraged transaction involving us, whether or not involving a change in control;

and the Indenture, therefore, will not protect holders of the debt securities from the substantial impact that any of the transactions described above may have on the value of the debt securities.

Modification and Waiver

    With the consent of the holders of 66 2/3% in principal amount of the outstanding debt securities of each series affected, we and the Trustee may modify or amend the Indenture, without the consent of each holder of the outstanding debt security affected, unless the modification or amendment:

  •
  changes the stated maturity or the date of any installment of principal of, or interest on, any debt security or changes its redemption price or optional redemption price;

  •
  reduces the principal amount of, or the rate of interest on, or the amount of any additional amount payable on, any debt security, or reduces the amount of principal that could be declared due and payable before the stated maturity of that debt security, or changes our obligation to pay any additional amounts (except as permitted under the Indenture), or reduces the amount of principal of a discount security that would be due and payable if accelerated under the Indenture;

  •
  changes the place or currency of any payment of principal, premium, if any, or interest on any debt security;

  •
  impairs the right to institute suit for the enforcement of any payment on or with respect to any debt security;

  •
  reduces the percentage in principal amount of the outstanding debt securities of any series, the consent of whose holders is required to modify or amend the Indenture; or

  •
  modifies the foregoing requirements or reduces the percentage of outstanding debt securities necessary to waive any past default to less than a majority.

We may make any of these amendments or modifications, however, with the consent of the holder of each outstanding debt security affected.

    Except with respect to certain fundamental provisions of which a default would require the consent of the holders of each outstanding security of a series affected to waive, the holders of at least a majority in principal amount of outstanding debt securities of any series may, with respect to that series, waive past defaults under the Indenture and waive compliance with certain provisions of the Indenture, either in a specific instance or generally.

Events of Default

    Under the Indenture, an "Event of Default" with respect to any series of debt securities means:

  (1)
  a failure to pay any interest, or any additional amounts payable, on any debt securities of that series for 30 days after payment is due;

  (2)
  a failure to pay the principal of, and premium, if any, on any debt security of that series when due;

  (3)
  a failure to deposit any sinking fund payment when due relating to that series;

  (4)
  a failure to perform any other covenant contained in the Indenture or relating to that series that has continued for 60 days after written notice was provided;

  (5)
  a failure lasting 10 days after notice relating to any of our other indebtedness for borrowed money or indebtedness of any Restricted Subsidiary in excess of $10 million, that results in such indebtedness becoming due and payable before maturity;

  (6)
  certain events of bankruptcy, insolvency or reorganization; and

  (7)
  any other Event of Default with respect to debt securities of that series.

Concerning the Trustee

    Within 90 days after any default, the Trustee will notify you of the default, unless the default is cured or waived.

    The Trustee may withhold notice of a default (except a default relating to the payment of principal, premium or interest, or any additional amounts related to any debt security or the payment of any sinking fund installment), if the Trustee in good faith determines that withholding notice is in your interests.

    If a default in the performance or breach of any covenant in the Indenture or relating to that series occurs and continues for 60 days after written notice has been given to us or the Trustee by the holders of at least 25% in principal amount of the outstanding debt securities of a series, the Trustee will not give notice to the holders for at least an additional 30 days after such default.

    If an event of default for any series of debt securities occurs and continues, the Trustee or the holders of 25% of the aggregate principal amount (or any lesser amount that the series may provide) of the outstanding debt securities affected by the default may require us to immediately repay the entire principal amount (or any lesser amount that the series may provide) of the outstanding debt securities of such series.

    So long as the Trustee has not yet obtained a judgment or decree for payment of money due, and we have paid all amounts due (other than those due solely as a result of acceleration) and have remedied all Events of Default, the holders of a majority in principal amount of the outstanding debt securities of the affected series may rescind any acceleration or may waive any past default. However, the holders of a majority in principal amount of all outstanding debt securities of the affected series may not waive any Event of Default with respect to any series of debt securities in the following two circumstances:

  •
  a failure to pay the principal of, and premium, if any, or interest on, or any additional amounts payable in respect of, any debt security of that series for which payment had not been subsequently made; or

  •
  a covenant or provision that cannot be modified or amended without the consent of each holder of outstanding debt security of that series.

    The holders of a majority in principal amount of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to debt securities of that series, provided that this direction is not in conflict with any rule of law or the Indenture. Before proceeding to exercise any right or power under the Indenture at the direction of those holders, the Trustee will be entitled to receive from those holders reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in complying with any such direction.

    We are required to deliver to the Trustee an annual statement as to our fulfillment of all of our obligations under the Indenture.

Defeasance

    If provided for under the Indenture with respect to debt securities of any series that are registered debt securities denominated and payable only in US dollars (except as otherwise provided under the Indenture), we will:

  •
  be discharged from any and all obligations in respect of the debt securities of that series under the Indenture (except for certain obligations to register the transfer or exchange of debt securities of that series, replace stolen, lost or mutilated debt securities of that series, maintain paying agents and hold moneys for payment in trust) on the 91st day after the applicable conditions described in this paragraph have been satisfied; or

  •
  not be subject to provisions of the Indenture described above under the subsections entitled "—Limitation on Liens" and "—Merger and Consolidation" with respect to the debt securities of that series;

in each case if we deposit with the Trustee, in trust, money or US government obligations that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient to pay all the principal (including any mandatory sinking fund payments) of, and premium, if any, and any interest on, the debt securities of that series on the dates such payments are due in accordance with the terms of those debt securities.

    To exercise either option, we are required to deliver to the Trustee an opinion of counsel to the effect that:

  (1)
  the deposit and related defeasance would not cause the holders of the debt securities of the series being defeased to recognize income, gain or loss for US federal income tax purposes; and

  (2)
  if the debt securities of that series are then listed on the NYSE, the exercise of the option would not result in delisting.

    We may specify defeasance provisions with respect to any series of debt securities.

DESCRIPTION OF WARRANTS

    This section sets forth certain general terms and provisions of the warrants to which any Prospectus Supplement may relate. The particular terms of the warrants offered by any Prospectus Supplement and the extent to which such general terms and provisions will not apply to the warrants so offered will be described in the Prospectus Supplement relating to those warrants.

    We may issue warrants for the purchase of debt securities, warrants to buy or sell debt securities of or guaranteed by the United States or other sovereign states ("Government debt securities"), warrants to buy or sell currencies, currency units or units of a currency index or currency basket, warrants to buy or sell units of a stock index or stock basket and warrants to buy and sell a commodity or units of a commodity index or basket. Warrants may be offered independently of or together with any series of debt securities and may be attached to or separate from those debt securities. The warrants will be settled either through physical delivery or through payment of a cash settlement value as set forth in this Prospectus and in any applicable Prospectus Supplement.

    Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or a trust company, as warrant agent, all as described in the Prospectus Supplement relating to that series of warrants. The warrant agent will act solely as our agent under the applicable warrant agreement and in connection with the certificates for any warrants of that series, and will not assume any obligation or relationship of agency or trust for or with any holders of those warrant certificates or beneficial owners of those warrants.

    This section, along with the description in the applicable Prospectus Supplement, is a summary of certain provisions of the forms of warrant agreements and warrant certificates and is not complete. We urge you to read the warrant agreements and the warrant certificates, because those documents, and not these descriptions, define your rights as a holder of warrants. We have filed copies of the forms of the warrant agreements and warrant certificates as exhibits to the Registration Statement of which this Prospectus is a part. Copies of the forms of warrant agreements and warrant certificates are available as set forth under the section entitled "Where You Can Find More Information."

General

    The terms of any particular series of warrants will be described in the Prospectus Supplement relating to that particular series of warrants, including, where applicable:

  (1)
  whether the warrant is for debt securities, Government debt securities, currencies, currency units, currency indices or currency baskets, stock indices, stock baskets, commodities, commodity indices or any other index or reference as described in the warrant;

  (2)
  the offering price;

  (3)
  the currency, currency unit, currency index or currency basket based on or relating to currencies for which those warrants may be purchased;

  (4)
  the date on which the right to exercise those warrants will commence and the date on which that right will expire;

  (5)
  whether those warrants are to be issuable in registered or bearer form;

  (6)
  whether those warrants are extendible and the period or periods of such extendibility;

  (7)
  the terms upon which bearer warrants of any series may be exchanged for registered warrants of that series;

  (8)
  whether those warrants will be issued in book-entry form, as a global warrant certificate, or in certificated form;

  (9)
  US federal income tax consequences applicable to those warrants; and

  (10)
  any other terms of those warrants not inconsistent with the applicable warrant agreement.

    If the offered warrants are to purchase debt securities, the Prospectus Supplement will also describe:

  (1)
  the designation, aggregate principal amount, currency, currency unit or currency basket and other terms of the debt securities purchasable upon exercise of those warrants;

  (2)
  the designation and terms of the debt securities with which those warrants are issued and the number of those warrants issued with each such debt security;

  (3)
  the date or dates on and after which those warrants and the related debt securities will be separately transferable; and

  (4)
  the principal amount of debt securities purchasable upon exercise of one offered warrant and the price at which and currency, currency unit or currency basket in which such principal amount of debt securities may be purchased upon such exercise.

    Before you exercise your warrants, you will not have any of the rights of holders of the debt securities of the series purchasable upon such exercise, including the right to receive payments of principal, any premium or interest on those debt securities, or to enforce any of the covenants in the Indenture.

    If the offered warrants are to buy or sell Government debt securities or a currency, currency unit, currency index or currency basket, the Prospectus Supplement will describe:

  •
  the amount and designation of the Government debt securities or currency, currency unit, currency index or currency basket, as the case may be, subject to each warrant; and

  •
  whether those warrants provide for cash settlement or delivery of the Government debt securities or currency, currency unit, currency index or currency basket upon exercise.

    If the offered warrants are warrants on a stock index or a stock basket, they will provide for payment of an amount in cash that will be determined by reference to increases or decreases in such stock index or stock basket. The Prospectus Supplement will describe:

  •
  the terms of those warrants;

  •
  the stock index or stock basket covered by those warrants; and

  •
  the market to which the stock index or stock basket relates.

    If the offered warrants are warrants on a commodity or commodity index, those warrants will provide for cash settlement or delivery of the particular commodity or commodity index. The Prospectus Supplement will describe:

  •
  the terms of those warrants;

  •
  the commodity or commodity index covered by those warrants; and

  •
  any market to which the commodity or commodity index relates.

    You may exchange registered warrants of any series for registered warrants of the same series representing in total the number of warrants that you have surrendered for exchange. To the extent permitted, you may exchange warrant certificates and transfer registered warrants at the corporate trust office of the warrant agent for that series of warrants (or any other office indicated in the Prospectus Supplement relating to that series of warrants).

    As the applicable Prospectus Supplement permits, a single global warrant certificate, registered in the name of the nominee of the depository of the warrants, or definitive certificates that may be exchanged on a fixed date, or on a date or dates selected by us, for interests in a global warrant certificate may be issued for:

  •
  warrants to buy or sell Government debt securities or a currency, currency unit, currency index or currency basket; and

  •
  warrants on stock indices or stock baskets or on commodities or commodity indices.

    Bearer warrants will be transferable by delivery. The applicable Prospectus Supplement will describe the terms of exchange applicable to any bearer warrants.

Exercise of Warrants

    As set forth in, or calculable from, the Prospectus Supplement relating to each series of warrants, each warrant you purchase will entitle you to:

  •
  buy the equivalent amount of the debt securities;

  •
  buy or sell the equivalent amount of Government debt securities;

  •
  buy or sell the equivalent amount of a currency, currency unit, currency index or currency basket, commodity or commodities at the exercise price;

  •
  receive a settlement value for the equivalent amount of Government debt securities; or

  •
  receive a settlement value for the equivalent amount of a currency, currency unit, currency index or currency basket, stock index or stock basket, commodity or commodity index.

    You may exercise your warrants at the corporate trust office of the warrant agent (or any other office indicated in the Prospectus Supplement relating to those warrants) up to 5:00 p.m., New York time, on the date stated in the Prospectus Supplement relating to those warrants or as may be otherwise stated in the Prospectus Supplement. If you do not exercise your warrants before the time on that date (or such later date that we may set), your unexercised warrants will become void.

    Subject to any restrictions and additional requirements that may be set forth in the Prospectus Supplement, you may exercise your warrants by:

  •
  delivery to the warrant agent of the warrant certificate evidencing such warrants properly completed and duly executed; and

  •
  payment as provided in the applicable Prospectus Supplement of the amount required to purchase the debt securities, or (except in the case of warrants providing for cash settlement) payment for or delivery of the Government debt securities or currency, currency unit, currency basket, stock index, stock basket, commodity or commodity index, as the case may be, purchased or sold upon such exercise.

    Only registered debt securities will be issued and delivered upon exercise of registered warrants. Warrants will be deemed to have been exercised upon receipt of such warrant certificate and any payment, if applicable, at the corporate trust office of the warrant agent or any other office indicated in the applicable Prospectus Supplement and we will, as soon as practicable after such receipt and payment, issue and deliver the debt securities purchasable upon such exercise, or buy or sell such Government debt securities or currency, currency unit, currency basket, commodity or commodities or pay the settlement value in respect of the warrants.

    If fewer than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of the warrants. Special provisions relating to the exercise of any bearer warrants or automatic exercise of warrants will be described in the applicable Prospectus Supplement.

LIMITATIONS ON ISSUANCE OF BEARER DEBT SECURITIES AND BEARER WARRANTS

    In compliance with US federal income tax laws and regulations, we and any underwriter, agent or dealer participating in the offering of any bearer debt security will agree that, in connection with the original issuance of the bearer debt security or during the restricted period (as defined in applicable US Treasury regulations) of the bearer debt security, we will not offer, sell or deliver such bearer debt security, directly or indirectly, to a US Person or to any person within the United States, except to the extent permitted under US Treasury regulations.

    Each bearer debt security, including any bearer global securities that are not exchangeable for definitive individual securities before their stated maturity, will bear the following legend on the face of the security and on any interest coupons that may be detachable:

    "Any United States Person who holds this obligation will be subject to limitations under the United States income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code."

    The legend also will be evidenced on any book-entry system maintained with respect to the bearer debt securities.

    The sections referred to in this legend prohibit, with certain exceptions, a US taxpayer who holds bearer debt securities to deduct any loss, and such US taxpayer will not be eligible for capital gain treatment with respect to any gain, realized on a sale, exchange, redemption or other disposition of those bearer debt securities.

    As used in this Prospectus, "United States" means the United States of America and its possessions, and "US Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States, or an estate or trust the income of which is subject to US federal income taxation regardless of its source.

    Pending the availability of a definitive global security or individual bearer debt securities, as the case may be, debt securities that are issuable as bearer debt securities may initially be represented by a single temporary global security. Subject to any further limitations described in the applicable Prospectus Supplement, the temporary global security will be exchangeable for interests in either a definitive global security or for such individual bearer debt securities only upon receipt of a "Certificate of Non-US Beneficial Ownership." However, if the certificate has already been provided by the depositary, because interest has been paid on the global security or because a reasonable period of time after the end of the restricted period has passed, the global security will not be exchangeable for interests in either a definitive global security or individual bearer debt securities.

    The Prospectus Supplement relating to bearer warrants will describe any limitations on the offer, sale, delivery and exercise of bearer warrants (including a requirement that a Certificate of Non-US Beneficial Ownership be delivered once a bearer warrant is exercised).

DESCRIPTION OF PREFERRED STOCK

    This section sets forth certain general terms and provisions of the preferred stock to which any Prospectus Supplement may relate. The particular terms of the preferred stock offered by any Prospectus Supplement and the extent, if any, to which such general terms will not apply to the preferred stock so offered will be described in the Prospectus Supplement relating to such preferred stock.

    This section, along with the description in the applicable Prospectus Supplement, is a summary of certain provisions of our restated certificate of incorporation, including the applicable certificate of designations, and is not complete.

    We urge you to read the restated certificate of incorporation and the certificate of designations for the relevant series of preferred stock in which you are intending to invest, because those documents, and not these descriptions, define your rights as a holder of preferred stock. We have filed a copy of the restated certificate of incorporation and the certificates of designations for our currently outstanding shares of preferred stock as exhibits to the Registration Statement of which this Prospectus is a part. Copies of the restated certificate of incorporation are available as set forth under the section entitled "Where You Can Find More Information."

General

    Our restated certificate of incorporation authorizes the issuance of 10,000,000 shares of preferred stock, $1.00 par value. We may issue preferred stock from time to time in one or more series. The exact terms of each series will be established by our board of directors or a duly authorized committee of the board.

    The terms of any particular series of preferred stock will be described in the Prospectus Supplement relating to that particular series of preferred stock, including, where applicable:

  (1)
  the designation, stated value and liquidation preference of such preferred stock and the number of shares offered;
  (2)
  the offering price;
  (3)
  the dividend rate or rates (or method of calculation), the date or dates from which dividends shall accrue, and whether such dividends shall be cumulative or noncumulative and, if cumulative, the dates from which dividends shall commence to cumulate;
  (4)
  any redemption or sinking fund provisions;
  (5)
  the amount that shares of such series shall be entitled to receive in the event of our liquidation, dissolution or winding up;
  (6)
  the terms and conditions, if any, on which shares of such series shall be exchangeable for shares of our stock of any other class or classes, or other series of the same class;
  (7)
  the voting rights, if any, of shares of such series in addition to those set forth in "Voting Rights" below;
  (8)
  the status as to reissuance or sale of shares of such series redeemed, purchased or otherwise reacquired, or surrendered to us on conversion or exchange;
  (9)
  the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by us or any subsidiary, of the common stock or of any other class of our stock ranking junior to the shares of such series as to dividends or upon liquidation;
  (10)
  the conditions and restrictions, if any, on the creation of indebtedness of us or of any subsidiary, or on the issue of any additional stock ranking on a parity with or prior to the shares of such series as to dividends or upon liquidation; and

  (11)
  any additional dividend, liquidation, redemption, sinking or retirement fund and other rights, preferences, privileges, limitations and restrictions of such preferred stock.

    The preferred stock will, when issued, be fully paid and nonassessable. Unless otherwise specified in the applicable Prospectus Supplement, the shares of each series of preferred stock will upon issuance rank senior to the common stock and on a parity in all respects with each other outstanding series of preferred stock. As of May 26, 2000, there were outstanding:

  •
  479,250 shares of Adjustable Rate Cumulative Preferred Stock, Series A;
  •
  5,000,000 depositary shares, each representing a one-fourth interest in a share of 6.15% Cumulative Preferred Stock, Series E;
  •
  4,000,000 depositary shares, each representing a one-fourth interest in a share of 5.72% Cumulative Preferred Stock, Series F; and
  •
  4,000,000 depositary shares, each representing a one-fourth interest in a share of 5.49% Cumulative Preferred Stock, Series G.

    The preferred stock will have no preemptive rights to subscribe for any additional securities that may be issued by us.

Dividends

    Unless otherwise specified in the applicable Prospectus Supplement, before any dividends may be declared or paid to the holders of shares of our common stock, par value $1.00 per share, or of any other of our capital stock ranking junior to any series of the preferred stock as to the payment of dividends, the holders of the preferred stock of that series will be entitled to receive, when and as declared by the board of directors or a duly authorized committee of the board, out of the our net profits or net assets legally available therefor, dividends payable quarterly on January 15, April 15, July 15 and October 15, in each year at such rates as will be specified in the applicable Prospectus Supplement. Such rates may be fixed or variable or both. If variable, the formula used for determining the dividend rate for each dividend period will be specified in the applicable Prospectus Supplement. Dividends will be payable to the holders of record as they appear on our stock transfer records on such dates (not less than 15 days nor more than 60 days prior to a dividend payment date) as will be fixed by the board of directors or a duly authorized committee thereof. Dividends will be paid in the form of cash.

    Dividends on any series of preferred stock may be cumulative or noncumulative, as specified in the applicable Prospectus Supplement. If the board of directors fails to declare a dividend payable on a dividend payment date on any series of preferred stock for which dividends are noncumulative, then the holders of the preferred stock of that series will have no right to receive a dividend in respect of the dividend period relating to such dividend payment date, and we will have no obligation to pay the dividend accrued for such period, whether or not dividends on that series are declared or paid on any future dividend payment dates. If dividends on any series of preferred stock are not paid in full or declared in full and sums set apart for the payment thereof, then no dividends shall be declared and paid on that series unless declared and paid ratably on all shares of every series of preferred stock then outstanding, including dividends accrued or in arrears, if any, in proportion to the respective amounts that would be payable per share if all such dividends were declared and paid in full.

    The Prospectus Supplement relating to a series of preferred stock will specify the conditions and restrictions, if any, on the payment of dividends or on the making of other distributions on, or the purchase, redemption or other acquisition by us or any of our subsidiaries of, the common stock or of any other class of our stock ranking junior to the shares of that series as to dividends or upon liquidation and any other preferences, rights, restrictions and qualifications that are not inconsistent with the certification of incorporation.

Liquidation Rights

    Unless otherwise specified in the Prospectus Supplement relating to a series of preferred stock, upon our liquidation, dissolution or winding up (whether voluntary or involuntary) the holders of preferred stock of that series will be entitled to receive out of our assets available for distribution to our stockholders, whether from capital, surplus or earnings, the amount specified in the applicable Prospectus Supplement for that series, together with all dividends accrued and unpaid, before any distribution of the assets will be made to the holders of common stock or any other class or series of shares ranking junior to that series of preferred stock upon liquidation, dissolution or winding up, and will be entitled to no other or further distribution. If, upon our liquidation, dissolution or winding up the assets distributable among the holders of a series of preferred stock shall be insufficient to permit the payment in full to the holders of that series of preferred stock of all amounts payable to those holders, then the entire amount of our assets thus distributable will be distributed ratably among the holders of that series of preferred stock in proportion to the respective amounts that would be payable per share if those assets were sufficient to permit payment in full.

    Neither our consolidation, merger or other business combination with or into any other individual, firm, corporation or other entity nor the sale, lease, exchange or conveyance of all or any part of our property, assets or business will be deemed to be a liquidation, dissolution or winding up.

Redemption

    If so specified in the applicable Prospectus Supplement, any series of preferred stock may be redeemable, in whole or in part, at our option or pursuant to a retirement or sinking fund or otherwise, on terms and at the times and the redemption prices specified in that Prospectus Supplement. If less than all shares of the series at the time outstanding are to be redeemed, the shares to be redeemed will be selected pro rata or by lot, in such manner as may be prescribed by resolution of the board of directors.

    Notice of any redemption of a series of preferred stock will be given by publication in a newspaper of general circulation in the Borough of Manhattan, the City of New York, not less than 30 nor more than 60 days prior to the redemption date. We will mail a similar notice, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of shares of that series at the addresses shown on our stock transfer records, but the mailing of such notice will not be a condition of such redemption. In order to facilitate the redemption of shares of preferred stock, the board of directors may fix a record date for the determination of the shares to be redeemed. Such record date will be not more than 60 days nor less than 30 days prior to the redemption date.

    Prior to the redemption date, we will deposit money for the payment of the redemption price with a bank or trust company doing business in the Borough of Manhattan, the City of New York, and having a capital and surplus of at least $10,000,000. Unless we fail to make such deposit, on the redemption date, all dividends on the series of preferred stock called for redemption will cease to accrue and all rights of the holders of shares of that series as our stockholders shall cease, except the right to receive the redemption price (but without interest). Unless otherwise specified in the applicable Prospectus Supplement, any monies so deposited which remain unclaimed by the holders of the shares of that series at the end of six years after the redemption date will become our property, and will be paid by the bank or trust company with which it has been so deposited to us.

Conversion Rights

    No series of preferred stock will be convertible into common stock.

Voting Rights

    Unless otherwise determined by the board of directors and indicated in the applicable Prospectus Supplement, holders of the preferred stock of that series will not have any voting rights except as set forth below or as otherwise from time to time required by law. Whenever dividends on any series of preferred stock or any other class or series of stock ranking on a parity with that series with respect to the payment of dividends shall be in arrears for dividend periods, whether or not consecutive, containing in the aggregate a number of days equivalent to six calendar quarters, the holders of shares of that series (voting separately as a class with all other series of preferred stock upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two of the authorized number of our directors at the next annual meeting of stockholders and at each subsequent meeting until all dividends accumulated on that series have been fully paid or set apart for payment. The term of office of all directors elected by the holders of a series of preferred stock shall terminate immediately upon the termination of the right of the holders of that series to vote for directors. Whenever the shares of a series are or become entitled to vote, each holder of shares of that series will have one vote for each share held.

    So long as shares of any series of preferred stock remain outstanding, we shall not, without the consent of the holders of at least two-thirds of the shares of that series outstanding at the time (voting separately as a class with all other series of preferred stock upon which like voting rights have been conferred and are exercisable):

  (1)
  issue or increase the authorized amount of any class or series of stock ranking senior to the shares of that series as to dividends or upon liquidation; or

  (2)
  amend, alter or repeal the provisions of our certificate of incorporation or of the resolutions contained in the certificate of designation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any power, preference or special right of the outstanding shares of that series or the holders thereof. Any increase in the amount of the authorized common stock or authorized preferred stock or the creation and issuance of common stock or any other series of preferred stock ranking on a parity with or junior to a series of preferred stock as to dividends and upon liquidation shall not be deemed to materially and adversely affect the powers, preferences or special rights of the shares of that series.

    Unless otherwise indicated in the applicable Prospectus Supplement, the transfer agent, dividend disbursing agent and registrar for each series of preferred stock will be Chase Mellon Shareholder Services L.L.C.

DESCRIPTION OF DEPOSITARY SHARES

    This section sets forth certain general terms and provisions of the depositary shares and depositary receipts which we may elect to issue.

    This section, along with the description in the applicable Prospectus Supplement, is a summary of certain provisions of the deposit agreement relating to the applicable series of Preferred Stock and is not complete. Any such deposit agreement will be filed as an exhibit to or incorporated by reference in the Registration Statement of which this Prospectus is a part.

General

    We may, at our option, elect to offer fractional interests in shares of a series of preferred stock, rather than whole shares. If we exercise our option, we will provide for the issuance by a depositary of depositary receipts evidencing depositary shares, each of which will represent a fractional interest (to be specified in the applicable Prospectus Supplement) in a share of a particular series of the Preferred Stock as more fully described below.

    If we offer fractional shares of any series of preferred stock, those shares will be deposited under a separate deposit agreement among us, a depositary bank or trust company selected by us and having its principal office in the United States and having a combined capital and surplus of at least $50,000,000 and the holders from time to time of the depositary receipts issued thereunder by that depositary. The applicable Prospectus Supplement will set forth the name and address of the depositary. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock underlying such depositary share, to all the rights and preferences of the fractional share of preferred stock underlying such depositary share (including dividend, voting, redemption and liquidation rights).

    Until definitive engraved depositary receipts are prepared, upon our written order, the depositary may issue temporary depositary receipts substantially identical to (and entitling the holders thereof to all the rights pertaining to) the definitive depositary receipts but not in definitive form. Definitive depositary receipts will be prepared thereafter without unreasonable delay. Temporary depositary receipts will be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

    The depositary will distribute to the holders of depositary receipts evidencing depositary shares all cash dividends or other cash distributions received in respect of the underlying fractional shares of preferred stock in proportion to their respective holdings of the depositary shares on the relevant record date. The depositary will distribute only the amount that can be distributed without attributing to any holder of depositary shares a fraction of one cent. Any balance not so distributed will be held by the depositary (without liability for interest thereon) and will be added to and treated as part of the next sum received by the depositary for distribution to holders of depositary receipts then outstanding.

    If we distribute property other than cash in respect of shares of preferred stock deposited under a deposit agreement, the depositary will distribute the property received by it to the record holders of depositary receipts evidencing the depositary shares relating to those shares of preferred stock, in proportion, as nearly as may be practicable, to their respective holdings of the depositary shares on the relevant record dates. If the depositary determines that it is not feasible to make such a distribution, the depositary may, with our approval, adopt such method as it deems equitable and practicable to give effect to the distribution, including the sale of the property so received and distribution of the net proceeds from such sale to the holders of the depositary receipts.

    Each deposit agreement will also contain provisions relating to the manner in which any subscription or similar right offered by us to holders of the preferred stock deposited under such deposit agreement will be made available to holders of depositary shares.

Redemption of Depositary Shares

    If the shares of preferred stock deposited under a deposit agreement are subject to redemption, in whole or in part, then, upon any such redemption, the depositary shares relating to those deposited shares will be redeemed from the proceeds received by the depositary as a result of the redemption. Whenever we redeem shares of preferred stock held by a depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the shares of preferred stock so redeemed. The depositary will mail the notice of redemption not less than 20 and not more than 50 days prior to the date fixed for redemption to the record holders of the depositary shares to be so redeemed. The redemption price per depositary share will be equal to the applicable fraction of the per share redemption price of the preferred stock underlying such depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata as may be determined by the depositary.

    Once notice of redemption has been given, from and after the redemption date, the depositary shares called for redemption will no longer be deemed to be outstanding, unless we fail to redeem the shares of preferred stock so called for redemption. On the redemption date, all rights of the holders of depositary shares will cease, except for the right to receive the monies payable upon such redemption and any money or other property to which the holders of depositary shares were entitled upon such redemption, upon surrender to the depositary of the depositary receipts evidencing depositary shares.

Voting Rights

    As soon as practicable after receipt of notice of any meeting at which the holders of shares of preferred stock deposited under a deposit agreement are entitled to vote, the depositary will mail the information contained in that notice of meeting (and any accompanying proxy materials) to the holders of the depositary shares relating to such preferred stock as of the record date for such meeting. Each such holder will be entitled, subject to any applicable restrictions, to instruct the depositary as to the exercise of the voting rights of the preferred stock represented by such holder's depositary shares. The depositary will attempt to vote the preferred stock represented by those depositary shares in accordance with the holder's instructions, and we will agree to take all action deemed necessary by the depositary to enable the depositary to do so. The depositary will abstain from voting shares of preferred stock deposited under a deposit agreement if it has not received specific instructions from the holders of the depositary shares representing those shares.

Withdrawal of Stock

    Upon surrender of depositary receipts at the principal office of the depositary (unless the depositary shares evidenced by the depositary receipts have previously been called for redemption), and subject to the terms of the deposit agreement, the owner of the depositary shares shall be entitled to delivery of whole shares of preferred stock and all money and other property, if any, represented by those depositary shares. Fractional shares of preferred stock will not be delivered. If the depositary receipts surrendered by the holder evidence depositary shares in excess of those representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the depositary shares. Holders of shares of preferred stock which are withdrawn will not thereafter be entitled to deposit such shares under a deposit agreement or to receive depositary shares. We do not expect that there will be any public trading market for the preferred stock, except as represented by depositary shares.

Amendment and Termination of the Deposit Agreement

    We may from time to time amend the form of depositary receipt evidencing any depositary shares and any provision of a deposit agreement by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the existing holders of depositary shares will not be effective unless and until approved by the holders of at least a majority of the depositary shares then outstanding under that deposit agreement. Each deposit agreement will provide that each holder of depositary shares who continues to hold those depositary shares at the time an amendment becomes effective will be deemed to have consented to the amendment and will be bound by that amendment. Except as may be necessary to comply with any mandatory provisions of applicable law, no amendment may impair the right, subject to the terms of the deposit agreement, of any holder of any depositary shares to surrender the depositary receipt evidencing those depositary shares to the depositary together with instructions to deliver to the holder the whole shares of preferred stock represented by the surrendered depositary shares and all money and other property, if any, represented thereby. A deposit agreement may be terminated by us or the depositary only if:

  (1)
  all outstanding depositary shares issued under the deposit agreement have been redeemed; or
  (2)
  there has been a final distribution in respect of the preferred stock relating to those depositary shares in connection with any liquidation, dissolution or winding up of the Company and the amount received by the depositary as a result of that distribution has been distributed by the Depositary to the holders of those depositary shares.

Charges of Depositary

    We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of any depositary in connection with the initial deposit of preferred stock and the initial issuance of the depositary shares and any redemption of such preferred stock. Holders of depositary shares will pay any other taxes and charges incurred for their accounts as are provided in the deposit agreement.

Miscellaneous

    Each depositary will forward to the holders of depositary shares issued by that depositary all reports and communications from us that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock held by the depositary. In addition, each depositary will make available for inspection by the holders of those depositary shares, at the principal office of such depositary and at such other places as it may from time to time deem advisable, all reports and communications received from us that are received by such depositary as the holder of preferred stock.

    Neither we nor any depositary will assume any obligation or will be subject to any liability under a deposit agreement to holders of the depositary shares other than for its negligence or willful misconduct. Neither we nor any depositary will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under a deposit agreement. The obligations of us and any depositary under a deposit agreement will be limited to performance in good faith of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and any depositary may rely on written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary shares or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and Removal of Depositary

    A depositary may resign at any time by delivering to us notice of its election to resign, and we may remove any depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000.

Federal Income Tax Consequences

    Owners of the depositary shares will be treated for federal income tax purposes as if they were owners of the preferred stock represented by such depositary shares. Accordingly, the owners will be entitled to take into account for federal income tax purposes income and deductions to which they would be entitled if they were holders of the preferred stock. In addition:

  •
  no gain or loss will be recognized for federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares;
  •
  the tax basis of each share of preferred stock to an exchanging owner of depositary shares will, when exchanged, be the same as the aggregate tax basis of the depositary shares being exchanged; and
  •
  the holding period for preferred stock in the hands of an exchanging owner of depositary shares will include the period during which that person owned the depositary shares.

BOOK-ENTRY PROCEDURES AND SETTLEMENT

    Any series of preferred stock (and the depositary shares relating to such series) may be issued in certificated or book-entry form, as specified in the applicable Prospectus Supplement. Book-entry preferred stock or depositary shares will be issued in the form of a single global stock certificate or a single global depositary receipt (as the case may be) registered in the name of the nominee of The Depository Trust Company or any successor or alternate depositary we select.

    The depositary has provided us the following information: The depositary is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. The depositary holds securities that have been deposited by its participating organizations, which are called "participants." The depositary also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through computerized records for participants' accounts. This eliminates the need to exchange certificates. Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. The depositary is owned by a number of its participants and by the NYSE, the AMEX and the NASD. The depositary's book-entry system also is used by other organizations such as securities brokers and dealers, banks, and trust companies that work through a participant. Persons who are not participants may beneficially own securities held by the depositary only through participants. The rules applicable to the depositary and its participants are on file with the SEC.

    Upon our issuance of any preferred stock or depositary shares that will be represented by a global security, the depositary will immediately credit on its book-entry system the respective amounts of preferred stock or depositary shares represented by the global security to participants' accounts. The accounts to be credited will be designated by our agents, or by us if we directly offer and sell the preferred stock or depositary shares. Ownership of beneficial interests in a global security will be limited to participants or persons that hold interests through the participants. Beneficial ownership interests in a global security will be shown on, and transfers of those interests will be made only through, records maintained by the depositary's participants or persons holding interests through participants. Please note, the laws of some states require that certain purchasers of securities take physical delivery of these securities in definitive form. These limits and laws may impair the ability to transfer beneficial interest in a global security.

    Unless the global security is exchanged in whole or in part for the relevant definitive security representing preferred stock or depositary shares, the global security cannot be transferred. However, the depositary, its nominees and their successors may transfer a global security as a whole to one another. This means we will not issue certificates to you. Until the relevant definitive security representing preferred stock or depositary shares is issued, the depositary, not you, will be considered the holder of preferred stock or depositary shares represented by a global security. We have described below the only circumstances where preferred stock or depositary shares represented by a global security will be exchangeable for certificates representing preferred stock or depositary shares.

    We will pay dividends and other distributions on the preferred stock or depositary shares to the depositary or its nominee. We and the depositary will treat the nominee as the owner of the global securities for all purposes. Neither we nor the depositary will have any responsibility or liability for any aspect of the records relating to or payments made on account of your beneficial ownership interests in a global security or for maintaining, supervising or reviewing the records relating to you as the owner of a beneficial interest in such global securities. We expect that the depositary will credit immediately the respective accounts of the participants upon receipt of any dividend payment or other distribution on a global security. We expect that participants' payments to owners of the beneficial interests in a global security will be governed by standing customer instructions and customary practices, and will be the participants' responsibility.

    The depositary nominee is the only person who can exercise a right to repayment of a global security. If you own a beneficial interest in a global security and want to exercise a right to repayment, then you must instruct your participant (for example, your broker) to notify the nominee of your desire to exercise such right. Different participants have different procedures for accepting instructions from their customers (for example, cut-off times for notice), and accordingly, you should consult your participant to inform yourself about their particular procedures.

    Unless otherwise specified in the applicable Prospectus Supplement, preferred stock or depositary shares will be issued initially as book-entry preferred stock or depositary shares. Generally, we will issue book-entry preferred stock or depositary shares only in the form of global securities. Preferred stock or depositary shares represented by a global security may be exchanged for the relevant definitive security with the same terms in authorized denominations if:

  •
  the depositary notified us that it is unwilling or unable to continue as a depositary and a successor depositary is not appointed by us within 90 days; or
  •
  we determine not to have any preferred stock or depositary shares represented by a global security.

    In these circumstances, you will be entitled to physical delivery of a definitive certificate or other instrument evidencing such preferred stock or depositary shares in an amount equal to your beneficial ownership interest and registered in your name.

PLAN OF DISTRIBUTION

    We may sell the securities in any of four ways:

  •
  to underwriters (including Bear Stearns) or dealers, who may act directly or through a syndicate represented by one or more managing underwriters (including Bear Stearns);
  •
  through broker-dealers (including Bear Stearns) we have designated to act on our behalf as agents;
  •
  directly to one or more purchasers; or
  •
  directly to the public through Bear Stearns utilizing DAiSSSM (Dutch Auction internet Syndication SystemSM), a rules-based, proprietary, single-priced, modified Dutch Auction syndication system for the pricing and allocation of securities.

    Each Prospectus Supplement will set forth the manner and terms of an offering of securities, including:

  •
  whether that offering is being made to underwriters or through agents or directly;
  •
  the rules and procedures for the auction process through DAiSSSM, if used;
  •
  any underwriting discounts, dealer concessions, agency commissions and any other items that may be deemed to constitute underwriters', dealers' or agents' compensation;
  •
  the securities' purchase price or initial public offering price; and
  •
  the proceeds we anticipate from the sale of the securities.

    When securities are to be sold to underwriters, unless otherwise set forth in the applicable Prospectus Supplement, the underwriters' obligations to purchase those securities will be subject to certain conditions precedent. If the underwriters purchase any of the securities, they will be obligated to purchase all of the securities. The underwriters will acquire the securities for their own accounts and may resell them, either directly to the public or to securities dealers, at various times in one or more transactions, including negotiated transactions, either at a fixed public offering price or at varying prices determined at the time of sale.

    Any initial public offering price and any concessions allowed or reallowed to dealers may be changed intermittently.

    To the extent that any securities underwritten by Bear Stearns are not resold by Bear Stearns for an amount at least equal to their public offering price, the proceeds from the offering of those securities will be reduced. Until resold, any such preferred stock and depositary shares will be treated as if they were not outstanding. Bear Stearns intends to resell any of those securities at various times after the termination of the offering at varying prices related to prevailing market prices at the time of sale, subject to applicable prospectus delivery requirements.

    Unless otherwise indicated in the applicable Prospectus Supplement, when securities are sold through an agent, the designated agent will agree, for the period of its appointment as agent, to use its best efforts to sell the securities for our account and will receive commissions from us as will be set forth in the applicable Prospectus Supplement.

    Securities bought in accordance with a redemption or repayment under their terms also may be offered and sold, if so indicated in the applicable Prospectus Supplement, in connection with a remarketing by one or more firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the Prospectus Supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed by them.

    If so indicated in the applicable Prospectus Supplement, we will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the Prospectus Supplement. These contracts will be subject only to those conditions set forth in the applicable Prospectus Supplement, and the Prospectus Supplement will set forth the commissions payable for solicitation of these contracts.

    Underwriters and agents participating in any distribution of securities may be deemed "underwriters" within the meaning of the Securities Act and any discounts or commissions they receive in connection with the distribution may be deemed to be underwriting compensation. Those underwriters and agents may be entitled, under their agreements with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments that they may be required to make in respect of those civil liabilities. Various of those underwriters or agents may be customers of, engage in transactions with or perform services for us or our affiliates in the ordinary course of business.

    Following the initial distribution of any series of securities (and in the case of shares of preferred stock, subject to obtaining approval or exemption from the NYSE), Bear Stearns may offer and sell previously issued securities of that series at various times in the course of its business as a broker-dealer. Bear Stearns may act as principal or agent in those transactions. Bear Stearns will use this Prospectus and the Prospectus Supplement applicable to those securities in connection with those transactions. Sales will be made at prices related to prevailing prices at the time of sale.

    In order to facilitate the offering of certain securities under this Registration Statement or an applicable Prospectus Supplement, certain persons participating in the offering of those securities may engage in transactions that stabilize, maintain or otherwise affect the price of those securities during and after the offering of those securities. Specifically, if the applicable Prospectus Supplement permits, the underwriters of those securities may over-allot or otherwise create a short position in those securities for their own account by selling more of those securities than have been sold to them by us and may elect to cover any such short position by purchasing those securities in the open market.

    In addition, the underwriters may stabilize or maintain the price of those securities by bidding for or purchasing those securities in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of securities to the extent that it discourages resales of the securities. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such transactions, if commenced, may be discontinued at any time.

    We may from time to time offer securities directly to the public through Bear Stearns and may utilize DAiSSSM, a rules-based, proprietary, single-priced, modified Dutch Auction syndication system for the pricing and allocation of such securities. DAiSSSM allows bidders to directly participate, through Internet access to an auction site, by submitting conditional offers to buy (each, a "bid") that are subject to acceptance by the underwriter, and which may directly affect the price at which such securities are sold.

    The final offering price at which securities will be sold and the allocation of securities among bidders will be based solely on the results of the auction, subject to possible stabilization activity previously described.

    During an auction, DAiSSSM will present to each bidder, on a real-time basis, the clearing spread at which the offering would be sold, based on the bids submitted and not withdrawn, and whether a bidder's individual bids would be accepted, prorated or rejected. Upon completion of the auction, the offering price of the securities will be the lowest spread at which the aggregate dollar amount of bids submitted, and not removed, at that spread and lower spreads equals or exceeds the size of the offering as disclosed in the Prospectus Supplement which is the final clearing spread. If DAiSSSM is utilized, prior to the auction we and Bear Stearns will establish minimum admissible bids, maximum quantity restrictions and other specific rules governing the auction process, all of which will be made available to bidders in the offering cul-de-sac and described in the Prospectus Supplement.

    Bids at a lower spread than the final clearing spread will be fully allocated. Bids at the final clearing spread will be prorated based on the time of submission and pursuant to the allocation procedures in the auction rules. Bids above the final clearing spread will receive no allocation.

    If an offering is made using DAiSSSM you should review the auction rules, as displayed in the offering cul-de-sac and described in the Prospectus Supplement, for a more detailed description of the offering procedures.

    Because Bear Stearns is our wholly owned subsidiary, each distribution of securities will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

ERISA CONSIDERATIONS

    Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), prohibits the borrowing of money, the sale of property and certain other transactions involving the assets of plans that are qualified under the Code ("Qualified Plans") or individual retirement accounts ("IRAs") and persons who have certain specified relationships to them. Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), prohibits similar transactions involving the assets of employee benefit plans that are subject to ERISA ("ERISA Plans"). Qualified Plans, IRAs and ERISA Plans and entities treated for purposes of ERISA and the Code as holding assets thereof are in this Prospectus collectively referred to as "Plans."

    Persons who have such specified relationships are referred to as "parties in interest" under ERISA and as "disqualified persons" under the Code. "Parties in interest" and "disqualified persons" encompass a wide range of persons, including any fiduciary (for example, investment manager, trustee or custodian), any person providing services (for example, a broker), the Plan sponsor, an employee organization any of whose members are covered by the Plan, and certain persons related to or affiliated with any of the foregoing.

    Each of us, Bear Stearns and BSSC may be considered a "party in interest" or "disqualified person" with respect to many Plans, including, for example, IRAs established with us or them. The purchase and/or holding of securities by a Plan with respect to which we, Bear Stearns, BSSC and/or certain of our affiliates is a fiduciary and/or a service provider (or otherwise is a "party in interest" or "disqualified person") could constitute or result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, unless such securities are acquired or held pursuant to and in accordance with an applicable statutory or administrative exemption.

    Applicable exemptions may include certain prohibited transaction class exemptions ("PTCEs") (for example, PTCE 84-14 relating to qualified professional asset managers, PTCE 96-23 relating to certain in-house asset managers, PTCE 90-1 relating to insurance company pooled separate accounts, PTCE 91-38 relating to bank collective trust funds and PTCE 95-60 relating to insurance company general accounts).

    A fiduciary who is responsible for an ERISA Plan engaging in a non-exempt prohibited transaction may be liable for any losses to the Plan resulting from such transaction and may be subject to a penalty under ERISA. Also, Code Section 4975 generally imposes an excise tax on disqualified persons who engage, directly or indirectly, in similar types of non-exempt transactions with the assets of Plans subject to such Section.

    In accordance with ERISA's general fiduciary requirement, a fiduciary with respect to any ERISA Plan who is considering the purchase of securities on behalf of such plan should determine whether such purchase is permitted under the governing plan document and is prudent and appropriate for the ERISA Plan in view of its overall investment policy and the composition and diversification of its portfolio. Plans established with, or for which services are provided by, us, Bear Stearns, BSSC and/or certain of our affiliates should consult with counsel before making any acquisition. Each purchaser of any securities, the assets of which constitute the assets of one or more Plans and each fiduciary that directs such purchaser with respect to the purchase or holding of such securities, will be deemed to represent that the purchase and holding of the securities does not constitute a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available.

EXPERTS

    The consolidated financial statements and the related financial statement schedules incorporated in this prospectus by reference from our 1999 Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated in this Prospectus by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

VALIDITY OF THE SECURITIES

    The validity of the debt securities, the warrants, the preferred stock and the depositary shares will be passed on for us by Cadwalader, Wickersham & Taft, New York, New York.

Principal Executive Office of the Company

THE BEAR STEARNS COMPANIES INC.
245 Park Avenue
New York, New York 10167
USA

Trustee, Registrar and Principal Paying Agent

THE CHASE MANHATTAN BANK
450 West 33rd Street
New York, New York 10001
USA

Paying Agent and Transfer Agent

THE CHASE MANHATTAN BANK
Trinity Towers
9 Thomas More Street
London E1 9YT
England

Legal Advisers

To the Underwriters as to US Law KRAMER LEVIN NAFTALIS & FRANKEL LLP 919 Third Avenue New York, New York 10022 USA	To the Company as to US Law CADWALADER, WICKERSHAM & TAFT 100 Maiden Lane New York, New York 10038 USA
To the Underwriters as to English Law WEIL, GOTSHAL & MANGES One South Place London EC2M 2WG England	To the Company as to English Law CADWALADER, WICKERSHAM & TAFT 55 Gracechurch Street, First Floor London EC3V 0EE England

Auditors of the Company

DELOITTE & TOUCHE LLP
2 World Financial Center
New York, New York 10281
USA

Listing Agent and International Coordinator

BEAR, STEARNS INTERNATIONAL LIMITED
One Canada Square
London E14 5AD
England

     We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus supplement and the accompanying prospectus. You must not rely on any unauthorized information. This prospectus supplement and the accompanying prospectus is not an offer to sell or buy any securities in any jurisdiction where it is unlawful. The information in this prospectus supplement is current as of August 10, 2000 and the information in the accompanying prospectus is current as of August 8, 2000.

US$600,000,000

The Bear Stearns
Companies Inc.

7.80% Global
Notes due 2007

PROSPECTUS SUPPLEMENT

Bear, Stearns & Co. Inc.
Bear, Stearns International Limited

ABN AMRO
Banc of America Securities LLC
Banc One Capital Markets, Inc.
Barclays Capital
Dresdner Kleinwort Benson
ING Barings/BBL
Wachovia Securities, Inc.
UBS Warburg LLC

August 10, 2000

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